                                                       RULE NO. 424(b)(5)
                                                       REGISTRATION NO. 33-80419


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 23, 1996)

$247,244,000

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
DEPOSITOR

HOME EQUITY LOAN TRUST 1996-HS3

RESIDENTIAL FUNDING CORPORATION
MASTER SERVICER

HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 1996-HS3

The Home Equity Loan Trust 1996-HS3 (the "ISSUER" or the "TRUST") will be formed pursuant to a Trust Agreement to be dated as of October 1, 1996 between Residential Funding Mortgage Securities II, Inc. (the "DEPOSITOR") and Wilmington Trust Company, the Owner Trustee. The Issuer will issue $247,244,000 aggregate principal amount of Home Equity Loan-Backed Term Notes, Series 1996-HS3 (the "TERM NOTES"). The Term Notes will be issued pursuant to an Indenture to be dated as of October 1, 1996, between the Issuer and The Chase Manhattan Bank, the Indenture Trustee. Pursuant to the Indenture, the Issuer will also issue an aggregate amount up to the Maximum Variable Funding Balance (as defined herein) of Home Equity Loan-Backed Variable Funding Notes, Series 1996-HS3 (the "VARIABLE FUNDING NOTES") and $21,499,396 initial aggregate principal amount of Home Equity Loan-Backed Certificates, Series 1996-HS3 (the "CERTIFICATES"). The Term Notes and the Variable Funding Notes will have equal priorities and are collectively referred to herein as the "NOTES" and the Notes and the Certificates are collectively referred to herein as the "SECURITIES." Only the Term Notes are offered hereby.

The Term Notes will be secured by the Class A Ownership Interest in a special purpose limited liability company (the "1996-HS3 LLC") created pursuant to an operating agreement (the "OPERATING AGREEMENT") among the Depositor and affiliated entities. The Class A Ownership Interest represents an ownership interest in the 1996-HS3 LLC, and the right to receive certain collections with respect to certain adjustable rate home equity revolving credit loans made or to be made in the future (the "REVOLVING CREDIT LOANS") owned by the 1996-HS3 LLC and secured by first or second deeds of trust or mortgages on residential properties that are one- to four-family properties. In addition, the Class A Ownership Interest will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the "POLICY") issued by AMBAC Indemnity Corporation (the "CREDIT ENHANCER") as described under "Description of the Policy" herein.

                                   AMBAC(R)

Payments of principal and interest on the Term Notes will be made on the 20th day of each month or, if such day is not a business day, then on the next business day, commencing on November 20, 1996 (each, a "PAYMENT DATE"). Interest will accrue on the Term Notes at a floating rate (the "NOTE RATE") during each Interest Period, as described herein. See "Description of the Securities--Interest on the Notes" herein.
                                                  (Continued on following page)
                               ---------------

THE TERM NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE 1996-HS3 LLC, THE MASTER SERVICER, GMAC MORTGAGE OR ANY OF THEIR RESPECTIVE AFFILIATES. NONE OF THE TERM NOTES, THE CLASS A OWNERSHIP INTEREST OR THE UNDERLYING REVOLVING CREDIT LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE 1996-HS3 LLC, THE MASTER SERVICER, GMAC MORTGAGE OR ANY OF THEIR RESPECTIVE AFFILIATES.
                               ---------------

THESE TERM NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ---------------
THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                               ---------------
FOR A DISCUSSION OF SIGNIFICANT MATTERS AFFECTING INVESTMENTS IN THE TERM NOTES, SEE "RISK FACTORS" COMMENCING ON PAGE S-10 HEREIN AND "RISK FACTORS" IN THE PROSPECTUS COMMENCING ON PAGE 9.

The Term Notes will be offered by Residential Funding Securities Corporation, an affiliate of the Depositor, and Morgan Stanley & Co. Incorporated (the "UNDERWRITERS") on a best efforts basis, from time to time to the public, directly or through dealers, in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The termination date of the offering is the earlier to occur of October 30, 1997 or the date on which all of the Term Notes have been sold. Proceeds of the offering will not be placed in any escrow, trust or similar arrangement. The proceeds to the Depositor from any sale of the Term Notes will be equal to the purchase price paid by the purchaser thereof, net of any expenses payable by the Depositor and any compensation payable to the Underwriters and any dealer. The Term Notes are offered by the Underwriters subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify any such offer and to reject any order in whole or in part. It is expected that delivery of the Term Notes will be made on or about October 30, 1996 in book-entry form only through DTC, Cedel and Euroclear as discussed herein, against payment therefor in immediately available funds.

RESIDENTIAL FUNDING SECURITIES CORPORATION                 MORGAN STANLEY & CO.
                                                                INCORPORATED
The date of this Prospectus Supplement is October 24, 1996.

(Continued from previous page)

It is a condition of the issuance of the Term Notes that they be rated "Aaa" by Moody's Investors Service, Inc. ("MOODY'S") and "AAA" by Standard & Poor's Ratings Services ("STANDARD & POOR'S").

The yield to maturity on the Term Notes will depend on the rate and timing of principal payments (including payments in excess of required installments, prepayments in full or terminations, liquidations and repurchases) and the rate and timing of Draws (as defined herein) on the Revolving Credit Loans. The Revolving Credit Loans generally may be prepaid at any time without penalty. The yield to investors on the Term Notes may also be adversely affected to the extent that P&I Collections (as defined herein) allocable to the Class A Ownership Interest (as defined herein) are not sufficient to cover any Interest Shortfalls (as defined herein). See "Certain Yield and Prepayment Considerations" herein and "Yield and Prepayment Considerations" in the Prospectus.

                               ----------------

There is currently no secondary market for the Term Notes. The Underwriters intend to make a secondary market in the Term Notes, but are not obligated to do so. There can be no assurance that a secondary market for the Term Notes will develop or, if it does develop, that it will continue. The Term Notes will not be listed on any securities exchange.

THE TERM NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES BEING OFFERED PURSUANT TO THE DEPOSITOR'S PROSPECTUS DATED MAY 23, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE TERM NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

                               ----------------

UNTIL JANUARY 22, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE TERM NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus.

Issuer......................  The Term Notes will be issued by Home Equity Loan
                              Trust 1996-HS3, a Delaware business trust established pursuant to the Trust Agreement, dated as of October 1, 1996 between the Depositor and the Owner Trustee. The assets of the Issuer will consist of the Class A Ownership Interest (as defined herein) and certain related assets.

The Term Notes..............  $247,244,000 Home Equity Loan-Backed Term Notes,
                              Series 1996-HS3, are offered hereby. The Term Notes will be issued pursuant to an Indenture, dated as of October 1, 1996 between the Issuer and the Indenture Trustee.

Depositor...................  Residential Funding Mortgage Securities II, Inc.
                              (the "DEPOSITOR" or the "COMPANY"). See "The
                              Company" in the Prospectus.

Master Servicer.............  Residential Funding Corporation (the "MASTER
                              SERVICER" or "RESIDENTIAL FUNDING"), an affiliate of the Depositor. See "Residential Funding Corporation" in the Prospectus.

Owner Trustee...............  Wilmington Trust Company.

Indenture Trustee...........  The Chase Manhattan Bank.

Closing Date................  On or about October 30, 1996.

Payment Date................  The 20th day of each month (or, if such day is not a business day, the next business day), beginning on November 20, 1996 (each, a "PAYMENT DATE").

Denominations and             The Term Notes will be issued in minimum
 Registration...............  denominations of $1,000 and integral multiples of
                              $1,000 in excess thereof. The Term Notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Term Notes ("TERM NOTE OWNERS") may elect to hold their Term Notes through DTC, in the United
                              States, or CEDEL or Euroclear, in Europe.
                              Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. No Term Note Owner will be entitled to receive a physical certificate representing such person's interest, except in the event that Definitive Term Notes (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus
                              Supplement to any Term Notes reflect the rights of Term Note Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Term Notes are Book-Entry Notes. See "Description of the
                              Securities--Book-Entry Notes" herein and
                              "Description of the Notes--Form of Notes" in the Prospectus.

The Class A Ownership         As described herein, the Mortgage Pool will be
 Interest...................  conveyed to the 1996-HS3 LLC (the "1996-HS3
                              LLC"), a limited liability company organized under applicable state law. Pursuant to the 1996-
                              HS3 LLC's Operating Agreement, the 1996-HS3 LLC will consist of two classes of ownership interests (the "CLASS A OWNERSHIP INTEREST" and the "CLASS B OWNERSHIP INTEREST"). The Class A
                              Ownership Interest will represent an ownership interest in the 1996-HS3 LLC, and will be entitled to receive certain payments with respect to the Mortgage Pool owned by the 1996-HS3 LLC as described below under "Allocation of P&I
                              Collections."

The Mortgage Pool...........  The Mortgage Pool will consist of a pool of
                              Revolving Credit Loans acquired by Residential Funding pursuant to its Home Equity Program, originated pursuant to Credit Line Agreements and secured by Mortgaged Properties. 97.4% of the Revolving Credit Loans (by Cut-off Date Balance) are secured by second mortgages or deeds of trust and the remainder are secured by first mortgages or deeds of trust. The Mortgage Pool will include the unpaid principal balance of the Revolving Credit Loans as of the close of the latest billing cycle therefor ending prior to October 1, 1996 (the "CUT-OFF DATE BALANCE" and, such date, the "CUT-OFF DATE") and any additions thereto as a result of new advances of money made pursuant to the applicable Credit Line Agreement after such day (the "ADDITIONAL BALANCES" or "DRAWS") except as otherwise provided herein. With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Revolving Credit Loans as of such date. The "PRINCIPAL BALANCE" of a Revolving Credit Loan (other than a Liquidated Revolving Credit Loan) on any day is equal to its Cut-off Date Balance, plus (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the 1996-HS3 LLC prior to such day, minus (ii) all collections credited against the Principal Balance of such Revolving Credit Loan in accordance with the related Credit Line Agreement since the Cut-off Date. The Principal Balance of a Liquidated Revolving Credit Loan after the final recovery of related Liquidation Proceeds shall be zero.

                              The Pool Balance of the Revolving Credit Loans as of the Cut-off Date will be $268,743,396. The Combined Loan-to-Value Ratio (as defined herein) for these Revolving Credit Loans ranged from 9% to 101% and the weighted average Combined Loan-to-Value Ratio based on the Credit Limits of the Revolving Credit Loans will be 83.9% as of the Cut-off Date. The Junior Ratios for the Revolving Credit Loans ranged from 2% to 100%, and the weighted average Junior Ratio will be 23.0%, as of the Cut-off Date. The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans will be 84.9% as of the Cut-off Date. The Principal Balances of the Revolving Credit Loans as of the Cut-off Date ranged from $5 to $378,449 and averaged $34,757. Credit Limits under the Revolving Credit Loans as of the Cut-off Date ranged from $5,096 to $500,000 and averaged $40,950. Each Revolving Credit Loan was originated in the period from June 1994 to September 1996. With respect to 63.9% of the Revolving Credit Loans (by Cut-off Date Balance), the related Mortgaged Properties will be located in California. For a further description of the Revolving Credit Loans, see "Description of the Mortgage Pool" herein.

Interest Payments...........  Interest on the Notes will be paid monthly on each Payment Date, commencing in November 1996, at the Note Rate for the related Interest Period (as defined below), subject to the limitations set forth below which may result in Interest Shortfalls (as described below). The Note Rate for each Interest Period will be a floating rate equal to the lesser of (i) LIBOR plus 0.21% per annum, or, on any Payment Date when the aggregate Principal Balance of the Revolving Credit Loans as of the last day during the related Collection Period is less than 10% of the aggregate Cut-off Date Balance, LIBOR plus 0.42% and (ii) the Maximum Net Loan Rate (as described herein under "Description of the Securities-- Interest on the Notes"). However, on any Payment Date on which interest accrued on the Notes during the related Interest Period exceeds an amount equal to (i) one-twelfth of the product of (a) the aggregate Principal Balance of the Revolving Credit Loans multiplied by (b) the Net Loan Rate Cap (as defined herein), the amount of such difference (any such amount, an "INTEREST SHORTFALL") will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the Note Rate on the Notes (as adjusted from time to time) and will be paid on future Payment Dates only to the extent funds are available therefor as set forth herein under "Description of the Securities-- Allocation of P&I Collections." Interest Shortfalls will not be covered by the Policy and may remain unpaid on the final Payment Date. Interest on the Notes in respect of any Payment Date will accrue from the preceding Payment Date (or in the case of the first Payment Date, from the date of initial issuance of the Notes (the "CLOSING DATE") through the day preceding such Payment Date (each such period, an "INTEREST PERIOD")) on the basis of the actual number of days in the Interest Period and a 360-day year.

Principal Payments..........  On each Payment Date, other than the Payment Date in June 2022, principal payments will be due and payable on the Term Notes in an aggregate amount equal to the pro rata percentage of the Term Notes (based on the outstanding Security Balances (as defined herein) of the Term Notes, the Variable Funding Notes and the Certificates) of either (i) Net Principal Collections (as defined herein) for such Payment Date, so long as no Amortization Event (as defined herein) has occurred and such Payment Date is during the Revolving Period or (ii) Principal Collections for such Payment Date, if an Amortization Event has occurred or if such Payment Date is after the end of the Revolving Period. In addition, on any Payment Date, to the extent of funds available therefor, Term

                              Noteholders will also be entitled to receive principal payments in an aggregate amount generally equal to the pro rata percentage of the Term Notes (based on the outstanding Security Balances of the Term Notes, the Variable Funding Notes and the Certificates) of (i) Liquidation Loss Distribution Amounts (as defined herein), as and to the extent described herein, and (ii) the amount, if any, necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target, to the extent that such amount was paid as a principal distribution on the Class A Ownership Interest. In no event will principal payments on the Notes on any Payment Date exceed the Security Balance thereof on such date. On the Payment Date in June 2022, principal will be due and payable on the Notes in an amount equal to the Security Balance for each such Security remaining outstanding on such Payment Date.

Allocation of P&I             All collections on the Revolving Credit Loans
 Collections................  will be allocated by the Master Servicer in accordance with the terms of the Credit Line
                              Agreements between amounts collected in respect of interest and amounts collected in respect of principal. See "Description of the Servicing
                              Agreement--Allocation of P&I Collections" herein, which describes the calculation of the Interest
                              Collections and the Principal Collections on the Revolving Credit Loans for the Collection Period related to each Payment Date. These amounts are calculated exclusive of the pro rata portion of collections attributable to Additional Balances not conveyed to the 1996-HS3 LLC following an Amortization Event. With respect to any Payment
                              Date, the portion of Principal Collections and Interest Collections that are distributable pursuant to the Servicing Agreement (together, the "P&I COLLECTIONS") will equal (a) Interest
                              Collections for such Payment Date and (b) either
                              (1) at any time during the Revolving Period, so long as an Amortization Event has not occurred, the Net Principal Collections for such Payment
                              Date, or (2) at any time after the end of the Revolving Period, or if an Amortization Event has occurred, Principal Collections for such Payment
                              Date.

                              The Security Balances of the Variable Funding Notes (as described herein) together with the Variable Funding Certificates will be increased from time to time during the Revolving Period (so long as an Amortization Event has not occurred) in consideration for Additional Balances sold to the 1996-HS3 LLC, if Principal Collections are insufficient or unavailable to cover the related Draws, up to the Maximum Variable Funding Balance.

                              Upon the occurrence of an Amortization Event or after the end of the Revolving Period, Principal Collections for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period. On any Payment Date after the end of the Revolving Period, so long as an Amortization Event has not occurred, the acquisition of all Additional Balances will be reflected by an increase in the Security Balance of the Variable Funding Notes together with the Variable Funding Certificates, up to the

                              Maximum Variable Funding Balance at such time, and all Principal Collections will be paid to the then-outstanding Securities. Upon the occurrence of an Amortization Event, no new Additional Balances will be acquired by the 1996-HS3 LLC. The Revolving Period is the period commencing on the Closing Date and ending on October 31, 2001. See "Description of the Securities--Allocation of P&I Collections" for a description of "Amortization Events."

Credit Enhancement..........  The Credit Enhancement provided for the benefit of the Noteholders consists of (a) the
                              Liquidation Loss Distribution Amounts, (b) the Outstanding Reserve Amount, (c) the Policy and
                              (d) the Certificates, each as described below.

                              Liquidation Loss Distribution Amounts: Holders of the Notes will be protected against Liquidation Loss Amounts (other than Excess Loss Amounts (as defined herein)) as a result of the preferential allocation to the Class A Ownership Interest of the Liquidation Loss Distribution Amount (representing excess interest collections, if available), as described herein which will be used to make corresponding payments on the Notes and distributions on the Certificates.

                              Outstanding Reserve Amount: The Outstanding
                              Reserve Amount will be created by distributions of the Special Capital Distribution Amount (as defined herein), if any, on the Class A Ownership Interest. The Outstanding Reserve Amount, if any, will represent overcollateralization which will be available to absorb any Liquidation Loss Amounts (other than Excess Loss Amounts) that are not covered by Liquidation Loss Distribution Amounts. Any Liquidation Loss Amounts not so covered by a Liquidation Loss Distribution Amount or the Outstanding Reserve Amount will be covered by draws on the Policy to the extent provided herein. The "OUTSTANDING RESERVE AMOUNT" available on any Payment Date is the amount, if any, by which the Pool Balance as of the end of the related Collection Period exceeds the aggregate of the Security Balances of all Securities on such Payment Date (after application of Net Principal Collections or Principal Collections, as the case may be, for such date).

                              As of the Closing Date, the Reserve Amount Target is equal to 2.00% of the Cut-off Date Balance; provided, however, that the Reserve Amount Target may increase pursuant to the terms of the Indenture based on specified trigger tests, as further described herein. The Reserve Amount Target may also decrease from time to time pursuant to the terms of the Indenture based on specified trigger tests, as further described herein. See "Description of the Securities-- Allocation of P&I Collections" herein. To the extent the Reserve Amount Target decreases on any Payment Date, the amount of the Principal Collection Distribution Amount will be reduced on such Payment Date and on each subsequent Payment

                              Date to the extent the remaining Outstanding
                              Reserve Amount is in excess of the reduced
                              Reserve Amount Target until the Outstanding
                              Reserve Amount equals the Reserve Amount Target.

                              Policy: On the Closing Date, the Credit Enhancer will issue a Policy in favor of the Owner Trustee on behalf of the Issuer. The Policy will unconditionally and irrevocably guarantee interest on the Class A Ownership Interest at the Guaranteed Rate as described herein plus any Liquidation Loss Amounts allocated to the Class A Ownership Interest. On each Payment Date, a draw will be made on the Policy to cover (a) any shortfall in amounts available to make payments of interest on the Class A Principal Balance at the Guaranteed Rate, (b) any Liquidation Loss Amount (other than any Excess Loss Amount) to the extent not currently covered by Liquidation Loss Distribution Amounts or a reduction in the Outstanding Reserve Amount and (c) any Excess Loss Amounts. Interest Shortfalls will not be covered by the Policy. See "Description of the Policy" herein and "Description of Credit Enhancement" in the Prospectus.

                              The Certificates: In the event the Credit
                              Enhancer fails to make a payment required under the Policy in accordance with its terms or if an Event of Default on the Notes under the Indenture occurs, the amounts to be distributed on the Certificates in respect of interest and principal will be subordinated to the payment of interest and principal on the Notes.

Credit Enhancer.............  AMBAC Indemnity Corporation. See "The Credit
                              Enhancer" herein.

The Variable Funding          Home Equity Loan-Backed Variable Funding Notes,
 Notes......................  Series 1996-HS3. The Variable Funding Notes will be issued pursuant to the Indenture. The Variable
                              Funding Notes will have the same interest rate and will be paid in the same manner as the Term
                              Notes. As of the Closing Date, the Security
                              Balance of the Variable Funding Notes will be zero. See "Description of the Securities--
                              General." The Variable Funding Notes are not offered hereby.

The Certificates............  $21,499,396 initial principal amount of Home
                              Equity Loan-Backed Certificates, Series 1996-HS3. The Certificates will be issued pursuant to the Trust Agreement and will represent fractional undivided interests in the Issuer. The Trust Agreement provides that the principal amount of the Certificates may be increased from time to time by the issuance of (or increase in the principal amount of) additional Certificates referred to as "VARIABLE FUNDING CERTIFICATES." The Certificates are not offered hereby. Interest on the Certificates will be paid monthly on each Payment Date, at a floating rate equal to LIBOR plus the percentage specified in the Trust Agreement. Payments on the Certificates will be subordinate to payments on the Notes, as described herein.

Final Payment of Principal
 on the Notes...............  The Notes will be payable in full on the Payment
                              Date in June 2022, to the extent of the
                              outstanding related Security Balance on such date, if any. In addition, the Issuer will pay the Notes in full upon the exercise by the Master Servicer of its option to purchase all Revolving Credit Loans and all property acquired in respect of such Revolving Credit Loans. See "Description of the Securities-- Maturity and Optional Redemption" herein and "The Agreements-- Termination; Redemption of Notes" in the Prospectus.

Certain Federal Income Tax
 Consequences...............  In the opinion of Thacher Proffitt & Wood, counsel to the Depositor, for federal income tax purposes, the Notes will be characterized as indebtedness and the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership within the meaning of section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool within the meaning of section 7701(i) of the Code.

                              For further information regarding certain federal income tax consequences of an investment in the Notes, see "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus.

Legal Investment ...........
                              THE TERM NOTES WILL NOT CONSTITUTE "MORTGAGE
                              RELATED SECURITIES" FOR PURPOSES OF SMMEA,
                              BECAUSE THE MORTGAGE POOL INCLUDES REVOLVING
                              CREDIT LOANS THAT ARE SECURED BY SUBORDINATE
                              LIENS ON THE RELATED MORTGAGED PROPERTIES.
                              Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Term Notes. See "Legal Investment" herein.

Rating......................  It is a condition to the issuance of the Term
                              Notes that they be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments or Draws of Revolving Credit Loans, the likelihood of the receipt of any amounts in respect of Interest Shortfalls, or the corresponding effect on yield to investors. See "Certain Yield and Prepayment Considerations" and "Ratings" herein.

                                 RISK FACTORS

  PROSPECTIVE NOTEHOLDERS SHOULD CONSIDER, AMONG OTHER THINGS, THE ITEMS DISCUSSED UNDER "RISK FACTORS" WHICH BEGINS ON PAGE 9 IN THE PROSPECTUS AND THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE TERM NOTES:

RISKS ASSOCIATED WITH THE REVOLVING CREDIT LOANS

  Since 97.4% of the Revolving Credit Loans are subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Revolving Credit Loans secured by subordinate mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it is determined to be uneconomical to foreclose on the Mortgaged Property, the Master Servicer may write off the entire outstanding balance of such Revolving Credit Loan as a bad debt. The foregoing considerations will be particularly applicable to Revolving Credit Loans secured by junior liens that have high Combined Loan-to-Value Ratios or low Junior Ratios because it is comparatively more likely that the Master Servicer would determine foreclosure to be uneconomical in the case of such Revolving Credit Loans. Any losses on Revolving Credit Loans, to the extent such losses are not covered by the Liquidation Loss Distribution Amount, a reduction in the Outstanding Reserve Amount, the Policy or the Certificates will be borne by the Noteholders.

  Under the Home Equity Program, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate and, with respect to the Teaser Loans (as defined herein), the Loan Rate at origination will be below the rate that would result from the sum of the then-applicable Index and Gross Margin. The repayment of any Revolving Credit Loan may thus be dependent on the ability of the Mortgagor to make larger interest payments following the adjustment of the Loan Rate and during the life of such Revolving Credit Loan.

  Defaults on mortgage loans are generally expected to occur with greater frequency in their early years. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

  As to 5.0% of the Revolving Credit Loans, borrowers are not required to make any principal payments or are only required to make a small payment of principal until the maturity of such Revolving Credit Loans (the "BALLOON LOANS"). As a result, a borrower generally will be required to pay the entire remaining principal amount of the Balloon Loan at its maturity. The ability of a borrower to make such a payment may depend on the ability of the borrower to obtain refinancing of the balance due on the Balloon Loan. An increase in interest rates over the Note Rate applicable at the time the Balloon Loan was originated may have an adverse effect on the borrower's ability to obtain refinancing or to pay the required monthly payment. Collections on the Revolving Credit Loans may also vary due to seasonal purchasing and payment habits of borrowers.

  With respect to certain Balloon Loans, general credit risk may also be greater to Noteholders than to holders of instruments representing interests in level payment first mortgage loans since no or only a small payment of principal generally is required until after either a five, ten or fifteen year Draw Period under the related Credit Line Agreements. Minimum monthly payments will at least equal and may exceed accrued interest. Even assuming that the Mortgaged Properties provide adequate security for the Revolving Credit Loans, substantial delays could be encountered in connection with the liquidation of Revolving Credit Loans that are delinquent and resulting shortfalls in payments to Noteholders could occur if the Outstanding Reserve Amount has been reduced to zero, the Credit Enhancer were unable to perform on its obligations under the Policy and the balance of the Certificates has been reduced to zero. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Noteholders and thereby reduce the security for the Revolving Credit Loans. In the event any of the Mortgaged Properties fail to provide adequate security for the related Revolving Credit Loans, Noteholders could experience a loss if the Credit Enhancer was unable to perform its obligations under the Policy.

LIMITATIONS AND REDUCTION AND SUBSTITUTION OF CREDIT ENHANCEMENT

  Credit enhancement will be provided for the Notes in the form of Liquidation Loss Distribution Amounts (representing excess interest collections, if available), by the Outstanding Reserve Amount (representing any overcollateralization that may have been established as described herein), by the Policy, and by the subordination provided by the Certificates to the limited extent described herein. None of the Depositor, the Master Servicer, the Program Sellers (as defined herein), GMAC Mortgage nor any of their affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Notes. To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by Liquidation Loss Distribution Amounts, a reduction in the Outstanding Reserve Amount, the Policy or the Certificates, the holders of the Notes will bear all risk of such losses resulting from default by Mortgagors.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

  The Revolving Credit Loans were originated pursuant to Credit Line Agreements, approximately 97.4% (by Cut-off Date Balance) of which are secured by second mortgages or deeds of trust and the remainder of which are first mortgages or deeds of trust. The Mortgaged Properties securing the Revolving Credit Loans consist primarily of residential properties that are one- to four-family properties. As to each Revolving Credit Loan, the Mortgagor represented at the time of origination that the related Mortgaged Property would be owner occupied as a primary, second or vacation home.

  All percentages of the Revolving Credit Loans described herein are approximate percentages determined (except as otherwise indicated) by Cut-off Date Balance.

  The Cut-off Date Balance of the Revolving Credit Loans will be $268,743,396. As of the Cut-off Date, no Revolving Credit Loan will be 30 days or more delinquent. The average Cut-off Date Balance will be $34,757, the minimum Cut-off Date Balance will be $5, the maximum Cut-off Date Balance will be $378,449, the lowest Loan Rate and the highest Loan Rate on the Cut-off Date will be 5.00% and 17.00% per annum, respectively, the weighted average Loan Rate on the Cut-off Date will be 9.18% per annum and the maximum Combined Loan-to-Value Ratio as of the Cut-off Date will be 101%. The weighted average Combined Loan-to-Value Ratio based on the Credit Limits of the Revolving Credit Loans will be 83.9% as of the Cut-off Date. The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans will be 84.9% as of the Cut-off Date. The weighted average Junior Ratio of the Revolving Credit Loans will be approximately 23% as of the Cut-off Date. The latest scheduled maturity of any Revolving Credit Loan will be December 2021. With respect to 63.9% of the Revolving Credit Loans, the related Mortgaged Properties will be located in California.

  As of the Cut-off Date, the Loan Rates on approximately 42.4% of the Revolving Credit Loans (the "TEASER LOANS") will be introductory rates that are lower than the rate that would have been in effect if the applicable Index and Gross Margin at the time these loans were originated were used to determine the Loan Rate. Commencing on their first Adjustment Date, the Loan Rates on the Teaser Loans will be based on the applicable Index and Gross Margin. As of the Cut-off Date, the weighted average months until the Teaser Loans reach their teaser expiration date is approximately two months.

  All of the Revolving Credit Loans were acquired by Residential Funding (in such capacity, the "SELLER") from banks, savings and loan associations, mortgage bankers, investment banking firms and other mortgage loan originators and sellers (the "PROGRAM SELLERS"), under the Seller's Home Equity Program (the "HOME EQUITY PROGRAM") on a servicing released basis.

REVOLVING CREDIT LOAN TERMS

  Interest on each Revolving Credit Loan is calculated based on the average daily balance outstanding during the Billing Cycle, and with respect to each Revolving Credit Loan, the Billing Cycle is the calendar month preceding the related Due Date (as defined herein).

  Each Revolving Credit Loan has a Loan Rate that is subject to adjustment on the first day of each related Billing Cycle commencing on a specified date (each such day, an "ADJUSTMENT DATE") to equal the sum of (a) the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal (the "INDEX") on the first business day of the month in which such Billing Cycle begins, and (b) the Gross Margin specified in the related Mortgage Note, provided, however, that the Loan Rate on each Revolving Credit Loan will in no event be greater than the maximum Loan Rate (the "MAXIMUM LOAN RATE") set forth in the related Mortgage Note (subject to the maximum rate permitted by applicable law). If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the Index on such day will be the highest of the prime rates.

  Each Revolving Credit Loan had a term to maturity from the date of origination of not more than 311 months. The Mortgagor for each Revolving Credit Loan may make a Draw under the related Credit Line Agreement at any time during the Draw Period. The Draw Period will be 5 years (with respect to 27.9% of the Revolving Credit Loans) and 15 years (with respect to 72.1% of the Revolving Credit Loans) from the date of origination thereof. The related Mortgagor will not be permitted to make any Draw during the 10 year period (or, with respect to 0.2% of the Revolving Credit Loans, during a period of no more than 11 years) from the end of the related Draw Period to the related maturity date (the "REPAYMENT PERIOD"). The maximum amount of each Draw with respect to any Revolving Credit Loan is equal to the excess, if any, of the Credit Limit over the outstanding principal balance under such Mortgage Note at the time of such Draw. Each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, but with respect to each Revolving Credit Loan, the related Mortgagor will have the right during the related Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Revolving Credit Loan. Each Mortgagor generally will have access to make Draws with either checks or a credit card, subject to applicable law. The Mortgage Note or Mortgage related to each Revolving Credit Loan will contain a customary "due-on-sale" clause.

  As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances; a decline in the value of the Mortgaged Property significantly below its appraised value at origination; or a payment default by the Mortgagor. However, generally such suspension or reduction will not affect the payment terms for previously drawn balances. The Subservicers and the Master Servicer will have no obligation to investigate as to whether any such circumstances have occurred and may have no knowledge thereof; therefore there can be no assurance that any Mortgagor's ability to receive Draws will be suspended or reduced in the event that the foregoing circumstances occur. In the event of default under a Revolving Credit Loan, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Revolving Credit Loan.

  Prior to the related Repayment Period, the Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount that will be equal to the greatest of (i) 1.00% of the related Account Balance (as defined below) on the last day of the related Billing Cycle, (ii) $100.00 (but not more than the Account Balance) and (iii) the related Finance Charge (as defined below) for such Billing Cycle. Notwithstanding the foregoing, the Master Servicer in its sole discretion may permit the Mortgagor (or may enter into a modification agreement which will allow the Mortgagor) to make monthly payments, with respect to any Billing Cycle during the related Draw Period, in a minimum amount that will be equal to the related Finance Charge for such Billing Cycle. Except as described below, during the related Repayment Period, the Mortgagor will be obligated to make monthly payments consisting of level principal installments which would amortize the Principal Balance by the maturity date, plus current Finance Charges and Additional Charges.

  Notwithstanding the foregoing, with respect to the Balloon Loans, representing approximately 5.0% of the Revolving Credit Loans, the Mortgagor will be obligated to make a payment on the related maturity date in an amount equal to the related Account Balance. Such Balloon Loans will not have a Repayment Period and prior to the related maturity date, the related Mortgagors will be obligated to make minimum monthly payments generally similar to those described in the preceding paragraph. See "Risk Factors--Risks Associated with the Revolving Credit Loans" herein.

  With respect to each Revolving Credit Loan, (a) the "FINANCE CHARGE" for any Billing Cycle generally will be equal to interest accrued on the average daily Principal Balance of such Revolving Credit Loan for such Billing Cycle at the related Loan Rate multiplied by a fraction, the numerator of which is the number of days in such Billing Cycle and the denominator of which is 365 and
(b) the "ACCOUNT BALANCE" on any day generally will be the aggregate of the unpaid principal of the Revolving Credit Loan outstanding at the beginning of such day, plus the sum of any unpaid fees, insurance premiums and other charges (collectively, "ADDITIONAL CHARGES") and any unpaid Finance Charges that are due on such Revolving Credit Loan, plus the aggregate of all related Draws funded on such day, minus the aggregate of all payments and credits that are applied to the repayment of any such Draws on such day. Payments made by or on behalf of the Mortgagor for each Revolving Credit Loan will be applied to any unpaid Finance Charges that are due thereon, prior to application, to any unpaid principal outstanding.

  With respect to each Revolving Credit Loan, the "COMBINED LOAN-TO-VALUE RATIO" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of (i) the Credit Limit and (ii) any outstanding principal balance, at origination of such Revolving Credit Loan, of all other mortgage loans, if any, secured by senior or subordinate liens on the related Mortgaged Property, to the Appraised Value. The "APPRAISED VALUE" for any Revolving Credit Loan will be the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Revolving Credit Loan (which may have been obtained at an earlier time); provided that if such Revolving Credit Loan was originated simultaneously with or not more than 12 months after a senior lien on the related Mortgaged Property, the "APPRAISED VALUE" shall be the lesser of the appraised value at the origination of the senior lien and the sales price for such Mortgaged Property. See "Revolving Credit Loan Program--Underwriting Standards" in the Prospectus.

REVOLVING CREDIT LOAN CHARACTERISTICS

  Set forth below is a description of certain additional characteristics of the Revolving Credit Loans as of the Cut-off Date. Unless otherwise specified, all principal balances of the Revolving Credit Loans are as of the Cut-off Date Balance.

                                 PROPERTY TYPE

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
PROPERTY TYPE                            CREDIT LOANS   BALANCE    DATE BALANCE
-------------                            ------------ ------------ -------------
Condo 1-4 Stories.......................      262     $  7,638,507      2.84%
Leasehold...............................        6          178,707      0.07
PUD--Detached...........................      827       31,381,740     11.68
Modular--Fee Simple.....................        3           66,049      0.02
Single Family--Detached.................    6,411      222,453,545     82.78
Condo--9 or more Stories................       10          568,113      0.21
Townhouse/Rowhouse......................       41        1,182,962      0.44
Mid-rise Condo--5-8 Stories.............        8          239,943      0.09
PUD--Attached...........................      123        3,720,986      1.38
2-4 Units...............................       41        1,312,842      0.49
                                            -----     ------------    ------
  Total.................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

                                OCCUPANCY TYPES

                                                                     PERCENT OF
                                           NUMBER OF                MORTGAGE POOL
OCCUPANCY                                  REVOLVING   CUT-OFF DATE  BY CUT-OFF
(AS INDICATED BY BORROWER)                CREDIT LOANS   BALANCE    DATE BALANCE
--------------------------                ------------ ------------ -------------
Primary Residence........................    7,706     $267,999,714     99.72%
Second/Vacation..........................       26          743,682      0.28
                                             -----     ------------    ------
  Totals.................................    7,732     $268,743,396    100.00%
                                             =====     ============    ======

                               PRINCIPAL BALANCES

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
RANGE OF PRINCIPAL BALANCES              CREDIT LOANS   BALANCE    DATE BALANCE
---------------------------              ------------ ------------ -------------
$      0.01 to  25,000.00...............    3,157     $ 51,539,129     19.18%
  25,000.01 to  50,000.00...............    3,463      126,962,687     47.24
  50,000.01 to  75,000.00...............      645       39,365,005     14.65
  75,000.01 to 100,000.00...............      340       30,776,912     11.45
 100,000.01 to 125,000.00...............       36        4,115,381      1.53
 125,000.01 to 150,000.00...............       35        4,950,596      1.84
 150,000.01 to 175,000.00...............       20        3,257,648      1.21
 175,000.01 to 200,000.00...............       24        4,626,124      1.72
 200,000.01 to 250,000.00...............        6        1,328,695      0.49
 250,000.01 to 300,000.00...............        5        1,442,769      0.54
 300,000.01 and over....................        1          378,449      0.14
                                            -----     ------------    ------
  Totals................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

  The average Principal Balance as of the Cut-off Date will be $34,757.

                           GEOGRAPHICAL DISTRIBUTIONS

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
STATE                                    CREDIT LOANS   BALANCE    DATE BALANCE
-----                                    ------------ ------------ -------------
California..............................    4,524     $171,604,291     63.85%
Florida.................................      372       11,751,431      4.37
Washington..............................      360       10,939,377      4.07
Utah....................................      356       10,518,204      3.91
Colorado................................      372        9,986,805      3.72
Oregon..................................      262        8,609,874      3.20
Georgia.................................      239        6,156,765      2.29
Other(1)................................    1,247       39,176,650     14.59
                                            -----     ------------    ------
  Totals................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

--------
  (1) Other includes states and the District of Columbia under 2% of the Cut-off Date Balance individually.

                         COMBINED LOAN-TO-VALUE RATIOS

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
RANGE OF COMBINED                         REVOLVING   CUT-OFF DATE  BY CUT-OFF
LOAN-TO-VALUE RATIOS(%)                  CREDIT LOANS   BALANCE    DATE BALANCE
-----------------------                  ------------ ------------ -------------
 00.01 to  10.00........................        3     $     46,989      0.02%
 10.01 to  20.00........................       19          584,420      0.22
 20.01 to  30.00........................       43        1,247,357      0.46
 30.01 to  40.00........................       55        2,370,795      0.88
 40.01 to  50.00........................      111        3,748,661      1.39
 50.01 to  60.00........................      162        6,448,829      2.40
 60.01 to  70.00........................      334       12,486,558      4.65
 70.01 to  75.00........................      291       12,122,219      4.51
 75.01 to  80.00........................      922       35,254,519     13.12
 80.01 to  85.00........................      482       16,960,678      6.31
 85.01 to  90.00........................    3,643      122,580,304     45.61
 90.01 to  95.00........................    1,131       36,839,852     13.71
 95.01 to 100.00........................      533       17,959,146      6.68
100.01 and over.........................        3           93,069      0.03
                                            -----     ------------    ------
  Totals................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

  The weighted average Combined Loan-to-Value Ratio based on the Credit Limits of the Revolving Credit Loans as of the Cut-off Date will be 83.86%.

                                 JUNIOR RATIOS

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                RANGE OF                  REVOLVING   CUT-OFF DATE  BY CUT-OFF
            JUNIOR RATIOS(%)             CREDIT LOANS   BALANCE    DATE BALANCE
            ----------------             ------------ ------------ -------------
 0.00 to 5.00...........................       40     $    605,654      0.23%
 5.01 to 10.00..........................      563       12,860,568      4.79
10.01 to 15.00..........................    2,234       70,284,712     26.15
15.01 to 20.00..........................    2,396       80,262,304     29.87
20.01 to 25.00..........................      951       35,137,171     13.07
25.01 to 30.00..........................      495       19,014,769      7.08
30.01 to 40.00..........................      549       23,121,193      8.60
40.01 to 50.00..........................      206       11,225,838      4.18
50.01 to 60.00..........................       87        5,177,187      1.93
60.01 to 70.00..........................       38        1,935,414      0.72
70.01 to 80.00..........................       24        1,198,600      0.45
80.01 to 90.00..........................       12          593,662      0.22
90.01 to 100.00.........................      137        7,326,324      2.73
                                            -----     ------------    ------
 Totals.................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

  The weighted average Junior Ratio as of the Cut-off Date will be 23.03%.

                                   LOAN RATES

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
RANGE OF LOAN RATES(%)                   CREDIT LOANS   BALANCE    DATE BALANCE
----------------------                   ------------ ------------ -------------
Less than 5.500%........................        1     $     18,048      0.01%
 5.501% to 6.000%.......................      547       18,553,741      6.90
 6.001% to 6.500%.......................        1           17,300      0.01
 6.501% to 7.000%.......................      650       22,549,421      8.39
 7.001% to 7.500%.......................    2,025       72,988,021     27.15
 7.501% to 8.000%.......................        1           17,600      0.01
 8.001% to 8.500%.......................      191        5,392,843      2.01
 8.501% to 9.000%.......................      325        8,790,943      3.27
 9.001% to 9.500%.......................      385       15,585,142      5.80
 9.501% to 10.000%......................      160        8,729,907      3.25
10.001% to 10.500%......................      897       24,740,152      9.21
10.501% to 11.000%......................      916       31,796,546     11.82
11.001% to 11.500%......................      635       23,410,728      8.71
11.501% to 12.000%......................      726       25,895,783      9.64
12.001% to 12.500%......................      249        9,180,333      3.42
12.501% and over........................       23        1,076,887      0.40
                                            -----     ------------    ------
  Totals................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

  The weighted average Loan Rate as of the Cut-off Date will be 9.18%.

                                 GROSS MARGINS

                                                                     PERCENT OF
                                           NUMBER OF                MORTGAGE POOL
                                           REVOLVING   CUT-OFF DATE  BY CUT-OFF
RANGE OF GROSS MARGINS(%)                 CREDIT LOANS   BALANCE    DATE BALANCE
-------------------------                 ------------ ------------ -------------
Less than 0.501..........................      725     $ 16,359,544      6.09%
0.501 to 1.000...........................      740       30,711,571     11.43
1.001 to 1.500...........................      352       16,771,019      6.24
1.501 to 2.000...........................      315       12,704,780      4.73
2.001 to 2.500...........................    1,537       45,617,809     16.97
2.501 to 3.000...........................    1,558       55,910,877     20.80
3.001 to 3.500...........................    1,128       40,450,747     15.05
3.501 to 4.000...........................    1,109       39,909,176     14.85
4.001 to 4.500...........................      254        9,663,168      3.60
4.501 to 5.000...........................        8          444,308      0.17
5.001 to 5.500...........................        6          200,397      0.07
                                             -----     ------------    ------
  Totals.................................    7,732     $268,743,396    100.00%
                                             =====     ============    ======

  The weighted average Gross Margin as of the Cut-off Date will be 2.50%.

                         CREDIT LIMIT UTILIZATION RATES

                                                                  PERCENT OF
                                        NUMBER OF                MORTGAGE POOL
RANGE OF CREDIT LIMIT UTILIZATION       REVOLVING   CUT-OFF DATE  BY CUT-OFF
RATES (%)                              CREDIT LOANS   BALANCE    DATE BALANCE
---------------------------------      ------------ ------------ -------------
 00.01 to 10.00.......................       86     $    271,963      0.10%
 10.01 to 20.00.......................      149        1,077,638      0.40
 20.01 to 30.00.......................      165        1,796,177      0.67
 30.01 to 40.00.......................      198        3,295,645      1.23
 40.01 to 50.00.......................      254        4,948,375      1.84
 50.01 to 60.00.......................      278        6,686,347      2.49
 60.01 to 70.00.......................      322        9,259,841      3.45
 70.01 to 80.00.......................      351       11,551,691      4.30
 80.01 to 90.00.......................      400       13,414,470      4.99
 90.01 to 100.00......................    5,498      215,295,987     80.11
100.01 to 110.00......................       31        1,145,262      0.43
                                          -----     ------------    ------
  Totals..............................    7,732     $268,743,396    100.00%
                                          =====     ============    ======

  The weighted average Credit Limit Utilization Rate based on the Credit Limits of the Revolving Credit Loans as of the Cut-off Date will be 84.88%.

                                 CREDIT LIMITS

                                                                   PERCENT OF
                                       NUMBER OF                MORTGAGE POOL BY
                                       REVOLVING   CUT-OFF DATE     CUT-OFF
RANGE OF CREDIT LIMITS                CREDIT LOANS   BALANCE     DATE  BALANCE
----------------------                ------------ ------------ ----------------
$      0.01 to  25,000.00............    2,328     $ 39,028,347       14.52%
  25,000.01 to  50,000.00............    4,015      131,657,545       48.99
  50,000.01 to  75,000.00............      732       39,356,637       14.64
  75,000.01 to 100,000.00............      488       36,486,428       13.58
 100,000.01 to 125,000.00............       43        3,760,622        1.40
 125,000.01 to 150,000.00............       48        5,479,958        2.04
 150,000.01 to 175,000.00............       22        3,082,694        1.15
 175,000.01 to 200,000.00............       42        6,415,571        2.39
 200,000.01 to 250,000.00............        7        1,494,883        0.56
 250,000.01 to 300,000.00............        3          892,706        0.33
 300,000.01 and over.................        4        1,088,005        0.40
                                         -----     ------------      ------
  Totals.............................    7,732     $268,743,396      100.00%
                                         =====     ============      ======

  The aggregate of the Credit Limits as of the Cut-off Date will be $316,622,360.

                               MAXIMUM LOAN RATES

                                                                   PERCENT OF
                                       NUMBER OF                MORTGAGE POOL BY
                                       REVOLVING   CUT-OFF DATE     CUT-OFF
MAXIMUM LOAN RATES(%)                 CREDIT LOANS   BALANCE      DATE BALANCE
---------------------                 ------------ ------------ ----------------
14.000...............................        4     $     89,818        0.03%
16.000...............................       17          494,782        0.18
18.000...............................    7,700      267,750,583       99.63
24.000...............................       11          408,213        0.15
                                         -----     ------------      ------
  Totals.............................    7,732     $268,743,396      100.00%
                                         =====     ============      ======

  The weighted average Maximum Loan Rate as of the Cut-off Date will be 18.00%.

                    MONTHS REMAINING TO SCHEDULED MATURITY

   RANGE OF
    MONTHS                                                        PERCENT OF
 REMAINING TO                         NUMBER OF                MORTGAGE POOL BY
  SCHEDULED                           REVOLVING   CUT-OFF DATE     CUT-OFF
   MATURITY                          CREDIT LOANS   BALANCE      DATE BALANCE
 ------------                        ------------ ------------ ----------------
109-120.............................        1     $     29,276        0.01%
157-168.............................       24        1,204,621        0.45
169-180.............................    2,462       86,727,236       32.27
181-288.............................      216        5,924,901        2.20
289-300.............................    5,018      174,406,626       64.90
301 and over........................       11          450,736        0.17
                                        -----     ------------      ------
  Totals............................    7,732     $268,743,396      100.00%
                                        =====     ============      ======

  The weighted average months remaining to scheduled maturity as of the Cut-off Date will be 256 months.

                               ORIGINATION YEAR

                                                                   PERCENT OF
                                       NUMBER OF                MORTGAGE POOL BY
                                       REVOLVING   CUT-OFF DATE     CUT-OFF
ORIGINATION YEAR                      CREDIT LOANS   BALANCE      DATE BALANCE
----------------                      ------------ ------------ ----------------
1994.................................       61     $  1,845,173        0.69%
1995.................................      387       11,103,467        4.13
1996.................................    7,284      255,794,756       95.18
                                         -----     ------------      ------
  Totals.............................    7,732     $268,743,396      100.00%
                                         =====     ============      ======

                                 LIEN PRIORITY

                                                                    PERCENT OF
                                          NUMBER OF                MORTGAGE POOL
                                          REVOLVING   CUT-OFF DATE  BY CUT-OFF
LIEN PRIORITY                            CREDIT LOANS   BALANCE    DATE BALANCE
-------------                            ------------ ------------ -------------
First Lien..............................      131     $  7,019,124      2.61%
Second Lien.............................    7,601      261,724,272     97.39
                                            -----     ------------    ------
  Totals................................    7,732     $268,743,396    100.00%
                                            =====     ============    ======

UNDERWRITING STANDARDS

  The following is a brief description of the various underwriting standards and procedures applicable to the Revolving Credit Loans. For a more detailed description of the underwriting standards and procedures applicable to the Revolving Credit Loans, see "Revolving Credit Loan Program--Underwriting Standards" in the Prospectus.

  The Seller's underwriting standards with respect to the Revolving Credit Loans generally will conform to those published in the Seller Guide (together with its Servicer Guide, the "GUIDE," as modified from time to time), including the provisions of the Guide applicable to the Home Equity Program. The underwriting standards as set forth in the Guide are continuously revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. Under the Guide, the Revolving Credit Loans are generally underwritten by the related Program Seller or by a designated third party, and the Seller or a designated third party may perform only sample quality assurance reviews to determine whether Revolving Credit Loans purchased by it were underwritten in accordance with applicable standards.

  Each Program Seller is an entity approved by the Seller for participation in the Home Equity Program. Each Program Seller was required at the time of its approval to meet certain eligibility requirements, including minimum origination and net worth levels determined by the Seller. However, there can be no assurance that any Program Seller currently meets such standards. Generally, the Program Seller will have originated the Revolving Credit Loans sold by it to the Seller either directly or through correspondents or loan brokers, and will have underwritten each Revolving Credit Loan prior to funding.

  The underwriting standards set forth in the Guide with respect to Revolving Credit Loans originated under the Home Equity Program generally require that such Revolving Credit Loans be fully documented or that such Revolving Credit Loans be supported by alternative documentation. For fully documented loans, a prospective borrower is required to fill out a detailed application providing pertinent credit information. For alternatively documented loans, a borrower may demonstrate income and employment directly by providing alternative documentation in the form of copies of the borrower's own records relating thereto, rather than by having the originator obtain independent verifications from third parties (such as the borrower's employer or mortgage servicer).

  In determining the adequacy of the mortgaged property as collateral for a Revolving Credit Loan originated under the Home Equity Program, an appraisal is made of each property considered for financing. The Revolving Credit Loans included in the Mortgage Pool generally were originated subject to a maximum CLTV of 100% (except with respect to 3 Revolving Credit Loans which were originated subject to a maximum CLTV of 101%) and a maximum total monthly debt to income ratio of 59%. There can be no assurance that the CLTV or the debt to income ratio for any Revolving Credit Loans will not increase from the levels established at origination.

  The underwriting standards set forth in the Guide with respect to Revolving Credit Loans originated under the Home Equity Program may be varied in appropriate cases. There can be no assurance that every Revolving Credit Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Revolving Credit Loans will be equivalent under all circumstances.

REPRESENTATIONS AND WARRANTIES

  Each Program Seller has made or will make certain limited representations and warranties regarding the related Revolving Credit Loans, as of the date of purchase thereof by the Seller. However, such representations and warranties will not be assigned to the Owner Trustee or the Indenture Trustee for the benefit of the holders of the related series of Securities, and therefore a breach of such representations and warranties will not be enforceable on behalf of the Trust Fund.

                      SERVICING OF REVOLVING CREDIT LOANS

GENERAL

  The Master Servicer will be responsible for servicing the Revolving Credit Loans directly or through one or more Subservicers in accordance with the Guide and the terms of the Servicing Agreement. See "Servicing of Revolving Credit Loans" in the Prospectus.

  Billing statements are mailed monthly by the Subservicers. The statement details the monthly activity on the related Revolving Credit Loan and specifies the minimum payment due to the Subservicers and the available credit line. Notice of changes in the applicable Loan Rate are provided by the related Subservicers to the Mortgagor with such statements. All payments are due by the 25th day of the month with respect to the Revolving Credit Loans subserviced by Bank One (as defined herein) and the 20th day of the month with respect to the Revolving Credit Loans subserviced by GMACMC (as defined herein) (each, a "DUE DATE").

  For information regarding foreclosure procedures, see "Servicing of Revolving Credit Loans--Realization Upon Defaulted Loans" in the Prospectus. Servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in the Master Servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

INITIAL SUBSERVICERS

  Bank One, Columbus, N.A.

  Bank One, Columbus, N.A. ("BANK ONE") is initial Subservicer (an "Initial Subservicer") for 240 of the Revolving Credit Loans or approximately 2.4% of the Cut-off Date Balance, with an aggregate Cut-off Date Balance of $6,548,803. Bank One will act as Initial Subservicer for such Revolving Credit Loans pursuant to a Subservicing Agreement with the Master Servicer. Bank One is engaged primarily in the banking industry and has been servicing home equity lines of credit since 1984. Bank One has been servicing home equity loans under the Goal Line Program since the establishment of the Goal Line Program in March 1994.

  Bank One's executive offices are located at 275 West Schrock Road, Brooksedge 7, Westerville, Ohio.

  GMAC Mortgage Corporation of PA

  GMAC Mortgage Corporation of PA ("GMACMC"), an affiliate of the Depositor, is an Initial Subservicer for 7,492 of the Revolving Credit Loans or approximately 97.6% of the Cut-off Date Balance, with an aggregate Cut-off Date Balance of $262,194,593. GMACMC will act as Initial Subservicer for such Revolving Credit Loans pursuant to a Subservicing Agreement with the Master Servicer. GMACMC is an indirect subsidiary of General Motors Acceptance Corporation. GMACMC is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential and commercial loans.

  GMACMC's executive offices are located at 100 Witmer Road, Horsham, Pennsylvania 19044-0963.

DELINQUENCY AND LOSS EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO

  The following tables summarize the delinquency and loss experience for all home equity lines of credit ("HELOC") loans originated or acquired by the Master Servicer. The data presented in the following tables is for illustrative purposes only, and there is no assurance that the delinquency and loss experience of the Revolving Credit Loans will be similar to that set forth below.

  The information in the tables below has not been adjusted to eliminate the effect of the significant growth in the size of the Master Servicer's HELOC loan portfolio during the periods shown. Accordingly, loss and delinquency as percentages of aggregate principal balance of such HELOC loans serviced for each period would be higher than those shown if certain of such home equity loans were artificially isolated at a point in time and the information showed the activity only with respect to such HELOC loans.

  There can be no assurance that the delinquency experience set forth below will be representative of the results that may be experienced with respect to the Revolving Credit Loans serviced by the Subservicers.

                                       HELOC LOAN PORTFOLIO DELINQUENCY
                                                  EXPERIENCE
                                   --------------------------------------------
                                     AT DECEMBER 31,
                                          1995           AT SEPTEMBER 30, 1996
                                   --------------------  ----------------------
                                   BY NO.   BY DOLLAR    BY NO.    BY DOLLAR
                                     OF     AMOUNT OF      OF      AMOUNT OF
                                   LOANS      LOANS      LOANS       LOANS
                                   ------  ------------  ------  --------------
Total HELOC Loan Portfolio........ 18,804  $634,502,957  30,527  $1,001,502,034
Period of Delinquency
30-59 days........................    220     8,379,410     258       9,953,612
60-89 days........................     54     2,450,979      77       2,928,896
90+ days..........................     76     3,684,127     219      12,017,672
                                   ------  ------------  ------  --------------
Total delinquent loans............    350  $ 14,514,516     554  $   24,900,180
                                   ======  ============  ======  ==============
Percent of Portfolio..............   1.86%         2.29%   1.82%           2.49%

                                                  TOTAL HELOC LOAN FORECLOSURE
                                                           EXPERIENCE
                                                 ------------------------------
                                                                  AT SEPTEMBER
                                                 AT DECEMBER 31,      30,
                                                      1995            1996
                                                 --------------- --------------
Total HELOC Loan Portfolio......................  $634,502,957   $1,001,502,034
Completed Foreclosure(1)........................  $          0   $      811,263
Foreclosure %...................................          0.00%            0.08%
Completed Chargeoffs(2).........................  $    194,311   $    2,515,236
Completed Chargeoff %...........................          0.03%            0.25%
Approved/Pending Foreclosures(3)................  $          0   $    2,549,351
Approved/Pending Foreclosure %..................          0.00%            0.25%
Approved/Pending Chargeoffs(4)..................  $          0   $    6,468,157
Approved/Pending Chargeoff (%)..................          0.00%            0.65%

--------
(1) The aggregate of the outstanding principal balances of the related HELOC loans for which foreclosure proceedings have been completed and resulted in an REO property.
(2) The aggregate of the outstanding principal balances of the related HELOC loans actually charged-off.
(3) The aggregate of the outstanding principal balances of the related HELOC loans for which foreclosure action has been approved and initiated.
(4) The aggregate of the outstanding principal balances of the related HELOC loans approved for charge-off but will not be charged-off until foreclosure or liquidation with respect to the related senior lien is completed.

  As a result of substantial differences between the Revolving Credit Loans and other HELOC loans serviced by the Initial Subservicers with respect to underwriting standards and loan terms and conditions, the loss and delinquency experience of the Initial Subservicers does not provide a sufficient basis for meaningful evaluation of the Initial Subservicers' ability to subservice the Revolving Credit Loans and is therefore not included herein. Furthermore, because none of the Program Sellers sold to the Seller more than 9.8% of the Revolving Credit Loans included in the Mortgage Pool (by Cut-off Date Balance) and as a result of substantial differences between the Revolving Credit Loans and other HELOC loans serviced by the Program Sellers, the loss and delinquency experience of each of the Program Sellers does not provide a sufficient basis for any meaningful evaluation of the Revolving Credit Loans and is therefore not included herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The Servicing Fees for each Revolving Credit Loan are payable out of the interest payments on such Revolving Credit Loan. The weighted average Servicing Fee as of the Cut-off Date will be approximately 0.58% per annum. The Servicing Fees consist of (a) servicing compensation payable to the Master Servicer in respect of its master servicing activities and (b) subservicing and other related compensation retained by the Subservicer. The Master Servicer is obligated to pay certain ongoing expenses associated with its servicing activities and incurred by the Master Servicer in connection with its responsibilities under the Servicing Agreement.

                               THE 1996-HS3 LLC

  As described herein, the Mortgage Pool will be conveyed to the 1996-HS3 LLC, a limited liability company organized under Delaware law. Pursuant to the 1996-HS3 LLC's Operating Agreement, the 1996-HS3 LLC will consist of two classes of ownership interests (the "CLASS A OWNERSHIP INTEREST" and the "CLASS B OWNERSHIP INTEREST"). The assets of the 1996-HS3 LLC will consist of the Revolving Credit Loans including any Additional Balances (except as otherwise described herein) and all of the Depositor's rights under the Purchase Agreement. The limited purpose of the 1996-HS3 LLC is to own its assets, collect the proceeds therefrom and distribute such proceeds in the manner provided in the Operating Agreement, and to exercise any and all rights as assignee of the Purchase Agreement, including the right to purchase Additional Balances. The Issuer, as owner of the Class A Ownership Interest and as managing member, will be responsible for the management of the 1996-HS3 LLC and all decisions concerning the business affairs of the 1996-HS3 LLC and will be entitled to exercise all rights and remedies of the 1996-HS3 LLC against the Seller under the Purchase Agreement and against the Master Servicer under the Servicing Agreement. The Class A Ownership Interest and the Class B Ownership Interest will each represent an ownership interest in the 1996-HS3 LLC, and each will be entitled to receive certain payments with respect to the Mortgage Pool owned by the 1996-HS3 LLC as described below under "Description of the Securities--Allocation of P&I Collections."

                                  THE ISSUER

GENERAL

  The Home Equity Loan Trust 1996-HS3 is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of October 1, 1996 between the Depositor and the Owner Trustee for the purposes described in this Prospectus Supplement. The Trust Agreement constitutes the "GOVERNING INSTRUMENT" under the laws of the State of Delaware relating to business trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Class A Ownership Interest and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

  The Issuer's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below.

                               THE OWNER TRUSTEE

  Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation and its principal offices are located in Wilmington, Delaware.

  Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Trust Agreement or for errors in judgment; provided, however, that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

                             THE INDENTURE TRUSTEE

  The Chase Manhattan Bank, a New York State banking corporation, is the Indenture Trustee under the Indenture. The principal offices of the Indenture Trustee are located in New York, New York.

                              THE CREDIT ENHANCER

  The following information has been supplied by AMBAC Indemnity Corporation (the "CREDIT ENHANCER") for inclusion in this Prospectus Supplement. No representation is made by the Depositor, the Underwriters or any of their affiliates as to the accuracy or completeness of such information.

  The Credit Enhancer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Credit Enhancer primarily insures newly issued municipal bonds. The Credit Enhancer is a wholly owned subsidiary of AMBAC Inc., a 100% publicly held company. Moody's, Standard & Poor's and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Credit Enhancer.

  The Credit Enhancer has entered into pro rata reinsurance agreements under which a percentage of the insurance underwritten pursuant to certain of the Credit Enhancer's municipal bond insurance programs has been and will be assumed by a number of foreign and domestic unaffiliated reinsurers.

  The following table sets forth the Credit Enhancer's capitalization as of December 31, 1993, December 31, 1994, December 31, 1995 and June 30, 1996, respectively, on the basis of generally accepted accounting principles.

                          AMBAC INDEMNITY CORPORATION

                  CAPITALIZATION TABLE (DOLLARS IN MILLIONS)

                               DECEMBER 31, DECEMBER 31, DECEMBER 31, JUNE 30,
                                   1993         1994         1995       1996
                               ------------ ------------ ------------ ---------
                                                                      UNAUDITED
Unearned premiums.............    $  785       $  840       $  906     $  937
Other liabilities.............       192          136          295        286
Stockholder's equity:
  Common Stock................        82           82           82         82
  Additional paid-in capital..       444          444          481        514
  Unrealized gain (loss) on
   bonds; net of tax..........        68          (46)          87         34
  Retained earnings...........       668          782          907        912
                                  ------       ------       ------     ------
Total stockholder's equity....    $1,262       $1,262       $1,557     $1,542
                                  ------       ------       ------     ------
Total liabilities and stock-
 holder's equity..............    $2,239       $2,238       $2,758     $2,765
                                  ======       ======       ======     ======

  For additional financial information concerning the Credit Enhancer, see the audited financial statements of the Credit Enhancer included in Appendix A of this Prospectus Supplement.

  Effective December 31, 1993, the Credit Enhancer adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Debt and Equity Securities" ("STATEMENT 115") with all investments designated as available-for-sale. As required under Statement 115, prior years' financial statements have not been restated. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase the Credit Enhancer's stockholder's equity $63.6 million, net of tax. The adoption of Statement 115 had no effect on earnings.

  The Credit Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes and makes no representation regarding, nor has it participated in the preparation of, the Prospectus Supplement other than the information supplied by the Credit Enhancer and presented under the headings "THE CREDIT ENHANCER" and "DESCRIPTION OF THE POLICY" and in the financial statements hereto.

  THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                         DESCRIPTION OF THE SECURITIES

GENERAL

  The Notes will be issued pursuant to the Indenture dated as of October 1, 1996 between the Issuer and The Chase Manhattan Bank, as Indenture Trustee. The Certificates will be issued pursuant to the Trust Agreement dated as of October 1, 1996 between the Depositor and Wilmington Trust Company, as Owner Trustee. The following summaries describe certain provisions of the Securities, the Indenture and the Trust Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreement. Only the Term Notes are offered hereby.

  The Notes will be secured by the Trust Fund pledged by the Issuer to the Indenture Trustee pursuant to the Indenture which will consist of: (i) the Class A Ownership Interest; (ii) all amounts on deposit in the Payment Account; (iii) the Policy; and (iv) proceeds of the foregoing.

  The Variable Funding Notes and the Variable Funding Certificates initially will be issued to Residential Funding. The Security Balance of the Variable Funding Notes and the Variable Funding Certificates will be increased from time to time during the Revolving Period (as long as an Amortization Event has not occurred) in consideration for Additional Balances sold to the 1996-HS3 LLC under the Purchase Agreement, if Principal Collections are insufficient or unavailable to cover the related Draws. On any Payment Date after the end of the Revolving Period, so long as an Amortization Event has not occurred, the acquisition of all Additional Balances will be reflected in the increase in the Security Balance of the Variable Funding Notes together with the Variable Funding Certificates. All increases in the balances of the Variable Funding Notes together with the Variable Funding Certificates at any time will be made on a proportionate basis in the same proportion as the initial aggregate Security Balance of the Term Notes bears to the initial aggregate Security Balance of the Certificates. Notwithstanding the foregoing, the Security Balance of the Variable Funding Notes together with the Variable Funding Certificates may not exceed an aggregate amount equal to $47,878,964 minus any amounts paid as principal on the Variable Funding Notes and Variable Funding Certificates or such greater amount as may be permitted under the Indenture (the "MAXIMUM VARIABLE FUNDING BALANCE"). Initially the Variable Funding Notes and the Variable Funding Certificates will have no Security Balance.

BOOK-ENTRY NOTES

  The Term Notes will initially be issued as Book-Entry Notes. Term Note Owners may elect to hold their Term Notes through DTC in the United States, or CEDEL or Euroclear, in Europe if they are Participants of such systems, or indirectly through organizations which are Participants in such systems. The Book-Entry Notes will be issued in one or more securities which equal the aggregate principal balance of the Term Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Security Balances of $1,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such security (a "DEFINITIVE TERM NOTE"). Unless and until Definitive Term Notes are issued, it is anticipated that the only "HOLDER" of the Term Notes will be Cede & Co., as nominee of DTC. Term Note Owners will not be Holders as that term is used in the Indenture.

  The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Notes will be recorded on the records of DTC (or of a Participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

  Term Note Owners will receive all payments of principal of, and interest on, the Term Notes from the Indenture Trustee through DTC and DTC Participants. While the Term Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Term Notes and is required to receive and transmit payments of principal of, and interest on, the Term Notes. Participants and Indirect Participants with whom Term Note Owners have accounts with respect to Term Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Term Note Owners. Accordingly, although Term Note Owners will not possess physical certificates, the Rules provide a mechanism by which Term Note Owners will receive payments and will be able to transfer their interest.

  Term Note Owners will not receive or be entitled to receive Definitive Term Notes representing their respective interests in the Term Notes, except under the limited circumstances described below. Unless and until Definitive Term Notes are issued, Term Note Owners who are not Participants may transfer ownership of Term Notes only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer the Term Notes, by book-entry transfer, through DTC for the account of the purchasers of such Term Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Term Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Term Note Owners.

  Under a book-entry format, Beneficial Owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Indenture Trustee to Cede & Co. Payments with respect to Term Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical certificates for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Term Notes in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

  DTC has advised the Indenture Trustee that, unless and until Definitive Term Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Indenture only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by Term Noteholders under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Term Notes which conflict with actions taken with respect to other Term Notes.

  Definitive Term Notes will be issued to Beneficial Owners of the Book-Entry Notes, or their nominees, rather than to DTC, if (a) the Indenture Trustee determines that the DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Indenture Trustee is unable to locate a qualified successor, (b) the Indenture Trustee elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, pursuant to the Indenture, Beneficial Owners having Percentage Interests aggregating at least a majority of the Security Balances of the Term Notes advise the DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

  Upon the occurrence of any of the events described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Term Notes. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue and authenticate Definitive Term Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Term Notes as Holders under the Indenture.

  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Term Notes among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

  For additional information regarding DTC, CEDEL, Euroclear and the Term Notes, see "Description of the Notes--Form of Notes" in the Prospectus.

PAYMENTS

  Payments on the Notes will be made by the Indenture Trustee or the Paying Agent on the 20th day of each month or, if such day is not a Business Day, then the next succeeding Business Day, commencing in November 1996. Payments on the Term Notes will be made to the persons in whose names such Term Notes are registered at the close of business on the day prior to each Payment Date or, if the Term Notes are no longer Book-Entry Notes, on the Record Date. See "Description of the Notes--Payments" in the Prospectus. Payments will be made by check or money order mailed (or upon the request of a Holder owning Term Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Security Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Term Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Holders of such final payment. A "BUSINESS DAY" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the State of California, Minnesota, New York, Illinois or Delaware are required or authorized by law to be closed.

INTEREST ON THE NOTES

  Interest payments will be made on the Notes and the Certificates on each Payment Date at the Note Rate and Certificate Rate, respectively, for the related Interest Period, subject to the limitations set forth below, which may result in Interest Shortfalls. The "NOTE RATE" for an Interest Period will generally be a floating rate equal to the lesser of (i) the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Interest Period) plus (b) 0.21% per annum (or, on any Payment Date when the aggregate Principal Balance of the Revolving Credit Loans as of the last day during the related Collection Period is less than 10% of the aggregate Cut-off Date Balance, LIBOR plus 0.42%) and
(ii) the Maximum Net Loan Rate (as described below). However, on any Payment Date on which interest accrued on the Notes during the related Interest Period exceeds an amount equal to (i) one-twelfth of the product of (a) the aggregate Principal Balance of the Revolving Credit Loans multiplied by (b) the Net Loan Rate Cap (as described below), the amount of such difference (any such amount, an "INTEREST SHORTFALL") will not be included as interest payments on the Notes for such Payment Date and such amount will accrue interest at the Note Rate on the Notes (as adjusted from time to time) and will be paid on future Payment Dates only to the extent funds are available therefor as set forth herein under "--Allocation of P&I Collections." Interest Shortfalls will not be covered by the Policy and may remain unpaid on the final Payment Date. The "CERTIFICATE RATE" for an Interest Period will generally equal the sum of (a) LIBOR, determined as specified in the preceding sentence, plus (b) the percentage specified in the Trust Agreement, which will exceed 0.40% per annum, subject to limitations similar to those set forth above which may result in Interest Shortfalls. The Net Loan Rate Cap will be equal to the weighted average of the Loan Rates as of the last day of the related Billing Cycle (net of 0.77% per annum), adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the related Interest Period and a year assumed to consist of 360 days. The Maximum Net Loan Rate will be equal to (x) (1) one-twelfth of the aggregate principal balance of the Revolving Credit Loans multiplied by the weighted average of the Maximum Loan Rates on the Revolving Credit Loans as of the first day of the calendar month in which the Interest Period begins, minus
(2) the sum of the Servicing Fees and the amount of the premium payable to the Credit Enhancer with respect to the Policy for such Payment Date, divided by
(y) the aggregate Principal Balance of the Notes and Certificates as of such Payment Date, multiplied by (z) 360 divided by the actual number of days in the related Interest Period. For a description of the Maximum Loan Rates on the Revolving Credit Loans, see "Description of the Mortgage Pool--Revolving Credit Loan Characteristics" herein.

  Interest on the Securities in respect of any Payment Date will accrue on the applicable Security Balance from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) through the day preceding such Payment Date (each such period, an "INTEREST PERIOD") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Securities will be funded from payments on the Class A Ownership Interest and, if necessary, from draws on the Policy.

  On each Payment Date, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "TELERATE SCREEN PAGE 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "REFERENCE BANK RATE" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Master Servicer) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Security Balances of all of the Securities then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR BUSINESS DAY" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

  The establishment of LIBOR as to each Interest Period by the Indenture Trustee and the Indenture Trustee's calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

PRINCIPAL PAYMENTS ON THE NOTES

  On each Payment Date, other than the Payment Date in June 2022, principal payments will be due and payable on the Notes in an amount equal to the pro rata percentage (based on the outstanding Security Balances on the Term Notes, the Variable Funding Notes and the Certificates) of the aggregate of the Principal Collection Distribution Amount, together with any Special Capital Distribution Amounts and Liquidation Loss Distribution Amounts (each as defined below) for such Payment Date, as and to the extent described below. On the Payment Date in June 2022, principal will be due and payable on the Notes and distributable on the Certificates in amounts equal to the Security Balance, if any, for each such Security on such Payment Date. In no event will principal payments on the Notes or principal distributions on the Certificates on any Payment Date exceed the Security Balance thereof on such date.

ALLOCATION OF P&I COLLECTIONS

  The Master Servicer on behalf of the 1996-HS3 LLC will establish an account (the "DISTRIBUTION ACCOUNT") into which the Master Servicer will deposit P&I Collections for each Payment Date on the Business Day prior thereto. The Distribution Account will be an Eligible Account and amounts on deposit in the Distribution Account will be invested in Permitted Investments.

  On each Payment Date, P&I Collections will be allocated from the Distribution Account in the following order of priority:

    (i) to the Class A Ownership Interest, the sum of the following:

      (a) as payment of preferred return in an amount equal to accrued interest due and any overdue accrued interest (with interest thereon) at the Class A Preferred Return (as defined herein) on the Class A Principal Balance (as defined herein), calculated as provided in the Operating Agreement;

      (b) an amount equal to the Principal Collection Distribution Amount, applied to reduce the Class A Principal Balance;

      (c) an amount equal to (A) 100% of the Liquidation Loss Amounts (other than any Excess Loss Amounts) on such Payment Date, plus (B) any such Liquidation Loss Amounts (other than any Excess Loss Amounts) remaining undistributed from any preceding Payment Date (together with interest thereon from the date initially distributable to the date paid), provided, that any such Liquidation Loss Amount shall not be required to be paid to the extent that such Liquidation Loss Amount was reflected in the reduction of the Outstanding Reserve Amount (the aggregate amount so distributed under this clause (c) on any Payment Date, a "LIQUIDATION LOSS DISTRIBUTION AMOUNT");

      (d) an additional amount to be applied to reduce the Class A Principal Balance (the aggregate amount so distributed on any Payment Date, the "SPECIAL CAPITAL DISTRIBUTION AMOUNT"), to the extent necessary to bring the Outstanding Reserve Amount up to the Reserve Amount Target; and

      (e) an amount equal to any Interest Shortfalls not previously paid together with interest thereon;

    (ii) to the Class A Ownership Interest and the Class B Ownership Interest, allocated as provided in the Operating Agreement, an amount equal to the excess, if any, of the Outstanding Reserve Amount immediately after the distribution pursuant to clause (i)(c) above over the Reserve Amount Target; and

    (iii) the remaining amount, if any, of the P&I Collections shall be allocated as follows: 10% to the Class A Ownership Interest and 90% to the Class B Ownership Interest, except as otherwise provided pursuant to the Operating Agreement.

  The "CLASS A PREFERRED RETURN" equals a rate of LIBOR plus 0.50% per annum (or, on any Payment Date when the aggregate Principal Balance of the Revolving Credit Loans as of the last day during the related Collection Period is less than 10% of the aggregate Cut-off Date Balance, LIBOR plus 0.81% per annum), but not more than the Net Loan Rate Cap plus 0.19%. The "CLASS A PRINCIPAL BALANCE," as of any Payment Date, equals (i) the Principal Balance of the Revolving Credit Loans minus (ii) the Outstanding Reserve Amount.

  For any Payment Date, the "PRINCIPAL COLLECTION DISTRIBUTION AMOUNT" will equal (i) Net Principal Collections for such Payment Date so long as no Amortization Event has occurred and such Payment Date is during the Revolving Period or (ii) Principal Collections for such Payment Date if an Amortization Event has occurred or if such Payment Date is after the end of the Revolving Period, provided however, on any Payment Date with respect to which the Outstanding Reserve Amount that would result without regard to this proviso exceeds the Reserve Amount Target, the Principal Collection Distribution Amount will be reduced by the amount of such excess until the Outstanding Reserve Amount equals the Reserve Amount Target.

  "LIQUIDATION LOSS AMOUNT" means with respect to any Liquidated Revolving Credit Loan, the unrecovered Principal Balance thereof and any unpaid accrued interest thereon at the end of the related Collection Period in which such Revolving Credit Loan became a Liquidated Revolving Credit Loan, after giving effect to the Net Liquidation Proceeds allocable to such Principal Balance in connection therewith.

  To the extent the amount payable pursuant to clause (B) of the definition of Liquidation Loss Distribution Amount is covered by a draw on the Policy, such amount will be available to reimburse the Credit Enhancer for such draws on the Policy with interest thereon (other than those attributable to Excess Loss Amounts).

  A "LIQUIDATED REVOLVING CREDIT LOAN" means, as to any Payment Date, any Revolving Credit Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Servicing Agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

  As to any Payment Date prior to the Payment Date in April 1999, the Reserve Amount Target will be 2.00% of the Cut-off Date Balance. The Reserve Amount Target will increase, however, as of any Payment Date to 2.80% of the Cut-off Date Balance (any such increase, the "Increased Reserve Amount Target") if (i) prior to the Payment Date in September 1998, the aggregate cumulative Liquidation Loss Amounts on the Revolving Credit Loans, plus the outstanding Principal Balance of all Revolving Credit Loans 90 or more days delinquent prior to such Payment Date, equals or exceeds 1.25% of the Cut-off Date Balance; (ii) prior to the Payment Date in September 1999, the aggregate cumulative Liquidation Loss Amounts on the Revolving Credit Loans equals or exceeds 2.45% of the Cut-off Date Balance; or (iii) on or after the Payment Date in September 1999, the aggregate cumulative Liquidation Loss Amounts on the Revolving Credit Loans equals or exceeds 4.20%. As to any Payment Date on or after the Payment Date in April 1999, the Reserve Amount Target (or Increased Reserve Amount Target) will be equal to the lesser of (a) the Reserve Amount Target as of the Cut-off Date (or the Increased Reserve Amount Target) and (b) 4.00% of the Pool Balance as of the beginning of the related Collection Period (but not lower than $1,343,717 (0.5% of the Cut-off Date Balance) (or 5.6% of the Pool Balance as of the beginning of the related Collection Period (but not lower than $1,343,717 (0.5% of the Cut-off Date Balance)) if the Increased Reserve Amount Target is applicable) plus 50% of the outstanding Principal Balance of all Revolving Credit Loans 90 or more days delinquent as of such Payment Date); provided however that any scheduled reduction to the Reserve Amount Target (or Increased Reserve Amount Target) described above shall not be made as of any Payment Date unless (i) the outstanding Principal Balance of the Revolving Credit Loans delinquent 90 days or more averaged over the last six months as a percentage of the aggregate outstanding Principal Balance of all Revolving Credit Loans averaged over the last six months does not exceed 2% and (ii) the aggregate cumulative Liquidation Loss Amounts on the Revolving Credit Loans prior to any such Payment Date occurring during the first year, the second year or the third year (or any year thereafter) after the Payment Date in April 1999 are less than 2.0%, 3.0% and 4.0% respectively, of the aggregate Pool Balance and (iii) there has been no draw on the Policy on such Payment Date that remains unreimbursed. In addition, the Reserve Amount Target or Increased Reserve Amount Target may be reduced with the prior written consent of the Credit Enhancer and the Rating Agencies.

  To the extent the Reserve Amount Target decreases on any Payment Date, the amount of the Principal Collection Distribution Amount will be reduced on such Payment Date and on each subsequent Payment Date to the extent the remaining Outstanding Reserve Amount is in excess of the reduced Reserve Amount Target until the Outstanding Reserve Amount equals the Reserve Amount Target.

  The Indenture Trustee will establish the Payment Account into which the Master Servicer will deposit the portion of the P&I Collections allocable to the Class A Ownership Interest for each Payment Date on the Business Day prior thereto. The Payment Account will be an Eligible Account and may be invested in Permitted Investments.

  On each Payment Date, amounts in the Payment Account, will be allocated to the Securities in the following order of priority:

    (i) to pay accrued interest due (other than any Interest Shortfalls) on the applicable Security Balance of the Term Notes, Variable Funding Notes and the Certificates;

    (ii) to pay principal in an amount equal to the Principal Collection Distribution Amount for such Payment Date on the Term Notes, the Variable Funding Notes and the Certificates, pro rata, based on the outstanding Security Balances thereof;

    (iii) to pay principal on the Term Notes, the Variable Funding Notes and the Certificates, pro rata, based on the outstanding Security Balances, up to the pro rata percentage of Liquidation Loss Distribution Amounts for such Payment Date, except to the extent attributable to Liquidation Loss Amounts for all previous Collection Periods with respect to which payments were made on the Notes and the Certificates by means of a draw on the Policy;

    (iv) to pay the Credit Enhancer the premium for the Policy and any previously unpaid premium for the Policy (with interest thereon);

    (v) to reimburse the Credit Enhancer for prior draws made on the Policy (with interest thereon) (other than those attributable to Excess Loss Amounts);

    (vi) to pay principal on the Term Notes, the Variable Funding Notes and the Certificates, pro rata, based on the outstanding Security Balances on such Payment Date, up to the Special Capital Distribution Amount for such Payment Date;

    (vii) to pay the Term Notes, Variable Funding Notes and the Certificates, any Interest Shortfalls not previously paid together with interest thereon; and

    (viii) any remaining amounts to pay to the Holders of the Certificates specified as the "DESIGNATED CERTIFICATES" under the Trust Agreement.

  The "SECURITY BALANCE" of any Security on any day is, with respect to the Term Notes and the Certificates (other than the Variable Funding Certificates), the respective initial balance thereof as of the Closing Date, and with respect to the Variable Funding Notes and the Variable Funding Certificates, the aggregate principal amount added to the Variable Funding Notes and the Variable Funding Certificates prior to such day, in each case reduced by all payments of principal thereon prior to and as of such day.

  Except as provided below, payments pursuant to clause (i) will be allocated to the Term Notes, Variable Funding Notes and the Certificates pro rata based on the amount of interest each such Security is entitled to receive pursuant to such clause. Except as provided below, payments pursuant to clauses (ii),
(iii) and (vi) will constitute payments of principal and will be allocated among the Term Notes, Variable Funding Notes and Certificates pro rata based on the outstanding Security Balances.

  For any Payment Date as to which a Credit Enhancer Default has occurred and is continuing or if an Event of Default under the Indenture has occurred and is continuing, the priorities of distribution described above will be adjusted such that amounts to be distributed on the Certificates in respect of interest and principal will be subordinated to the payment of interest and principal as required on the Notes. For purposes of the foregoing, required payments of principal on the Notes on each Payment Date will include the pro rata portion allocable to the Notes of all Liquidation Loss Amounts for such Payment Date and for all previous Collection Periods until paid or covered in full, to the extent not otherwise covered by a Liquidation Loss Distribution Amount, a reduction of the Outstanding Reserve Amount or a draw on the Policy. A "CREDIT ENHANCER DEFAULT" shall have occurred if the Credit Enhancer fails to make a payment required under the Policy in accordance with its terms.

  An "AMORTIZATION EVENT" will be deemed to occur upon (i) the occurrence of certain events relating to a violation of the Seller's obligations under the Revolving Credit Loan Purchase Agreement, (ii) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Seller, the 1996-HS3 LLC or the Issuer, (iii) the 1996-HS3 LLC or Issuer becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940, as amended, (iv) a Servicing Default relating to the Master Servicer occurs under the Servicing Agreement and the Master Servicer is the Seller, (v) if the aggregate of all draws under the Policy exceeds 1% of the Cut-off Date Balance or (vi) the Issuer or the 1996-HS3 LLC is determined to be an association taxable as a corporation for federal income tax purposes.

OUTSTANDING RESERVE AMOUNT

  The distribution of the Special Capital Distribution Amount, if any, to the Class A Ownership Interest (and to the Securities) will create overcollateralization equal to the Outstanding Reserve Amount. On each Payment Date, the Outstanding Reserve Amount (as in effect immediately prior to such Payment Date), if any, shall be deemed to be reduced by an amount equal to any Liquidation Loss Amounts (other than any Excess Loss Amounts) for such Payment Date, except to the extent that such Liquidation Loss Amounts were covered on such Payment Date by a Liquidation Loss Distribution Amount (which amount would be so distributed, if available, from any excess interest collections for such Payment Date). Any Liquidation Loss Amounts not so covered will be covered by draws on the Policy to the extent provided herein. However, any Excess Loss Amounts are required to be covered by a draw on the Policy in all cases, without regard to the availability of the Outstanding Reserve Amount, and the Outstanding Reserve Amount will not be reduced by any Excess Loss Amount so long as a corresponding draw on the Policy is made as so required. The "OUTSTANDING RESERVE AMOUNT" available on any Payment Date is the amount, if any, by which (i) the Pool Balance as of the end of the related Collection Period exceeds (ii) the aggregate Security Balances of all of the Securities on such Payment Date (after application of Net Principal Collections or Principal Collections, as the case may be, for such date).

  To the extent that the Outstanding Reserve Amount is insufficient or not available to absorb Liquidation Loss Amounts that are not covered by the Liquidation Loss Distribution Amount, if payments are not made under the Policy as required and the Security Balance of the Certificates is reduced to zero, a Noteholder may incur a loss.

EXCESS LOSS AMOUNT

  On any Payment Date, the "EXCESS LOSS AMOUNT" will be equal to the sum of
(i) any Liquidation Loss Amounts (other than as described in clauses (ii)-(v) below) for the related Collection Period which, when added to the aggregate of such Liquidation Loss Amounts for all preceding Collection Periods exceed $33,592,925, (ii) any Special Hazard Losses in excess of the Special Hazard Amount, (iii) any Fraud Losses in excess of the Fraud Loss Amount, (iv) any Bankruptcy Losses in excess of the Bankruptcy Loss Amount, and (v) certain losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks as described in the Indenture. Excess Loss Amounts will not be covered by any Liquidation Loss Distribution Amount or by a reduction in the Outstanding Reserve Amount. Any Excess Loss Amounts however, will be covered by the Policy, and in the event payments are not made as required under the Policy, such losses will be allocated first to the Certificates and, after the Security Balance of the Certificates is reduced to zero to the Notes pro rata based on the outstanding Security Balances thereof.

  The "SPECIAL HAZARD AMOUNT" shall initially be equal to $3,166,224. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $3,166,224 less the sum of (A) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be equal to an amount calculated pursuant to the terms of the Indenture.

  The "FRAUD LOSS AMOUNT" shall initially be equal to $9,498,671. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the Cut-off Date minus the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses up to such date of determination;
(Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination; and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1% of the aggregate of the Credit Limits of the Revolving Credit Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate of any Liquidation Loss Amounts on the Revolving Credit Loans due to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date the Fraud Loss Amount shall be zero.

  The "BANKRUPTCY AMOUNT" will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount shall equal $100,000 less the sum of any Liquidation Loss Amounts on the Revolving Credit Loans due to such losses up to such date of determination.

THE PAYING AGENT

  The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Noteholders.

MATURITY AND OPTIONAL REDEMPTION

  The Notes will be payable in full on the Payment Date in June 2022, to the extent of the related outstanding Security Balance on such date, if any. In addition a principal payment may be made in partial or full redemption of the Notes, after the Pool Balance is reduced to an amount less than or equal to $26,874,340 (10% of the Cut-off Date Balance), upon the exercise by the Master Servicer of its option to purchase all or a portion of the Revolving Credit Loans and related assets. In the event that all of the Revolving Credit Loans are purchased by the Master Servicer, the purchase price will be equal to the sum of the outstanding Pool Balance and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the Payment Date (including Interest Shortfalls and interest thereon) on which such purchase occurs together with all amounts due and owing to the Credit Enhancer.

  In the event that a portion of the Revolving Credit Loans are purchased by the Master Servicer the purchase price will be equal to the sum of the aggregate Principal Balances of the Revolving Credit Loans so purchased and accrued and unpaid interest thereon at the weighted average of the related Loan Rates on such Revolving Credit Loans through the day preceding the Payment Date on which such purchase occurs together with all amounts due and owing to the Credit Enhancer with respect to the Revolving Credit Loans so purchased. In lieu of a cash payment, if an Amortization Event had previously occurred, all or a portion of such purchase price may be in the form of Additional Balances on other Revolving Credit Loans not previously conveyed to the 1996-HS3 LLC. Any such purchase will be subject to satisfaction of certain conditions specified in the Servicing Agreement, including: (i) the Master Servicer shall have delivered to the Indenture Trustee a "REVOLVING CREDIT LOAN SCHEDULE" containing a list of all Revolving Credit Loans remaining in the 1996-HS3 LLC after such removal; (ii) the Master Servicer shall represent and warrant that no selection procedures reasonably believed by the Master Servicer to be adverse to the interests of the Securityholders or the Credit Enhancer were used by the Master Servicer in selecting such Revolving Credit Loans; and (iii) each Rating Agency shall have been notified of the proposed retransfer and shall not have notified the Master Servicer that such retransfer would result in a reduction or withdrawal of the ratings of the Securities without regard to the Policy.

                           DESCRIPTION OF THE POLICY

  On the Closing Date, the Credit Enhancer will issue the Policy in favor of the Owner Trustee on behalf of the Issuer. The Policy will unconditionally and irrevocably guarantee certain payments on the Class A Ownership Interest. On each Payment Date, a draw will be made on the Policy equal to the sum of (a) the amount by which accrued interest on the Class A Principal Balance at the Guaranteed Rate on such Payment Date exceeds the amount on deposit in the Payment Account available for interest distributions on such Payment Date, (b) any Liquidation Loss Amount (other than any Excess Loss Amount) for such Payment Date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Outstanding Reserve Amount and (c) any Excess Loss Amount for such Payment Date. For purposes of the foregoing, amounts in the Payment Account available for interest distributions on any Payment Date shall be deemed to include all amounts distributed on the Class A Ownership Interest for such Payment Date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount (if any) distributed thereon. Interest Shortfalls will not be covered by the Policy. Pursuant to the terms of the Indenture, draws under the Policy in respect of any Liquidation Loss Amount will be paid on the Notes by the Paying Agent, as principal, pro rata among all of the Securities based on the outstanding Security Balances thereof. In addition, a draw will be made on the Policy to cover certain shortfalls in amounts allocable to the Noteholders and the Certificateholders following the sale, liquidation or other disposition of the assets of the 1996-HS3 LLC in connection with either (a) the liquidation of the Trust Fund as permitted under the Indenture following an Event of Default thereunder, or (b) a termination of the Issuer as required under the Trust Agreement in the event of the bankruptcy of the Holder of the Certificates designated as the "Designated Certificates" in the Trust Agreement. In addition, the Policy will guarantee the payment of the outstanding Security Balance of each Security on the Payment Date in June 2022. In the absence of payments under the Policy, Noteholders will directly bear the credit risks associated with their investment to the extent such risks are not covered by the Certificates or otherwise.

  The "GUARANTEED RATE" is equal to the weighted average of the Note Rate and the Certificate Rate, based on the outstanding Security Balances thereof; provided, however, the Guaranteed Rate shall not exceed the Net Loan Rate Cap related to such Payment Date.

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  PROSPECTIVE NOTEHOLDERS SHOULD CONSIDER, AMONG OTHER THINGS, THE ITEMS DISCUSSED UNDER "YIELD AND PREPAYMENT CONSIDERATIONS" IN THE PROSPECTUS AND THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE TERM NOTES:

  The yield to maturity of the Term Notes will depend on the price paid by the holder for such Note, the Note Rate and the rate and timing of principal payments (including payments in excess of required installments, prepayments in full or terminations, liquidations and repurchases) on the Revolving Credit Loans and the rate and timing of Draws and the allocation thereof.

  In general, if a Term Note is purchased at a premium over its face amount and payments of principal on such Term Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Term
Note is purchased at a discount from its face amount and payments of principal on such Term Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated.

  The rate and timing of defaults on the Revolving Credit Loans will also affect the rate and timing of principal payments on the Revolving Credit Loans and thus the yield on the Term Notes. There can be no assurance as to the rate of losses or delinquencies on any of the Revolving Credit Loans, however, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Revolving Credit Loans with high Combined Loan-to-Value Ratios or low Junior Ratios. In addition, because borrowers of Balloon Loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with Balloon Loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" herein. To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by the Liquidation Loss Distribution Amount, a reduction in the Outstanding Reserve Amount, the Policy or the Certificates, holders of the Term Notes will bear all risk of such losses resulting from default by Mortgagors. See "Risk Factors--Limitations, Reduction and Substitution of Credit Enhancement" in the Prospectus. Even where the Policy covers all losses incurred on the Revolving Credit Loans, the effect of losses may be to increase prepayment rates on the Revolving Credit Loans, thus reducing the weighted average life and affecting the yield to maturity.

  With respect to the Teaser Loans representing 42.4% of the Cut-off Date Balance, the Loan Rate at origination is below the rate that would result from the sum of the then-applicable Index and Gross Margin. The repayment of any such Teaser Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the initial adjustment of the Loan Rate.

  In addition, the repayment of any Revolving Credit Loan may be dependent on the ability of the Mortgagor to make larger interest payments following the adjustment of the Loan Rate and during the life of such Revolving Credit Loan.

  There can be no assurance as to the rate of principal payments and Draws on the Revolving Credit Loans. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Revolving Credit Loans may be much more volatile than for typical first lien mortgage loans. See "Yield and Prepayment Considerations" in the Prospectus and "Risk Factors" herein.

  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Term Notes will be influenced by, among other things, the rate of principal payments and Draws on the Revolving Credit Loans.

  The prepayment model used in this Prospectus Supplement, the Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of HELOC loans prepays at a specified constant annual rate of CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 30% of CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Revolving Credit Loans will prepay at that or any other rate.

  The tables set forth below are based on a CPR, constant draw rate (which for purposes of the assumptions is the amount of Additional Balances on the Revolving Credit Loans drawn each month expressed as an annualized percentage of the Pool Balance outstanding at the beginning of such month) and optional termination assumptions as indicated in the tables below. For the following tables, it was assumed that the Revolving Credit Loans have been aggregated into three pools, one pool with a principal balance of $180,480,140, a second pool with a principal balance of $13,369,197 and a third pool with a principal balance of $74,894,060. Further, Revolving Credit Loans with respect to the three pools are assumed to have Loan Rates of 8.90% per annum, 8.33% per annum and 9.98% per annum, respectively, which will adjust to 10.47% per annum, 10.89% per annum and 11.39% per annum in the first month, respectively, Credit Limit Utilization Rates of 83.36%, 83.07% and 89.14%, respectively, terms in which the loans do not amortize and in which Additional Draws may be made of 174 months, 176 months and 54 months, respectively, and as of the Closing Date, remaining terms to maturity of 294 months, 177 months and 174 months, respectively. In addition, each pool is assumed to have a Servicing Fee Rate of 0.58% per annum and each pool is assumed to have a Policy premium rate equal to the percentage specified in the Policy.

  In addition, it was assumed that (i) payments are made in accordance with the description set forth under "Description of the Securities," (ii) payments on the Notes will be made on the 20th day of each calendar month regardless of the day on which the Payment Date actually occurs commencing in November 1996,
(iii) no extension past the scheduled maturity date of a Revolving Credit Loan is made, (iv) no delinquencies or defaults occur, (v) monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments, (vi) each Revolving Credit Loan is subject to a maximum Credit Utilization Rate of 110%, (vii) there is no restriction on the Maximum Variable Funding Balance, (viii) no Amortization Event occurs, (ix) the scheduled Due Date for each of the Revolving Credit Loans is the first day of each month, (x) each month consists of 30 days, (xi) the Closing Date is October 30, 1996, (xii) for each Payment Date, the Note Rate and the Certificate Rate are equal to 5.585% per annum and 5.775% per annum, respectively, and (xiii) the initial Security Balance of the Term Notes is set forth on the cover page hereof and the initial Security Balance of the Certificates is $21,499,396.

  The actual characteristics and performance of the Revolving Credit Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that the Revolving Credit Loans will prepay and experience Draws at a constant rate until maturity or that all of the Revolving Credit Loans will prepay or experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity of the Revolving Credit Loans could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining term to stated maturity of the Revolving Credit Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Revolving Credit Loans, or actual prepayment experience, will affect the percentages of initial Security Balance outstanding over time and the weighted average life of the Term Notes.

  PERCENTAGE OF ORIGINAL SECURITY BALANCE OUTSTANDING OF THE TERM NOTES (1)(2)

                                                                CPR
                                                   -----------------------------
PAYMENT DATE                                        0%  10%  22% 26% 30% 34% 38%
------------                                       ---- ---- --- --- --- --- ---
Initial...........................................  100  100 100 100 100 100 100
October 1997......................................   98   98  93  88  84  79  74
October 1998......................................   98   98  89  80  71  63  56
October 1999......................................   98   98  84  72  61  51  42
October 2000......................................   98   98  80  65  52  41  32
October 2001......................................   97   96  74  56  43  32  23
October 2002......................................   96   85  56  41  29  21  14
October 2003......................................   94   75  43  29  20  13   9
October 2004......................................   92   66  33  21  14   9   0
October 2005......................................   90   58  25  15   9   6   0
October 2006......................................   87   52  19  11   6   0   0
October 2007......................................   84   45  15   8   4   0   0
October 2008......................................   81   40  11   6   3   0   0
October 2009......................................   78   35   9   4   0   0   0
October 2010......................................   74   31   7   3   0   0   0
October 2011......................................   65   25   5   2   0   0   0
October 2012......................................   60   21   3   0   0   0   0
October 2013......................................   55   17   2   0   0   0   0
October 2014......................................   50   14   2   0   0   0   0
October 2015......................................   44   11   0   0   0   0   0
October 2016......................................   38    9   0   0   0   0   0
October 2017......................................   31    6   0   0   0   0   0
October 2018......................................   23    4   0   0   0   0   0
October 2019......................................   15    0   0   0   0   0   0
October 2020......................................    0    0   0   0   0   0   0
Weighted Average Life (years)..................... 17.0 11.3 7.0 5.5 4.5 3.6 3.0

--------
(1) Assumes (i) that an optional termination is exercised on the first Payment Date when the Pool Balance is less than or equal to 10% of the Cut-off Date Balance and (ii) a constant draw rate of 18%.
(2) All percentages are rounded to the nearest 1%.

                 WEIGHTED AVERAGE LIFE(1) AND FINAL SCHEDULED
                 PAYMENT DATE(2) SENSITIVITY OF THE TERM NOTES
                           TO PREPAYMENTS AND DRAWS

                                                                  CPR(3)
                       --------------------------------------------------------------------------------------------
                            0%            10%          22%          26%          30%          34%          38%
       CONSTANT        ------------- ------------- ------------ ------------ ------------ ------------ ------------
       DRAWRATE        WAL    DATE   WAL    DATE   WAL   DATE   WAL   DATE   WAL   DATE   WAL   DATE   WAL   DATE
       --------        ---- -------- ---- -------- --- -------- --- -------- --- -------- --- -------- --- --------
 0%................... 16.8 May-2020  7.1 Jun-2013 3.5 Sep-2005 2.9 Apr-2004 2.4 Mar-2003 2.1 May-2002 1.8 Aug-2001
10%................... 17.0 Jul-2020 11.3 Dec-2018 5.1 Nov-2010 4.1 Jul-2007 3.3 Jun-2005 2.8 Dec-2003 2.3 Nov-2002
14%................... 17.0 Jul-2020 11.3 May-2019 5.9 Dec-2012 4.7 Apr-2010 3.8 Dec-2006 3.1 Dec-2004 2.6 Aug-2003
18%................... 17.0 Jul-2020 11.3 May-2019 7.0 Dec-2014 5.5 Jul-2012 4.5 Aug-2009 3.6 Jun-2006 3.0 Jul-2004
22%................... 17.0 Jul-2020 11.3 May-2019 8.3 Oct-2016 6.5 May-2014 5.2 Mar-2012 4.2 Jan-2009 3.4 Dec-2005
                                                                  CPR(4)
                       --------------------------------------------------------------------------------------------
                            0%            10%          22%          26%          30%          34%          38%
       CONSTANT        ------------- ------------- ------------ ------------ ------------ ------------ ------------
      DRAW RATE        WAL    DATE   WAL    DATE   WAL   DATE   WAL   DATE   WAL   DATE   WAL   DATE   WAL   DATE
      ---------        ---- -------- ---- -------- --- -------- --- -------- --- -------- --- -------- --- --------
 0%................... 16.9 Apr-2021  7.4 Sep-2020 3.7 Apr-2015 3.1 Oct-2012 2.7 Nov-2010 2.3 Feb-2009 2.0 Aug-2007
10%................... 17.0 Apr-2021 11.3 Mar-2021 5.2 Sep-2018 4.2 Aug-2016 3.5 Apr-2014 2.9 Apr-2012 2.5 Apr-2010
14%................... 17.0 Apr-2021 11.4 Mar-2021 6.0 Sep-2019 4.8 Nov-2017 3.9 Sep-2015 3.3 Aug-2013 2.8 Sep-2011
18%................... 17.0 Apr-2021 11.4 Mar-2021 7.0 May-2020 5.6 Jan-2019 4.5 Feb-2017 3.7 Dec-2014 3.1 Jan-2013
22%................... 17.0 Apr-2021 11.4 Mar-2021 8.3 Oct-2020 6.5 Dec-2019 5.2 Apr-2018 4.3 Apr-2016 3.5 Apr-2014

--------
(1) The weighted average life of the Term Notes is determined by (i) multiplying the amount of each payment allocated to principal by the number of years from the date of issuance to the related Payment Date,
    (ii) adding the results, and (iii) dividing the sum by the original Security Balance thereof.
(2) The final scheduled payment date of the Term Notes is the date on which the Security Balance thereof is reduced to zero.
(3) Assumes that an optional termination is exercised on the first Payment Date when the Pool Balance is less than or equal to 10% of the Cut-off Date Balance.
(4) Assumes no optional termination is exercised.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

  The Revolving Credit Loans to be transferred to the 1996-HS3 LLC by the Depositor were or will be purchased by the Depositor from Residential Funding Corporation (the "SELLER") pursuant to the Purchase Agreement. Under the Purchase Agreement, the Seller has agreed to transfer to the Depositor the Revolving Credit Loans and related Additional Balances. Pursuant to an assignment by the Depositor executed on the Closing Date, upon such transfer to the Depositor, the Revolving Credit Loans will be transferred by the Depositor to the 1996-HS3 LLC, as well as the Depositor's rights in, to and under the Purchase Agreement, which will include the right to purchase Additional Balances. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF REVOLVING CREDIT LOANS

  Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Revolving Credit Loans, the related Credit Line Agreement, mortgages and other related documents (collectively, the "RELATED DOCUMENTS") and all of the Additional Balances thereafter created prior to the occurrence of an Amortization Event. The purchase price of the Revolving Credit Loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the Depositor, as provided in the Purchase Agreement. The purchase price of each Additional Balance is the amount of the related new advance and is payable by the 1996-HS3 LLC, either in cash or in the form of an increase in the Security Balance of the Variable Funding Notes (or, in certain circumstances, the issuance of additional Certificates), as provided in the Purchase Agreement.

  The Purchase Agreement will require that, within the time period specified therein, the Seller, acting on the Depositor's behalf, deliver to the Indenture Trustee (as the 1996-HS3 LLC's agent for such purpose) the

Revolving Credit Loans and the Related Documents. In lieu of delivery of original mortgages, the Seller may deliver true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. In addition, under the terms of the Purchase Agreement, the Seller will be required to record assignments of mortgages relating to such Revolving Credit Loans.

REPRESENTATIONS AND WARRANTIES

  The Seller will also represent and warrant to the Depositor that, among other things, (a) the information with respect to the Revolving Credit Loans set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects and (b) immediately prior to the sale of the Revolving Credit Loans to the Depositor, the Seller was the sole owner and holder of the Revolving Credit Loans free and clear of any and all liens and security interests. The Seller will also represent and warrant to the Depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller and
(b) the Purchase Agreement constitutes a valid transfer and assignment to the Depositor of all right, title and interest of the Seller in and to the Revolving Credit Loans and the proceeds thereof. The benefit of the representations and warranties made to the Depositor by the Seller in the Purchase Agreement will be assigned by the Depositor to the 1996-HS3 LLC.

  Within 90 days of the Closing Date, the Custodian will review or cause to be reviewed the Revolving Credit Loans and the Related Documents and if any Revolving Credit Loan or Related Document is found to be defective in any material respect, which may materially and adversely affect the value of the related Revolving Credit Loan, or the interests of the Indenture Trustee (as pledgee of the Class A Ownership Interest), the Securityholders or the Credit Enhancer in such Revolving Credit Loan and such defect is not cured within 90 days following notification thereof to the Seller and the 1996-HS3 LLC by the Custodian, the Seller will be obligated under the Purchase Agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any such deposit, the Seller may substitute an Eligible Substitute Loan. Any such purchase or substitution will result in the removal of such Revolving Credit Loan required to be removed from the 1996-HS3 LLC (each such Revolving Credit Loan, a "DELETED LOAN"). The obligation of the Seller to remove a Deleted Loan from the 1996-HS3 LLC is the sole remedy regarding any defects in the Revolving Credit Loans and Related Documents available to the 1996-HS3 LLC, the Certificateholders (or the Owner Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Seller.

  With respect to any Revolving Credit Loan, the "REPURCHASE PRICE" is equal to the Principal Balance of such Revolving Credit Loan at the time of any removal described above plus accrued and unpaid interest thereon to the date of removal. In connection with the substitution of an Eligible Substitute Loan, the Seller will be required to deposit in the Custodial Account an amount (the "SUBSTITUTION ADJUSTMENT AMOUNT") equal to the excess of the Principal Balance of the related Deleted Loan over the Principal Balance of such Eligible Substitute Loan.

  An "ELIGIBLE SUBSTITUTE LOAN" is a mortgage loan substituted by the Seller for a Deleted Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Revolving Credit Loan for a Deleted Loan, an aggregate Principal Balance) not in excess of the Principal Balance relating to such Deleted Loan; (ii) have a Loan Rate, Net Loan Rate and Gross Margin no lower than and not more than 1% in excess of the Loan Rate, Net Loan Rate and Gross Margin, respectively, of such Deleted Loan; (iii) have a Combined Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution; (iv) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan; (v) comply with each representation and warranty as to the Revolving Credit Loans set forth in the Purchase Agreement (deemed to be made as of the date of substitution); and (vi) satisfy certain other conditions specified in the Indenture.

  In addition the Seller will be obligated to deposit the Repurchase Price or substitute an Eligible Substitute Loan with respect to a Revolving Credit Loan as to which there is a breach of a representation or warranty in the Purchase Agreement and such breach is not cured by the Seller within the time provided in the Purchase Agreement.

                    DESCRIPTION OF THE SERVICING AGREEMENT

  The following summary describes certain terms of the Servicing Agreement, dated as of October 1, 1996 among the 1996-HS3 LLC, the Indenture Trustee and the Master Servicer. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Servicing Agreement. Whenever particular defined terms of the Servicing Agreement are referred to, such defined terms are thereby incorporated herein by reference. See "Servicing of Revolving Credit Loans" and "The Agreements" in the Prospectus.

P&I COLLECTIONS

  The Master Servicer shall establish and maintain an account (the "CUSTODIAL ACCOUNT") in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments on and any collections received in respect of the Revolving Credit Loans received by it subsequent to the Cut-off Date. The Custodial Account shall be an Eligible Account. On the 15th day of each month or if such day is not a Business Day, the next succeeding Business Day (the "DETERMINATION DATE"), the Master Servicer will notify the Paying Agent and the Indenture Trustee of the amount of aggregate amounts required to be withdrawn from the Distribution Account and deposited into the Payment Account prior to the close of business on the Business Day next succeeding each Determination Date.

  "PERMITTED INVESTMENTS" are specified in the Servicing Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then-current ratings of the Securities.

  The Master Servicer will make the following withdrawals from the Custodial Account and deposit such amounts as follows:

    (i) to the Distribution Account, an amount equal to the P&I Collections on the Business Day prior to each Payment Date; and

    (ii) to pay to itself or the Seller various reimbursement amounts and other amounts as provided in the Servicing Agreement.

  As to any Payment Date, "P&I COLLECTIONS" will equal the sum of (a) Interest Collections for such Payment Date and (b) so long as an Amortization Event has not occurred and if during the Revolving Period, "NET PRINCIPAL COLLECTIONS" for such Payment Date which are the excess, if any, of Principal Collections for such Payment Date over the aggregate amount of Additional Balances created during the related Collection Period and conveyed to the 1996-HS3 LLC, or if such event or date has occurred, Principal Collections for such date. Upon the occurrence of an Amortization Event or after the end of the Revolving Period, Principal Collections for a Collection Period will no longer be applied to acquire Additional Balances during such Collection Period.

  All collections on the Revolving Credit Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "INTEREST COLLECTIONS" will be equal to the sum of (i) the amounts collected during the related Collection Period, including Net Liquidation Proceeds (as defined below), allocated to interest pursuant to the terms of the Credit Line Agreements (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the 1996-HS3 LLC following an Amortization Event), reduced by the Servicing Fees for such Collection Period and (ii) the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the Revolving Credit Loans by the Master Servicer. As to any Payment Date, "PRINCIPAL COLLECTIONS" will be equal to the sum of (i) the amount collected during the related Collection Period, including Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the 1996-HS3 LLC following an Amortization Event) and (ii) the principal portion of the

Repurchase Price for any Deleted Loans, any Substitution Adjustment Amounts and the cash purchase price paid in connection with any optional purchase of the Revolving Credit Loans by the Master Servicer.

  As to any Payment Date other than the first Payment Date, the "COLLECTION PERIOD" is the calendar month preceding the month of such Payment Date.

  "NET LIQUIDATION PROCEEDS" with respect to a Revolving Credit Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Revolving Credit Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Revolving Credit Loan at the end of the Collection Period immediately preceding the Collection Period in which such Revolving Credit Loan became a Liquidated Revolving Credit Loan.

  With respect to any date, the "POOL BALANCE" will be equal to the aggregate of the Principal Balances of all Revolving Credit Loans as of such date owned by the 1996-HS3 LLC. The Principal Balance of a Revolving Credit Loan (other than a Liquidated Revolving Credit Loan) on any day is equal to the Cut-off Date Balance thereof, plus (i) any Additional Balances in respect of such Revolving Credit Loan conveyed to the 1996-HS3 LLC minus (ii) all collections credited against the Principal Balance of such Revolving Credit Loan in accordance with the related Credit Line Agreement prior to such day (exclusive of the pro rata portion thereof attributable to Additional Balances not conveyed to the 1996-HS3 LLC following an Amortization Event). The Principal Balance of a Liquidated Revolving Credit Loan after final recovery of substantially all of the related Liquidation Proceeds which the Master Servicer reasonably expects to receive shall be zero.

               DESCRIPTION OF THE TRUST AGREEMENT AND INDENTURE

  The following summary describes certain terms of the Trust Agreement and the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and the Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

THE TRUST FUND

  Simultaneously with the issuance of the Notes, the Issuer will pledge the Trust Fund to the Indenture Trustee as collateral for the Notes. As pledgee of the Class A Ownership Interest, the Indenture Trustee will be entitled to direct the Issuer, as managing member of the 1996-HS3 LLC, in the exercise of all rights and remedies of the 1996-HS3 LLC against the Seller under the Purchase Agreement and against the Master Servicer under the Servicing Agreement.

REPORTS TO HOLDERS

  The Indenture Trustee will mail to each Holder of Term Notes, at its address listed on the Security Register maintained with the Indenture Trustee, a report setting forth certain amounts relating to the Notes for each Payment Date, among other things:

    (i) the amount of principal, if any, payable on such Payment Date to Securityholders;

    (ii) the amount of interest payable on such Payment Date to Securityholders separately stating the portion thereof in respect of overdue accrued interest;

    (iii) the aggregate Principal Balance of such class of Securities after giving effect to the payment of principal on such Payment Date;

    (iv) P&I Collections for the related Collection Period;

    (v) the aggregate Principal Balance of the Revolving Credit Loans as of the end of the preceding Collection Period;

    (vi) the Special Capital Distribution Amount as of the end of the related Collection Period; and

    (vii) the amount paid, if any, under the Policy for such Payment Date.

  In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 in face amount of Notes.

CERTAIN COVENANTS

  The Indenture will provide that the Issuer may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia, (ii) such entity expressly assumes, by an indenture supplemental to the Indenture, the Issuer's obligation to make due and punctual payments upon the Notes and the performance or observance of any agreement and covenant of the Issuer under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Issuer has received consent of the Credit Enhancer and has been advised that the ratings of the Securities (without regard to the Policy) then in effect would not be reduced or withdrawn by any Rating Agency as a result of such merger or consolidation, (v) any action that is necessary to maintain the lien and security interest created by the Indenture is taken and (vi) the Issuer has received an Opinion of Counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Issuer or to any Noteholder or Certificateholder and (vii) the Issuer has delivered to the Indenture Trustee an officer's certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with the Indenture and that all conditions precedent, as provided in the Indenture, relating to such transaction have been complied with. The Issuer will not, among other things, (i) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of Notes because of the payment of taxes levied or assessed upon the Issuer, (iii) permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the Indenture except as may be expressly permitted thereby or (iv) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof, or any interest therein or the proceeds thereof. The Issuer may not engage in any activity other than as specified under "The Issuer" herein.

MODIFICATION OF INDENTURE

  With the consent of the holders of a majority of each of the outstanding Term Notes and Variable Funding Notes and the Credit Enhancer, the Issuer and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the Indenture, or modify (except as provided below) in any manner the rights of the Noteholders. Without the consent of the holder of each outstanding Note affected thereby and the Credit Enhancer, however, no supplemental indenture will: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment;
(iii) reduce the percentage of the aggregate amount of the outstanding Notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the Issuer, the Depositor or an affiliate of any of them; (v) decrease the percentage of the aggregate principal amount of Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; (vi) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note

(including the calculation of any of the individual components of such calculation); or (vii) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the Indenture, on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

  The Issuer and the Indenture Trustee may also enter into supplemental indentures, with the consent of the Credit Enhancer and without obtaining the consent of the Noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the Indenture that may be inconsistent with any other provision therein.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

  Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Issuer or the related Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Indenture or for errors in judgment; provided, however, that none of the Indenture Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the Indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under such Indenture or by reason of reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Indenture Trustee under the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  For federal income tax purposes, the Notes will not be treated as having been issued with "original issue discount" (as defined in the Prospectus). See "Certain Federal Income Tax Consequences" in the Prospectus.

  Prospective investors in the Notes should see "Certain Federal Income Tax Consequences" and "State and Other Tax Consequences" in the Prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Notes.

                             ERISA CONSIDERATIONS

  Any fiduciary or other investor of Plan assets that proposes to acquire or hold the Term Notes on behalf of or with Plan assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code to the proposed investment. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

  The Term Notes will not constitute "MORTGAGE RELATED SECURITIES" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in mortgage related securities may not be legally authorized to invest in the Term Notes. No representation is made herein as to whether the Term Notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Term Notes as legal investments for such purchasers prior to investing in Term Notes.

                            METHOD OF DISTRIBUTION

  Subject to the terms and conditions set forth in an Underwriting Agreement, dated October 24, 1996 (the "UNDERWRITING AGREEMENT"), the Underwriters have agreed to offer the Term Notes on a best efforts basis and the Depositor has agreed to sell to the Underwriters such Term Notes when and if sold by the Underwriters. The termination date of the offering of the Term Notes is the earlier to occur of October 30, 1997, or the date on which all of such Term Notes have been sold. Proceeds of the offering of the Term Notes will not be placed in any escrow, trust or similar arrangement. It is expected that delivery of the Term Notes will be made only in book-entry form through the facilities of DTC, CEDEL or Euroclear.

  The Underwriters are offering the Term Notes on a best efforts basis and will only be obligated to pay for and accept delivery of any of the Term Notes at such time as they sell such Term Notes.

  In addition, the Underwriting Agreement provides that the obligation of the Underwriters to pay for and accept delivery of the Term Notes is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and Exchange Commission.

  The Depositor has been advised by the Underwriters that they presently intend to make a market in the Term Notes offered hereby; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Term Notes will develop.

  The Underwriting Agreement provides that the Depositor will indemnify the Underwriters and that under limited circumstances the Underwriters will indemnify the Depositor against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

  Residential Funding Securities Corporation is an affiliate of the Depositor.

                                    EXPERTS

  The consolidated balance sheets of the Credit Enhancer, AMBAC Indemnity Corporation, at December 31, 1995 and 1994 and the consolidated statements of operations, stockholder's equity and cash flows of AMBAC Indemnity Corporation for each of the years in the three year period ended December 31, 1995 appearing in Appendix A of this Prospectus Supplement have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein and upon the authority of said firm as experts in accounting and auditing.

  The report of KPMG Peat Marwick LLP covering the consolidated financial statements referred to above of AMBAC Indemnity Corporation refers to the adoption of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," and No. 112, "Employers' Accounting for Postemployment Benefits" in 1993.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Term Notes will be passed upon for the Depositor and Residential Funding Securities Corporation by Thacher Proffitt & Wood, New York, New York.

                                    RATINGS

  It is a condition to issuance that the Term Notes be rated "Aaa" by Moody's and "AAA" by Standard & Poor's. The Depositor has not requested a rating on the Term Notes by any rating agency other than Moody's and Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the Term Notes, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Term Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Term Notes by Moody's and Standard & Poor's. A securities rating addresses the likelihood of the receipt by holders of Term Notes of distributions on the Revolving Credit Loans. The rating takes into consideration the structural and legal aspects associated with the Term Notes. The ratings on the Term Notes do not, however, constitute statements regarding the possibility that Holders might realize a lower than anticipated yield. In addition, such ratings do not address the likelihood of the receipt of any amounts in respect of Interest Shortfalls. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  APPENDIX A






                  AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
                   (a wholly owned subsidiary of AMBAC Inc.)

                       Consolidated Financial Statements

                           December 31, 1995 and 1994

                  (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

The Board of Directors
AMBAC Indemnity Corporation:

     We have audited the accompanying consolidated balance sheets of AMBAC Indemnity Corporation and subsidiaries (a wholly owned subsidiary of AMBAC Inc.) as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These consolidated financial statements are the responsibility of AMBAC Indemnity Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AMBAC Indemnity Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the consolidated financial statements, AMBAC Indemnity Corporation has adopted the provisions of the Financial Accounting Standards Board's Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes," No. 115, "Accounting for Certain Investments in Debt and Equity Securities," No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and No. 112, "Employers' Accounting for Postemployment Benefits," in 1993.

/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
New York, New York
January 31, 1996

                  AMBAC Indemnity Corporation and Subsidiaries

                          Consolidated Balance Sheets
                    (Dollars In Thousands Except Share Data)



                                                                   December 31,
                                                             -------------------------
                                                                1995           1994
                                                             ----------     ----------

Assets
Investments:
  Bonds held in available-for-sale account, at fair value
     (amortized cost of $2,090,101 in 1995 and $1,865,350
     in 1994)..............................................  $2,224,528     $1,795,958
  Short-term investments, at cost (approximates fair
     value)................................................     163,953         85,202
                                                             ----------     ----------
     Total investments.....................................   2,388,481      1,881,160
Cash.......................................................       6,912          2,117
Securities purchased under agreements to resell............       4,120          8,011
Receivable for securities..................................       8,136         21,508
Investment income due and accrued..........................      38,319         34,902
Investment in affiliate....................................      25,827         24,976
Deferred acquisition costs.................................      82,620         71,774
Deferred income taxes......................................          --          1,778
Current income taxes.......................................       2,171         10,544
Prepaid reinsurance........................................     153,372        139,855
Other assets...............................................      48,472         41,677
                                                             ----------     ----------
     Total assets..........................................  $2,758,430     $2,238,302
                                                             ==========     ==========
Liabilities and Stockholder's Equity
Liabilities:
  Unearned premiums........................................  $  906,136     $  839,775
  Losses and loss adjustment expenses......................      65,996         65,662
  Ceded reinsurance balances payable.......................      14,654            908
  Deferred income taxes....................................      85,008             --
  Accounts payable and other liabilities...................      43,625         43,519
  Payable for securities...................................      86,304         26,696
                                                             ----------     ----------
     Total liabilities.....................................   1,201,723        976,560
                                                             ----------     ----------
Stockholder's equity:
  Preferred stock, par value $1,000.00 per share.
     Authorized shares -- 285,000; issued and outstanding
     shares -- none........................................          --             --
  Common stock, par value $2.50 per share. Authorized
     shares -- 40,000,000; issued and outstanding
     shares -- 32,800,000 at December 31, 1995 and 1994....      82,000         82,000
  Additional paid-in capital...............................     481,059        444,258
  Unrealized gains (losses) on investments, net of tax.....      87,112        (46,087)
  Retained earnings........................................     906,536        781,571
                                                             ----------     ----------
     Total stockholder's equity............................   1,556,707      1,261,742
                                                             ----------     ----------
     Total liabilities and stockholder's equity............  $2,758,430     $2,238,302
                                                             ==========     ==========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Operations
                             (Dollars In Thousands)




                                                          Years Ended December 31,
                                                     ----------------------------------
                                                       1995         1994         1993
                                                     --------     --------     --------

Revenues:
  Gross premiums written...........................  $195,033     $192,598     $321,490
  Ceded premiums written...........................   (28,606)       2,815      (35,810)
                                                     --------     --------     --------
     Net premiums written..........................   166,427      195,413      285,680
  Increase in unearned premiums, net...............   (52,844)     (76,077)    (132,862)
                                                     --------     --------     --------
     Net premiums earned...........................   113,583      119,336      152,818
  Net investment income............................   131,496      119,737      104,609
  Net realized gains (losses)......................       177      (13,386)      30,145
  Other income.....................................     6,777        6,887        1,516
                                                     --------     --------     --------
     Total revenues................................   252,033      232,574      289,088
                                                     --------     --------     --------
Expenses:
  Losses and loss adjustment expenses..............     3,377        2,593       (1,849)
  Underwriting and operating expenses..............    38,722       35,946       34,746
  Interest expense.................................     1,590        1,428          163
                                                     --------     --------     --------
     Total expenses................................    43,689       39,967       33,060
                                                     --------     --------     --------
     Income before income taxes....................   208,344      192,607      256,028
                                                     --------     --------     --------
Income tax expense:
  Current taxes....................................    29,085       26,286       66,386
  Deferred taxes...................................    14,461       16,277        4,090
                                                     --------     --------     --------
     Total income taxes............................    43,546       42,563       70,476
                                                     --------     --------     --------
  Income before cumulative effect of changes in
     accounting principles.........................   164,798      150,044      185,552
  Cumulative effect of changes in accounting
     principles....................................        --           --          (98)
                                                     --------     --------     --------
     Net income....................................  $164,798     $150,044     $185,454
                                                     =========    =========    =========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                Consolidated Statements of Stockholder's Equity
                             (Dollars In Thousands)



                                                         Years Ended December 31,
                                                   ------------------------------------
                                                     1995          1994          1993
                                                   ---------     ---------     --------

Preferred Stock:
  Balance at January 1 and December 31...........  $      --     $      --     $     --
                                                   ==========    ==========    =========
Common Stock:
  Balance at January 1 and December 31...........  $  82,000     $  82,000     $ 82,000
                                                   ==========    ==========    =========
Additional Paid-in Capital:
  Balance at January 1...........................  $ 444,258     $ 444,143     $397,570
  Capital contributions..........................     35,000            --       40,000
  Cumulative effect of changes in accounting
     principles..................................         --            --        4,708
  Other paid-in capital..........................      1,801           115        1,865
                                                   ---------     ---------     --------
  Balance at December 31.........................  $ 481,059     $ 444,258     $444,143
                                                   ==========    ==========    =========
Unrealized Gains (Losses) on Investments, Net of
  Tax:
  Balance at January 1...........................  $ (46,087)    $  68,091     $  5,285
  Unrealized gain from change in accounting
     principle...................................         --            --       63,568
  Change in unrealized gain (loss)...............    133,199      (114,178)        (762)
                                                   ---------     ---------     --------
  Balance at December 31.........................  $  87,112     ($ 46,087)    $ 68,091
                                                   ==========    ==========    =========
Retained Earnings:
  Balance at January 1...........................  $ 781,571     $ 667,527     $515,073
  Net income.....................................    164,798       150,044      185,454
  Dividends declared-common stock................    (40,000)      (36,000)     (33,000)
  Other..........................................        167            --           --
                                                   ---------     ---------     --------
  Balance at December 31.........................  $ 906,536     $ 781,571     $667,527
                                                   ==========    ==========    =========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                     Consolidated Statements of Cash Flows
                             (Dollars In Thousands)



                                                      Years Ended December 31,
                                             -------------------------------------------
                                                1995            1994            1993
                                             -----------     -----------     -----------

Cash flows from operating activities:
  Net income...............................  $   164,798     $   150,044     $   185,454
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
  Depreciation and amortization............        1,605           1,106           1,080
  Amortization of bond premium and
     discount..............................         (831)         (1,097)           (507)
  Current income taxes payable.............        8,373          (6,069)        (20,844)
  Deferred income taxes payable............       14,462          16,277          (2,463)
  Deferred acquisition costs...............      (10,846)        (20,757)         (7,059)
  Unearned premiums........................       52,844          76,077         132,862
  Losses and loss adjustment expenses......          334           1,625            (718)
  Ceded reinsurance balances payable.......       13,746          (2,963)         (5,147)
  (Gain) loss on sales of investments......         (177)         13,386         (30,145)
  Proceeds from sales of bonds in trading
     account...............................           --              --       2,091,143
  Proceeds from maturities of bonds in
     trading account.......................           --              --          34,409
  Purchases of bonds for trading account...           --              --      (2,181,198)
  Accounts payable and other liabilities...          106          20,497           9,591
  Other, net...............................      (11,273)          7,179          (1,622)
                                             -----------     -----------     -----------
     Net cash provided by operating
        activities.........................      233,141         255,305         204,836
                                             -----------     -----------     -----------
Cash flows from investing activities:
  Proceeds from sales of bonds at amortized
     cost..................................    1,882,485       1,305,011          18,912
  Proceeds from maturities of bonds at
     amortized cost........................      163,031          39,126          60,131
  Purchases of bonds at amortized cost.....   (2,192,824)     (1,559,982)       (258,832)
  Investment in preferred stock of
     affiliate.............................           --              --          (3,000)
  Change in short-term investments.........      (78,751)          9,005         (25,252)
  Securities purchased under agreements to
     resell................................        3,891          (8,011)             --
  Other, net...............................       (1,178)         (3,786)         (2,370)
                                             -----------     -----------     -----------
     Net cash used in investing
        activities.........................     (223,346)       (218,637)       (210,411)
                                             -----------     -----------     -----------
Cash flows from financing activities:
  Dividends paid...........................      (40,000)        (36,000)        (33,000)
  Capital contribution.....................       35,000              --          40,000
                                             -----------     -----------     -----------
     Net cash (used in) provided by
        financing activities...............       (5,000)        (36,000)          7,000
                                             -----------     -----------     -----------
     Net cash flow.........................        4,795             668           1,425
Cash at beginning of year..................        2,117           1,449              24
                                             -----------     -----------     -----------
Cash at December 31........................  $     6,912     $     2,117     $     1,449
                                             ===========     ===========     ===========
Supplemental disclosure of cash flow
  information:
  Cash paid during the year for:
     Income taxes..........................  $    19,500     $    32,153     $    86,781
                                             ===========     ===========     ===========


          See accompanying Notes to Consolidated Financial Statements.

                  AMBAC Indemnity Corporation and Subsidiaries

                   Notes to Consolidated Financial Statements
                         (Dollar Amounts in Thousands)

1  BACKGROUND

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured bond, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of December 31, 1995, AMBAC Indemnity's net insurance in force (principal and interest) was $199,078,000. AMBAC Indemnity is a wholly owned subsidiary of AMBAC Inc. (NYSE: ABK), a holding company that provides financial guarantee insurance and financial services to both public and private clients through its subsidiaries.

     As of December 31, 1995, AMBAC Indemnity owned approximately 26.5% of the outstanding common stock of an affiliate, HCIA Inc. (NASDAQ: HCIA) ("HCIA"), a leading health care information content company. AMBAC Inc. owns approximately 19.9% of the outstanding common stock of HCIA. Prior to 1995, AMBAC Inc. and AMBAC Indemnity combined owned approximately 96% of HCIA. During 1995, HCIA offered approximately 3.5 million shares of its common stock for sale in two separate public offerings. In addition, in conjunction with the second public offering by HCIA, AMBAC Inc. sold approximately 1.1 million shares of HCIA common stock. As a result of these public offerings, as of December 31, 1995, AMBAC Indemnity and AMBAC Inc. combined owned 46.4% of the common stock of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns a limited partnership interest representing 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity has one wholly owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

2  SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant accounting policies of AMBAC Indemnity and its subsidiaries are as described below:

CONSOLIDATION:

     The consolidated financial statements include the accounts of AMBAC Indemnity, AFS and AMBH (sometimes collectively referred to as "AMBAC Indemnity"). All significant intercompany balances have been eliminated.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

INVESTMENTS:

     AMBAC Indemnity's investment portfolio is accounted for on a trade-date basis and consists entirely of investments in debt securities which are considered available-for-sale and are carried at fair value. Fair value is based on quotes obtained by AMBAC Indemnity from independent market sources. Short-term investments are carried at cost, which approximates their fair value. Unrealized gains and losses, net of deferred income taxes, are included as a separate component of stockholder's equity and are computed using amortized cost as the basis. For purposes of computing amortized cost, premiums and discounts are accounted for using the interest method. For bonds purchased at a price below par value, discounts are accreted over the remaining term of the securities. For bonds purchased at a price above par value which have call features, premiums are amortized to the most likely call dates as determined by management. For premium bonds which do not have call features, such premiums are amortized over the remaining term of the securities. Premiums and discounts on mortgage-backed securities are adjusted for the effects of actual and anticipated prepayments. Realized gains and losses on the sale of investments are determined on the basis of specific identification.

     Effective December 31, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("Statement 115"). Pursuant to Statement 115, AMBAC Indemnity has designated all investments as "available-for-sale" and reports them at fair value. Unrealized gains and losses are excluded from earnings and reported as a separate component of stockholder's equity, net of tax. The cumulative effect of adopting Statement 115 as of December 31, 1993 was to increase AMBAC Indemnity's stockholder's equity by $63,568, net of tax. The adoption of Statement 115 had no effect on earnings.

SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL:

     Securities purchased under agreements to resell are collateralized financing transactions, and are recorded at their contracted resale amounts, plus accrued interest. AMBAC Indemnity takes possession of the collateral underlying those agreements and monitors its market value on a daily basis and, when necessary, requires prompt transfer of additional collateral to reflect current market value.

PREMIUM REVENUE RECOGNITION:

     Premiums for municipal new issue and secondary market policies are: (i) generally computed as a percentage of principal and interest insured; (ii) typically collected in a single payment at policy inception date; and (iii) are earned pro rata over the period of risk. Premiums for structured finance policies can be computed as a percentage of either principal or principal and interest insured. The timing of the collection of structured finance premiums varies among individual transactions. For policies where premiums are collected in a single payment at policy inception date, premiums are earned pro rata over the period of risk. For policies with premiums that are collected periodically (i.e., monthly, quarterly or annually), premiums are reflected in income pro rata over the period covered by the premium payment.

     When an AMBAC Indemnity-insured new or secondary market issue has been refunded or called, the remaining unearned premium is generally earned at that time, as the risk to AMBAC Indemnity is considered to have been eliminated.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

LOSSES AND LOSS ADJUSTMENT EXPENSES:

     The liability for losses and loss adjustment expenses consists of the Active Credit Reserve ("ACR") and case basis loss reserves. The development of the ACR is based upon estimates of the ultimate aggregate losses inherent in the obligations insured and reflects the net result of contributions related to the portion of earnings required to cover those losses, less reductions of ACR no longer deemed necessary by management. When losses occur (actual monetary defaults or defaults which are imminent on insured obligations), case basis loss reserves are established in an amount that is sufficient to cover the present value of the anticipated defaulted debt service payments over the expected period of default and estimated expenses associated with settling the claims, less estimated recoveries under salvage or subrogation rights. All or part of case basis loss reserves are allocated from any ACR available for such insured obligation.

     AMBAC Indemnity's management believes that the reserves for losses and loss adjustment expenses are adequate to cover the ultimate net cost of claims, but the reserves are necessarily based on estimates and there can be no assurance that the ultimate liability will not exceed such estimates.

DEFERRED ACQUISITION COSTS:

     Certain costs incurred which vary with, and are primarily related to, the production of business have been deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes, net of reinsurance ceding commissions. The deferred acquisition costs are being amortized over the periods in which the related premiums are earned, and such amortization amounted to $10,183, $9,348 and $12,120 for 1995, 1994 and 1993, respectively. Deferred acquisition costs, net of such amortization, amounted to $10,845, $20,757 and $7,059 for 1995, 1994 and 1993, respectively.

DEPRECIATION AND AMORTIZATION:

     Depreciation of furniture and fixtures and electronic data processing equipment is provided over the estimated useful lives of the respective assets using the straight-line method. Amortization of leasehold improvements and intangibles, including certain computer software licenses, is provided over the estimated useful lives of the respective assets using the straight-line method.

INTEREST RATE CONTRACTS:

     Interest Rate Contracts Held for Purposes Other Than Trading:

     AMBAC Indemnity uses interest rate contracts for hedging purposes as part of its overall interest rate risk management. Gains and losses on interest rate futures and options contracts that qualify as accounting hedges of existing assets or liabilities are included in the carrying amounts and amortized over the remaining lives of the assets and liabilities as an adjustment to interest income. When the hedged asset is sold, the unamortized gain or loss on the related hedge is recognized in income. Gains and losses on interest rate contracts that do not qualify as accounting hedges are recognized in current period income.

     AMBAC Indemnity accounts for its interest rate futures contracts in accordance with the provisions of Statement of Financial Accounting Standards No. 80, "Accounting For Futures Contracts" ("Statement 80"). Statement 80 permits hedge accounting for interest rate futures contracts when the item to be hedged exposes the Company to price or interest rate risk, and the futures contract effectively reduces that exposure and is designated as a hedge. Interest rate futures contracts held for purposes other than trading are used primarily to hedge interest sensitive assets, and are designated at inception as a hedge to specific assets.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Interest rate swaps that are linked with existing liabilities are accounted for like a hedge of those liabilities, using the accrual method as an adjustment to interest expense. Interest rate swaps that are linked with existing assets classified as available-for-sale are accounted for like hedges of those assets, using the accrual method as an adjustment to interest income, with unrealized gains and losses included in stockholder's equity, net of tax.

     Interest Rate Contracts Held for Trading Purposes:

     AMBAC Indemnity, in connection with its market making activities as a provider of interest rate swaps, primarily to states, municipalities, municipal authorities and other entities in connection with their financings, uses interest rate contracts which are classified as held for trading purposes. Interest rate contracts are recorded on trade date at fair value. Changes in fair value are recorded as a component of other income. The fair value of interest rate swaps is determined through the use of valuation models. The portion of the interest rate swap's initial fair value that reflects credit considerations, on-going servicing and transaction hedging costs is recognized over the life of the interest rate swap, as an adjustment to other income. Interest rate swaps are recorded on a gross basis; assets and liabilities are netted by customer only when a legal right of set-off exists.

INCOME TAXES:

     AMBAC Inc., as common parent, files a consolidated Federal income tax return with its subsidiaries. Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

     The cumulative effect of this change in accounting for income taxes resulted in an increase to net income for 1993 of $1,162 and an increase to additional paid-in capital of $4,708. The adjustment to additional paid-in capital reflects Statement 109 adjustments for prior business combinations.

     The Internal Revenue Code permits municipal bond insurance companies to deduct from taxable income, subject to certain limitations, the amounts added to the statutory mandatory contingency reserve during the year. The deduction taken is allowed only to the extent that U.S. Treasury noninterest-bearing tax and loss bonds are purchased at their par value prior to the original due date of AMBAC Inc.'s consolidated Federal tax return and held in an amount equal to the tax benefit attributable to such deductions. The amounts deducted must be included in taxable income when the contingency reserve is released, at which time AMBAC Indemnity may redeem the tax and loss bonds to satisfy the additional tax liability. The purchases of tax and loss bonds are recorded as payments of Federal income taxes and are not reflected in AMBAC Indemnity's current tax provision.

POSTRETIREMENT AND POSTEMPLOYMENT BENEFITS:

     AMBAC Inc., through its subsidiaries, provides various postretirement and postemployment benefits, including pension, and health and life benefits covering substantially all employees who meet certain age and service requirements. AMBAC Indemnity accounts for these benefits under the accrual method of accounting. Amounts related to the defined benefit pension plan and postretirement health benefits are charged based on actuarial determinations.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" ("Statement 106"). Statement 106 requires that the expected cost of postretirement benefits, other than pensions, be charged to expense during the period that the employee renders service. AMBAC Indemnity elected to recognize the transition obligation immediately and recorded a charge of $465, after reduction of $240 for income tax benefits, as a cumulative effect of a change in accounting principle as of the date of adoption.

     Effective January 1, 1993, AMBAC Indemnity adopted Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits" ("Statement 112"), which, similar to Statement 106, requires accrual of a liability representing the cost of certain benefits earned by employees over their employment period. Statement 112 applies to vested benefits provided to former or inactive employees, their beneficiaries and covered dependents, after employment but before retirement. In adopting Statement 112, AMBAC Indemnity recorded a charge of $801, after reduction for income tax benefits of $429, as a cumulative effect of a change in accounting principle as of the date of adoption.

STOCK COMPENSATION PLANS:

     In 1991, AMBAC Inc. adopted the AMBAC Inc. 1991 Stock Incentive Plan. Under this plan awards are granted to eligible employees of AMBAC Indemnity in the form of incentive stock options or other stock-based awards. In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement 123") which must be adopted no later than 1996. Statement 123 applies to all stock-based employee compensation plans (except employee stock ownership plans) in which an employer grants shares of its stock or other equity instruments to employees. Statement 123 permits a company to choose either the fair value based method of accounting as defined in the statement or the intrinsic value based method of accounting as prescribed by APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for its stock-based compensation plans. Companies electing the accounting requirements under APB 25 must also make pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied. AMBAC Indemnity currently accounts for its plans under APB 25 and intends to continue to do so after adopting Statement 123 in 1996. The adoption of Statement 123 is expected to have no effect on AMBAC Indemnity's results of operations.

RECLASSIFICATIONS:

     Certain reclassifications have been made to prior years' amounts to conform to the current year's presentation.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)


3  INVESTMENTS

     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 and 1994 were as follows:



                                                                Gross          Gross
                                               Amortized      Unrealized     Unrealized     Estimated
                                                  Cost          Gains          Losses       Fair Value
                                               ----------     ----------     ----------     ----------

1995
Municipal obligations........................  $1,558,754      $  98,090      $  2,428      $1,654,416
Corporate securities.........................     261,492         30,785         3,263         289,014
U.S. Government obligations..................     214,224          8,796           621         222,399
Mortgage-backed securities (including
  GNMA)......................................      55,631          3,362           294          58,699
Other........................................     163,953             --            --         163,953
                                               ----------     ----------     ----------     ----------
                                               $2,254,054      $ 141,033      $  6,606      $2,388,481
                                                =========       ========      ========       =========


                                                                Gross          Gross
                                               Amortized      Unrealized     Unrealized     Estimated
                                                  Cost          Gains          Losses       Fair Value
                                               ----------     ----------     ----------     ----------

1994
Municipal obligations........................  $1,505,501      $  23,009      $ 80,935      $1,447,575
Corporate securities.........................     228,992          2,336        11,501         219,827
U.S. Government obligations..................      61,906            311         1,797          60,420
Mortgage-backed securities (including
  GNMA)......................................      70,251          1,325         2,140          69,436
Other........................................      83,902             --            --          83,902
                                               ----------     ----------     ----------     ----------
                                               $1,950,552      $  26,981      $ 96,373      $1,881,160
                                                =========       ========      ========       =========

     The amortized cost and estimated fair value of debt securities at December 31, 1995, by contractual maturity, were as follows:



                                                                  Amortized      Estimated
                                                                     Cost        Fair Value
                                                                  ----------     ----------

    1995
    Due in one year or less.....................................  $  223,069     $  223,949
    Due after one year through five years.......................     168,417        181,772
    Due after five years through ten years......................     302,601        315,385
    Due after ten years.........................................   1,504,336      1,608,676
                                                                  ----------     ----------
                                                                   2,198,423      2,329,782
    Mortgage-backed securities..................................      55,631         58,699
                                                                  ----------     ----------
                                                                  $2,254,054     $2,388,481
                                                                   =========      =========

     Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)


     Net investment income comprised the following:



                                                           1995         1994         1993
                                                         --------     --------     --------

    Bonds..............................................  $127,865     $118,685     $102,020
    Short-term investments.............................     6,116        3,512        4,278
                                                         --------     --------     --------
      Total investment income..........................   133,981      122,197      106,298
    Investment expense.................................    (2,485)      (2,460)      (1,689)
                                                         --------     --------     --------
      Net investment income............................  $131,496     $119,737     $104,609
                                                         ========     ========     ========

     Gross realized gains were $27,786, $26,514 and $42,217 for 1995, 1994 and 1993, respectively, and gross realized losses were $27,609, $39,900 and $12,072 for 1995, 1994 and 1993, respectively.

     As of December 31, 1995, AMBAC Indemnity did not have any investment concentrated in any single repayment source (excluding obligations of the U.S. Government and its agencies) with a fair value greater than 2.0% of its stockholder's equity.

     As of December 31, 1995 and 1994, AMBAC Indemnity held securities subject to agreements to resell for $4,120 and $8,011, respectively. Such securities were held as collateral by AMBAC Indemnity. The agreements had terms of less than 30 days.

     As of December 31, 1995 and 1994, investment securities with a fair value of $4,583 and $3,948, respectively, were pledged to futures brokers for required margin.

4  REINSURANCE

     In the ordinary course of business, AMBAC Indemnity cedes exposures under various reinsurance contracts primarily designed to minimize losses from large risks and to protect capital and surplus. The effect of reinsurance on premiums written and earned was as follows:


                                                    Year Ended December 31,
                           -------------------------------------------------------------------------
                                   1995                      1994                      1993
                           ---------------------     ---------------------     ---------------------
                           Written       Earned      Written       Earned      Written       Earned
                           --------     --------     --------     --------     --------     --------
Direct...................  $192,277     $127,322     $188,057     $136,632     $321,179     $181,320
Assumed..................     2,756        1,349        4,541        1,325          311          311
Ceded....................   (28,606)     (15,088)       2,815      (18,621)     (35,810)     (28,813)
                           --------     --------     --------     --------     --------     --------
Net premiums.............  $166,427     $113,583     $195,413     $119,336     $285,680     $152,818
                           ========     ========     ========     ========     ========     ========

     The reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders. In the event that all or any of the reinsurers are unable to meet their obligations to AMBAC Indemnity under the existing reinsurance agreements, AMBAC Indemnity would be liable for such defaulted amounts. To minimize its exposure to significant losses from reinsurer insolvencies, AMBAC Indemnity evaluates the financial condition of its reinsurers and monitors concentrations of credit risk. There were no reinsurance receivables as of December 31, 1995 and 1994. As of December 31, 1995, prepaid reinsurance of approximately $48,120 was associated with a single reinsurer. As of December 31, 1995, AMBAC Indemnity held letters of credit and collateral amounting to approximately $90,643 from its reinsurers to cover liabilities ceded under the aforementioned reinsurance contracts.

     AMBAC Indemnity terminated reinsurance contracts, resulting in return premiums to AMBAC Indemnity of $18,141, $30,482 and $36,461 of which $15,700, $25,891 and $31,010 were recorded as an

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

increase to the unearned premium reserve in 1995, 1994 and 1993, respectively, with the remainder recognized as revenue.

5  LOSSES AND LOSS ADJUSTMENT EXPENSES

     AMBAC Indemnity's liability for losses and loss adjustment expenses includes case basis loss reserves and the ACR. Following is a summary of the activity in the case basis loss and active credit reserve accounts and the components of the liability for losses and loss adjustment expenses:



                                                    1995        1994         1993
                                                   -------     -------     --------

    Case basis loss reserves:
    Balance at January 1.........................  $38,892     $35,155     $ 28,321
                                                   -------     -------     --------
    Incurred related to:
      Current year...............................      750       8,073        6,630
      Prior years................................    2,650      (3,368)        (926)
                                                   -------     -------     --------
         Total incurred..........................    3,400       4,705        5,704
                                                   -------     -------     --------
    Paid related to:
      Current year...............................      150         275          315
      Prior years................................    2,893         693       (1,445)
                                                   -------     -------     --------
         Total paid..............................    3,043         968       (1,130)
                                                   -------     -------     --------
    Balance at December 31.......................   39,249      38,892       35,155
                                                   -------     -------     --------
    Active credit reserve:
    Balance at January 1.........................   26,770      28,882       36,434
    Net provision for losses.....................    4,097       4,422        6,709
    ACR transfers to case reserves...............   (4,120)     (6,534)     (14,261)
                                                   -------     -------     --------
    Balance at December 31.......................   26,747      26,770       28,882
                                                   -------     -------     --------
         Total...................................  $65,996     $65,662     $ 64,037
                                                   =======     =======     =========


     The terms "current year" and "prior years" in the foregoing table refer to the year in which case basis loss reserves were established.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

6  COMMITMENTS AND CONTINGENCIES

     AMBAC Indemnity is responsible for leases on the rental of office space, principally in New York City. The lease agreements which expire periodically through September 2014, contain provisions for scheduled periodic rent increases and are accounted for as operating leases. An estimate of future net minimum lease payments in each of the next five years ending December 31, and the periods thereafter, is as follows:



     Year                                                           Amount
---------------                                                    --------

   1996...........................................................  $ 3,042
   1997...........................................................    3,073
   1998...........................................................    3,359
   1999...........................................................    3,650
   2000...........................................................    3,650
   All later years................................................   53,880
                                                                    -------
                                                                    $70,654
                                                                    =======


     Rent expense for the aforementioned leases amounted to $2,924, $2,719 and $2,778 for the years ended December 31, 1995, 1994 and 1993, respectively.

7  INSURANCE REGULATORY RESTRICTIONS

     AMBAC Indemnity is subject to insurance regulatory requirements of the States of Wisconsin, New York and the other jurisdictions in which it is licensed to conduct business.

     AMBAC Indemnity's ability to pay dividends is generally restricted by law and subject to approval by the Office of the Commissioner of Insurance of the State of Wisconsin (the "Wisconsin Commissioner"). Wisconsin insurance law restricts the payment of dividends in any 12-month period without regulatory approval to the lesser of (a) 10% of policyholders' surplus as of the preceding December 31 and (b) the greater of (i) statutory net income for the calendar year preceding the date of dividend, minus realized capital gains for that calendar year and (ii) the aggregate of statutory net income for three calendar years preceding the date of the dividend, minus realized capital gains for those calendar years and minus dividends paid or credited within the first two of the three preceding calendar years. AMBAC Indemnity paid dividends of $40,000, $36,000 and $33,000 on its common stock in 1995, 1994 and 1993, respectively. Based upon these restrictions, at December 31, 1995, the maximum amount that will be available during 1996 for payment of dividends by AMBAC Indemnity without prior approval is approximately $86,000.

     However, as discussed in Note 15, AMBAC Indemnity, upon consummation of the proposed PRIDES offering will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The Wisconsin Commissioner has approved such dividend. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES. As a result, any dividends paid by AMBAC Indemnity to AMBAC Inc. for the twelve months following the extraordinary dividend will require pre-approval from the Wisconsin Commissioner. The Wisconsin Commissioner has stated to AMBAC Indemnity management that it does not foresee any reason such pre-approval would not be given.

     The New York Financial Guarantee Insurance Law establishes single risk limits applicable to all obligations issued by a single entity and backed by a single revenue source. Under the limit applicable to

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

municipal bonds, the insured average annual debt service for a single risk, net of reinsurance and collateral, may not exceed 10% of the sum of the insurer's policyholders' surplus and contingency reserves. In addition, insured principal of municipal bonds attributable to any single risk, net of reinsurance and collateral, is limited to 75% of the insurer's policyholders' surplus and contingency reserves. Additional single risk limits, which generally are more restrictive than the municipal bond single risk limit, are also specified for several other categories of insured obligations.

     Statutory capital and surplus was $862,976 and $781,772 at December 31, 1995 and 1994, respectively. Qualified statutory capital (statutory surplus plus contingency reserve) was $1,358,769 and $1,218,204 at December 31, 1995 and 1994, respectively. Statutory net income was $142,541, $116,238 and $166,157 for 1995, 1994 and 1993, respectively. Statutory capital and surplus differs from stockholder's equity determined under GAAP principally due to statutory accounting rules that treat loss reserves, premiums earned, policy acquisition costs and deferred income taxes differently.

8  INCOME TAXES

     The total effect of income taxes on income and stockholder's equity for the years ended December 31, 1995 and 1994 was as follows:


                                                              1995         1994
                                                            --------     --------
    Total income taxes charged to income..................  $ 43,546     $ 42,563
                                                            --------     --------
    Income taxes charged (credited) to stockholder's
      equity:
      Unrealized gain (loss) on bonds.....................    71,722      (61,480)
      Unrealized gain on investment in affiliate..........       602           --
      Other...............................................      (682)        (116)
                                                            --------     --------
               Total charged (credited) to stockholder's
                 equity...................................    71,642      (61,596)
                                                            --------     --------
    Total effect of income taxes..........................  $115,188     $(19,033)
                                                            ========     ========

     The tax provisions in the accompanying consolidated statements of operations reflect effective tax rates differing from prevailing Federal corporate income tax rates. The following is a reconciliation of these differences:


                                     1995       %         1994      %         1993      %
                                   --------   -----     --------   ----     --------   ----

Computed expected tax at
  statutory rate................   $ 72,920    35.0%   $ 67,412    35.0%   $ 89,610   35.0%
Increases (reductions) in
  expected tax resulting from:
     Tax-exempt interest........    (28,274)  (13.6)    (26,336)  (13.7)    (21,043)  (8.2)
     Adjustment to deferred tax
        assets and liabilities
        for enacted changes in
        tax laws and rates......         --      --          --      --         754    0.3
     Other, net.................     (1,100)   (0.5)      1,487     0.8       1,155    0.4
                                    -------   -----      -------   ----      -------   ----
Income tax expense on income from
  continuing operations..........  $ 43,546    20.9%   $ 42,563    22.1%   $ 70,476   27.5%
                                    =======   =====     =======    ====     =======   ====

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities and deferred tax assets at December 31, 1995 and 1994 are presented below:



                                                               1995        1994
                                                             --------     -------

    Deferred tax liabilities:
      Unrealized gains on bonds............................  $ 46,906     $    --
      Deferred acquisition costs...........................    28,917      25,121
      Unearned premiums....................................    22,079      14,522
      Unrealized gain on investment in affiliate...........       602          --
      Investments..........................................     2,911         796
      Other................................................     1,996       1,613
                                                              -------     -------
               Total deferred tax liabilities..............   103,411      42,052
                                                              -------     -------
    Deferred tax assets:
      Unrealized loss on bonds.............................        --      24,816
      Loss reserves........................................     9,631       9,733
      Insurance in force...................................     2,870       3,205
      Compensation.........................................     2,418       2,812
      Other................................................     3,484       3,264
                                                              -------     -------
               Sub-total deferred tax assets...............    18,403      43,830
      Valuation allowance..................................        --          --
                                                              -------     -------
               Total deferred tax assets...................    18,403      43,830
                                                              -------     -------
               Net deferred tax (liabilities) assets.......  $(85,008)    $ 1,778
                                                              =======     =======

     AMBAC Indemnity believes that no valuation allowance is necessary in connection with the deferred tax assets.

9  EMPLOYEE BENEFITS

     Pensions:

     AMBAC Inc. has a defined benefit pension plan covering substantially all employees of AMBAC Indemnity and AFS. The benefits are based on years of service and the employee's compensation during the last five years of employment. AMBAC Indemnity's funding policy is to contribute annually the maximum amount that can be deducted for Federal income tax purposes. Contributions are intended to provide not only for benefits attributed to service-to-date but also for those expected to be earned in the future.

     The actuarial present value of the benefit obligations shown in the table below sets forth the plan's funded status and amounts recognized by AMBAC Inc. as of December 31, 1995 and 1994.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Actuarial present value of the benefit obligations:


                                                                        1995        1994
                                                                       -------     -------

    Accumulated benefit obligation, including vested benefits of
      $6,049 and $4,300, respectively................................  $(6,788)    $(5,000)
                                                                       =======     =======
    Projected benefit obligation for service rendered to date........   (7,800)     (5,500)
    Plan assets at fair value, primarily listed stocks, commingled
      funds and fixed income securities..............................    7,054       4,898
                                                                       -------     -------
    Unfunded projected benefit.......................................     (746)       (602)
    Unrecognized prior service cost..................................   (1,784)     (1,950)
    Unrecognized net loss............................................    1,906       1,412
    Unrecognized net transition asset................................      (12)        (15)
                                                                       -------     -------
    Pension liability -- entire plan.................................  $  (636)    $(1,155)
                                                                       =======     =======

     Net pension costs for 1995, 1994 and 1993 included the following components:


                                                                1995       1994      1993
                                                               -------     -----     -----

    Service cost.............................................  $   541     $ 558     $ 447
    Interest cost on expected benefit obligation.............      456       386       297
    Actual return on plan assets.............................   (1,333)       30      (390)
    Net amortization and deferral............................      760      (547)     (149)
                                                               -------     -----     -----
    Net periodic pension cost................................  $   424     $ 427     $ 205
                                                               =======     =====     =====

     The weighted-average discount rate used in the determination of the actuarial present value for the projected benefit obligation was 7.25% and 8.0% for 1995 and 1994, respectively. The expected long-term rate of return on assets was 9.25% for both 1995 and 1994. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation was 5.0% in both 1995 and 1994.

     Substantially all employees of AMBAC Indemnity and AFS are covered by a defined contribution plan (the "Savings Incentive Plan") for which contributions and costs are determined as 6% of each covered employee's base salary, plus a matching company contribution of 50% on contributions up to 6% of base salary made by eligible employees to the plan. The total cost of the Savings Incentive Plan to AMBAC Indemnity was $1,435, $1,292 and $1,243 in 1995, 1994 and 1993,
respectively.

     Annual Incentive Plan:

     AMBAC Indemnity has an annual incentive plan which provides for awards to key officers and employees based upon predetermined criteria. The cost of the plan to AMBAC Indemnity for the years ended December 31, 1995, 1994 and 1993 was $7,669, $8,531 and $6,165, respectively.

     Postretirement Health Care and Other Benefits:

     AMBAC Indemnity provides certain medical and life insurance benefits for retired employees and eligible dependents. All plans are contributory. None of the plans is currently funded.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Postretirement benefits expense was $168, $176 and $500 in 1995, 1994 and 1993, respectively. The unfunded accumulated postretirement benefit obligation was $1,309 and the accrued postretirement liability was $1,368 as of December 31, 1995.

     The assumed weighted average health care cost trend rates range from 13.5% in 1995, decreasing ratably to 5.5% in 2001, and remaining at that level thereafter. Increasing the assumed health care cost trend rate by one percentage point in each future year would increase the accumulated postretirement benefit obligation at December 31, 1995 by $174 and the 1995 benefit expense by $28. The weighted average discount rate used to measure the accumulated postretirement benefit obligation and 1995 expense was 7.25%.

10  INSURANCE IN FORCE

     The par amount of bonds insured by AMBAC Indemnity, net of reinsurance, was $110,997,000 and $93,305,000 at December 31, 1995 and 1994, respectively. As of
December 31, 1995, AMBAC Indemnity's insured portfolio was diversified by type of insured bond as shown in the following table:



                                                            Net Par Amount
                                                             Outstanding
                                                         --------------------
            (Dollars in Millions) As of December 31        1995        1994
                                                         --------     -------

        Municipal finance:
          General obligation...........................  $ 30,546     $26,674
          Utility revenue..............................    21,053      19,597
          Tax-backed revenue...........................    18,780      16,279
          Health care revenue..........................    12,553      10,922
          Transportation revenue.......................     6,293       5,397
          Investor Owned Utilities.....................     4,497       3,500
          Higher education.............................     3,973       3,447
          Student loan.................................     3,769       2,709
          Housing revenue..............................     3,577       2,567
          Other........................................       483         403
                                                         --------     -------
             Total Municipal finance...................   105,524      91,495
                                                         --------     -------
        Structured finance:
          Domestic.....................................     3,238         902
          International................................     2,235         908
                                                         --------     -------
             Total Structured finance..................     5,473       1,810
                                                         --------     -------
                                                         $110,997     $93,305
                                                         =========    =======


     As of December 31, 1995, California was the state with the highest aggregate net par amount inforce, accounting for 14.3% of the total, and the highest single insured risk represented 0.6% of aggregate net par amount insured. AMBAC Indemnity's direct insurance in force (principal and interest) was $235,118,000 and $205,810,000, at December 31, 1995 and 1994, respectively.
Net insurance in force (after giving effect to reinsurance) was $199,078,000 and $171,678,000 as of December 31, 1995 and 1994, respectively.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

11  FINANCIAL INSTRUMENTS HELD FOR PURPOSES OTHER THAN TRADING

     Financial instruments with off-balance-sheet risk:

     In the normal course of business, AMBAC Indemnity becomes a party to various financial transactions to reduce its exposure to fluctuations in interest rates. These financial instruments include an interest rate swap agreement and exchange traded interest rate futures contracts. The notional amounts of AMBAC Indemnity's off-balance-sheet financial instruments which are held for purposes other than trading were as follows:



                                                          As of December 31,
                                                         --------------------
                                                          1995         1994
                                                         -------     --------

        Interest rate futures contracts................  $44,500     $164,200
        Interest rate swap.............................   20,000       20,000


     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

     Interest rate futures contracts are sold to hedge interest rate risk inherent in fixed rate investment securities. At December 31, 1995, interest rate futures contracts with an outstanding notional amount of $44,500 were designated as hedges of fixed rate investment securities.

     The interest rate swap held for purposes other than trading is used to manage interest rate risk by synthetically changing the nature of certain floating rate investments.

     Fair values of financial instruments held for purposes other than trading:

     The following fair value amounts were determined by AMBAC Indemnity using independent market information when available, and appropriate valuation methodologies when market quotes were not available. In cases where specific market quotes are unavailable, interpreting market data and estimating market values necessarily require considerable judgment by management. Accordingly, the estimates presented are not necessarily indicative of the amount AMBAC Indemnity could realize in a current market exchange.

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Investments: The fair values of bonds are based on quoted market prices or dealer quotes.

     Short-term investments and cash: The fair values of short-term investments and cash are assumed to equal amortized cost.

     Securities purchased under agreements to resell: The fair value of securities purchased under agreements to resell is assumed to approximate carrying value.

     Investment in affiliate: As of December 31, 1995, the fair value of AMBAC Indemnity's investment in HCIA is based on the quoted market price of HCIA common stock. As of December 31, 1994, the fair value of AMBAC Indemnity's investment in HCIA was assumed to equal carrying value.

     Interest rate contracts: Fair values of off-balance-sheet interest rate contracts (futures and swap) are based on quoted market and dealer prices, current settlement values, or pricing models.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     Liability for net financial guarantees written: The fair value of the liability for those financial guarantees written related to new issue and secondary market exposures is based on the estimated cost to reinsure those exposures at current market rates, which amount consists of the current unearned premium reserve, less an estimated ceding commission thereon.

     Certain other financial guarantee insurance policies have been written on an installment basis, where the future premiums to be received by AMBAC Indemnity are determined based on the outstanding exposure at the time the premiums are due. The fair value of AMBAC Indemnity's liability under its installment premium policies is measured using the present value of estimated future installment premiums, less an assumed ceding commission. The estimate of the amounts and timing of the future installment premiums is based on contractual premium rates, debt service schedules and expected run-off scenarios. This measure is used as an estimate of the cost to reinsure AMBAC Indemnity's liability under these policies. The carrying amount and estimated fair value of these financial instruments are presented below:


                                                         As of December 31,
                                         ---------------------------------------------------
                                                  1995                        1994
                                         -----------------------     -----------------------
                                         Carrying     Estimated      Carrying     Estimated
           (Dollars in Millions)          Amount      Fair Value      Amount      Fair Value
                                         --------     ----------     --------     ----------

    Financial assets:
    Investments........................   $2,225        $2,225        $1,796        $1,796
    Short-term investments.............      164           164            85            85
    Securities purchased under
      agreements to resell.............        4             4             8             8
    Investment in affiliate............       26           111            25            25
    Cash...............................        7             7             2             2
    Unrecognized financial instruments:
    Interest rate swap.................       --            --            --            (1)
    Interest rate futures contracts....       --            --            --            --
    Liability for net financial
      guarantees
      Direct...........................       --           655            --           609
      Net of reinsurance...............       --           543            --           507
      Net installment premiums.........       --            80            --            51

12  FINANCIAL INSTRUMENTS HELD FOR TRADING PURPOSES

     AMBAC Indemnity, through its affiliate AFS, is a provider of interest rate swaps to states, municipalities, municipal authorities and other entities, including its affiliate, AMBAC Capital Management, Inc. ("ACMI"), in connection with their financings. AMBAC Indemnity manages its interest rate swap business with the goal of being market neutral to changes in overall interest rates, while retaining "basis risk", the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. If actual or projected floating rate tax-exempt interest rates rise in relation to floating rate taxable rates, AMBAC Indemnity will experience an unrealized mark-to-market loss. Conversely, if actual or projected floating rate tax-exempt interest rates decline in relation to floating rate taxable interest rates, AMBAC Indemnity will experience an unrealized mark-to-market gain.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     In the ordinary course of business, AMBAC Indemnity manages a variety of risks -- principally credit, market, liquidity, operational and legal. These risks are identified, measured and monitored through a variety of control mechanisms, which are in place at different levels throughout the organization.

     Credit risk relates to the ability of counterparties to perform according to the terms of their contractual commitments. Various procedures and controls are in place to monitor the credit risk of interest rate swaps. These include the initial credit approval process, the establishment of credit limits, management approvals and a process that ensures the continuous monitoring of credit exposure.

     Market risk relates to the impact of price changes on future earnings. This risk is a consequence of AMBAC Indemnity's market-making activities in the municipal interest rate swap market. The principal market risk is basis risk, the relationship between changes in floating rate tax-exempt and floating rate taxable interest rates. Since the third quarter of 1995, all municipal interest rate swaps transacted contain provisions which are designed to protect AMBAC Indemnity against certain forms of tax reform, thus mitigating its basis risk. An independent risk management group monitors trading risk limits and, together with senior management, is involved in the application of risk measurement methodologies.

     The estimation of potential losses arising from adverse changes in market relationships, known as "value at risk," is a key element in managing market risk. AMBAC Indemnity has developed a value at risk methodology to estimate potential losses over a specified holding period and based on certain probabilistic assessments. AMBAC Indemnity estimates value at risk utilizing historical short and long term interest rate volatilities and the relationship between changes in tax-exempt and taxable interest rates calculated on a consistent daily basis. For the year ended December 31, 1995, AMBAC Indemnity's value at risk averaged approximately $1,358, calculated at a ninety-nine percent confidence level. Since no single measure can capture all dimensions of market risk, AMBAC Indemnity bolsters its value at risk methodology by performing daily analyses of parallel and nonparallel shifts in yield curves and stress test scenarios which measure the potential impact of market conditions, however improbable, which might cause abnormal volatility swings or disruptions of market relationships.

     Liquidity risk relates to the possible inability to satisfy contractual obligations when due. This risk is present in interest rate swap agreements and in futures contracts used to hedge those agreements. AMBAC Indemnity manages liquidity risk by maintaining cash and cash equivalents, closely matching the dates swap payments are made and received and limiting the amount of risk hedged by futures contracts.

     Operational risk relates to the potential for loss caused by a breakdown in information, communication and settlement systems. AMBAC Indemnity mitigates operational risk by maintaining a comprehensive system of internal controls. This includes the establishment of systems and procedures to monitor transactions and positions, documentation and confirmation of transactions, ensuring compliance with regulations and periodic reviews by auditors.

     Legal risk relates to the uncertainty of the enforceability, through legal or judicial processes, of the obligations of AMBAC Indemnity's counterparties, including contractual provisions intended to reduce credit exposure by providing for the offsetting or netting of mutual obligations. AMBAC Indemnity seeks to remove or minimize such uncertainties through continuous consultation with internal and external legal advisers to analyze and understand the nature of legal risk, to improve documentation and to strengthen transaction structure.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

     The following table summarizes information about AMBAC Indemnity's financial instruments held for trading purposes as of December 31, 1995 and 1994:


                              Net           Net         Average Net Fair Value
                            Carrying     Estimated      -----------------------      Notional
                             Amount      Fair Value     Assets      Liabilities       Amount
                            --------     ----------     -------     -----------     ----------

    1995:
      Interest rate
         swaps............   $5,207        $5,207       $17,714       $16,667       $2,152,400
      Interest rate
         futures
         contracts........       --            --            --            --          569,800
    1994:
      Interest rate
         swaps............   $1,681        $1,681       $ 4,441       $ 3,560       $  771,900
      Interest rate
         futures
         contracts........       --            --            --            --          443,000

     The aggregate amount of net trading income recognized from interest rate financial instruments held for trading purposes was $2,602 and $3,051 for 1995 and 1994, respectively. Average net fair values were calculated based on average daily net fair values. For 1994, average net fair values began from the commencement of operations in September 1994.

     Notional principal amounts are often used to express the volume of these transactions and do not reflect the extent to which positions may offset one another. These amounts do not represent the much smaller amounts potentially subject to risk.

13  LINES OF CREDIT

     AMBAC Inc. and AMBAC Indemnity maintain a three-year revolving credit facility with two major international banks, as co-agents, for $100,000. As of December 31, 1995, no amounts were outstanding under this credit facility, which expires in July 1998. This facility amended a one-year revolving credit facility for $75,000. As of December 31, 1994, no amounts were outstanding under this credit facility.

     AMBAC Indemnity has an agreement with another major international bank, as agent, for a $300,000 credit facility, expiring in 2002. This facility is a seven-year stand-by irrevocable limited recourse line of credit, which was increased from $225,000 to $300,000 and extended for an additional year in December 1995. The line will provide liquidity to AMBAC Indemnity in the event claims from municipal obligations exceed specified levels. Repayment of any amounts drawn under the line will be limited primarily to the amount of any recoveries of losses related to policy obligations. As of December 31, 1995 and 1994, no amounts were outstanding under this line.

14  RELATED PARTY TRANSACTIONS

     During 1995 and 1994, AMBAC Indemnity guaranteed the timely payment of principal and interest on obligations under municipal investment contracts and municipal investment repurchase agreements issued by its affiliate, ACMI. As of December 31, 1995 and 1994, the aggregate amount of municipal investment contracts and municipal investment repurchase contracts insured was $2,240,959 and $2,042,230, respectively, including accrued interest. These insurance policies are collateralized by ACMI's investment securities, accrued interest, securities purchased under agreements to resell and cash and cash equivalents, which as of December 31, 1995 and 1994 had a fair value of $2,299,687 and $1,964,830, respectively, in the aggregate.

                  AMBAC Indemnity Corporation and Subsidiaries

                         (Dollar Amounts in Thousands)

During 1995 and 1994, AMBAC Indemnity recorded gross premiums written of $1,707 and $2,692, and net premiums earned of $1,764 and $1,872, respectively, related to these contracts.

     During 1995 and 1994, several interest rate swap transactions were executed between AFS and ACMI. As of December 31, 1995 and 1994, these contracts had an outstanding notional amount of approximately $359,000 and $478,000, respectively. As of December 31, 1995 and 1994, AFS recorded a positive fair value of $6,539 and a negative fair value of $5,492, respectively, related to these transactions.

15  SUBSEQUENT EVENTS

     On January 19, 1996, AMBAC Inc. filed with the Securities and Exchange Commission a registration statement related to a proposed offering of 3,781,369 PRIDES(SM) (Provisionally Redeemable Income Debt Exchangeable for Stock). The PRIDES, which constitute senior debt of AMBAC Inc., will mature in 2001 and will be mandatorily exchanged at maturity into shares of HCIA common stock (or, at AMBAC Inc.'s option, cash with an equal value) determined in accordance with an exchange rate formula. AMBAC Inc. may redeem the PRIDES, in whole or in part, after three years. AMBAC Inc. has also granted the underwriters an option to purchase up to 378,136 PRIDES to cover any over-allotments.

     AMBAC Indemnity, upon consummation of the PRIDES offering, will deliver to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of such dividend will be determined based on the price per share of HCIA common stock used to price the PRIDES.

                 AMBAC Indemnity Corporation and Subsidiaries
                   (a wholly-owned subsidiary of AMBAC Inc.)
                  Consolidated Unaudited Financial Statements
                   as of June 30, 1996 and December 31, 1995
               and for the periods ended June 30, 1996 and 1995

                 AMBAC Indemnity Corporation and Subsidiaries
                          Consolidated Balance Sheets
                      June 30, 1996 and December 31, 1995
                   (Dollars in Thousands Except Share Data)

                                                                   June 30, 1996   December 31, 1995
                                                                   -------------   -----------------
                                                                    (unaudited)
Assets
------

Investments:
  Bonds held in available for sale account, at fair value
    (amortized cost of $2,162,449 in 1996 and $2,090,101 in 1995)    $2,214,817           $2,224,528
  Short-term investments, at cost (approximates fair value)             133,629              163,953
                                                                     ----------           ----------
    Total investments                                                 2,348,446            2,388,481

Cash                                                                      3,888                6,912
Securities purchased under agreements to resell                           3,992                4,120
Receivable for securities                                                64,288                8,136
Investment income due and accrued                                        40,207               38,319
Investment in affiliate                                                     -                 25,827
Deferred acquisition costs                                               88,107               82,620
Current income taxes                                                        -                  2,171
Prepaid reinsurance                                                     162,166              153,372
Other assets                                                             54,378               48,472
                                                                     ----------           ----------
    Total assets                                                     $2,765,472           $2,758,430
                                                                     ==========           ==========

Liabilities and Stockholder's Equity

Liabilities:
  Unearned premiums                                                    $936,870             $906,136
  Losses and loss adjustment expenses                                    59,429               65,996
  Ceded reinsurance balances payable                                      6,765               14,654
  Deferred income taxes                                                  57,190               85,008
  Current income taxes                                                    3,116                  -
  Accounts payable and other liabilities                                 47,035               43,625
  Payable for securities                                                112,413               86,304
                                                                     ----------           ----------
    Total liabilities                                                 1,222,818            1,201,723
                                                                     ----------           ----------

Stockholder's equity:
  Preferred stock, par value $1,000.00 per share; authorized
    shares - 285,000; issued and outstanding shares - none                  -                    -
  Common stock, par value $2.50 per share; authorized shares
    - 40,000,000; issued and outstanding shares - 32,800,000
    at June 30, 1996 and December 31, 1995                               82,000               82,000
  Additional paid-in capital                                            514,305              481,059
  Unrealized gains (losses) on investments, net of tax                   34,039               87,112
  Retained earnings                                                     912,310              906,536
                                                                     ----------           ----------
    Total stockholder's equity                                        1,542,654            1,556,707
                                                                     ----------           ----------
    Total liabilities and stockholder's equity                       $2,765,472           $2,758,430
                                                                     ==========           ==========

See accompanying Notes to Consolidated Financial Statements.

                 AMBAC Indemnity Corporation and Subsidiaries
                     Consolidated Statements of Operations
                                  (Unaudited)
                 For The Periods Ended June 30, 1996 and 1995
                            (Dollars in Thousands)

                                            Three Months Ended              Six Months Ended
                                                 June 30,                        June 30,
                                          -----------------------        ------------------------
                                            1996            1995           1996             1995
                                          -------         -------        --------         -------
Revenues:

    Gross premiums written                $58,768         $36,893        $110,060         $77,465
    Ceded premiums written                 (9,836)          6,514         (19,448)          3,055
                                          -------         -------        --------         -------
          Net premiums written             48,932          43,407          90,612          80,520

    Increase in unearned premiums          (8,870)        (15,126)        (21,940)        (27,563)
                                          -------         -------        --------         -------
          Net premiums earned              40,062          28,281          68,672          52,957

    Net investment income                  35,584          32,419          70,489          64,293
    Net realized gains (losses)            67,580          (2,202)         69,936          (6,876)
    Other income                            4,753            (393)         10,805           1,985
                                          -------         -------        --------         -------
         Total revenues                   147,979          58,105         219,902         112,359
                                          -------         -------        --------         -------


Expenses:

    Losses and loss adjustment expenses     1,700             341           2,510           1,369
    Underwriting and operating expenses    11,583           9,916          21,666          19,246
    Interest expense                          514             306           1,028             637
                                          -------         -------        --------         -------
         Total expenses                    13,797          10,563          25,204          21,252
                                          -------         -------        --------         -------

         Income before income taxes       134,182          47,542         194,698          91,107
                                          -------         -------        --------         -------

Income tax expense:

    Current taxes                          38,665           6,696          52,313          13,543
    Deferred taxes                            806           2,458             760           3,666
                                          -------         -------        --------         -------

         Total income taxes                39,471           9,154          53,073          17,209
                                          -------         -------        --------         -------

         Net income                        94,711          38,388         141,625          73,898
                                          =======         =======        ========         =======

See accompanying Notes to Consolidated Unaudited Financial Statements

                  AMBAC Indemnity Corporation and Subsidiaries
                     Consolidated Statements of Cash Flows
                                  (Unaudited)
                 For The Periods Ended June 30, 1996 and 1995
                            (Dollars in Thousands)

                                                                Six Months Ended
                                                                     June 30,
                                                           --------------------------
                                                             1996            1995
                                                           --------       -----------
Cash flows from operating activities:
  Net income                                               $141,625           $73,898
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization                                 950               678
  Amortization of bond premium and discount                    (811)             (440)
  Current income taxes payable                                5,287               574
  Deferred income taxes payable                                 760             3,666
  Deferred acquisition costs                                 (5,487)           (9,366)
  Unearned premiums                                          21,940            27,563
  Losses and loss adjustment expenses                        (6,567)               45
  Ceded reinsurance balances payable                         (7,889)             (422)
  (Gain) loss on sales of investments                       (69,936)            6,876
  Other, net                                                 (8,685)           (6,538)
                                                           --------       -----------
    Net cash provided by operating activities                71,187            96,534
                                                           --------       -----------

Cash flows from investing activities:
  Proceeds from sales of bonds at amortized cost            742,407           837,619
  Proceeds from maturities of bonds at amortized cost        43,165            70,281
  Purchases of bonds at amortized cost                     (901,331)       (1,001,767)
  Change in short-term investments                           30,324            19,183
  Proceeds from sale of affiliate                           115,865                -
  Securities purchased under agreements to resell               128              (392)
  Other, net                                                 (1,404)             (223)
                                                           --------       -----------
    Net cash provided by (used in) investing activities      29,154           (75,299)
                                                           --------       -----------

Cash flows from financing activities:
  Dividends paid                                           (135,865)          (20,000)
  Capital contribution                                       32,500                -
                                                           --------       -----------
    Net cash used in financing activities                  (103,365)          (20,000)
                                                           --------       -----------

    Net cash flow                                            (3,024)            1,235
Cash at beginning of year                                     6,912             2,117
                                                           --------       -----------
Cash at June 30                                              $3,888            $3,352
                                                           ========       ===========

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Income taxes                                            $13,300           $12,700
                                                           ========       ===========

See accompanying Notes to Consolidated Financial Statements.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS


(1)  BASIS OF PRESENTATION

     AMBAC Indemnity Corporation ("AMBAC Indemnity") is a leading insurer of municipal and structured finance obligations. Financial guarantee insurance underwritten by AMBAC Indemnity guarantees payment when due of the principal of and interest on the obligation insured. In the case of a default on the insured obligation, payments under the insurance policy may not be accelerated by the policyholder without AMBAC Indemnity's consent. As of June 30, 1996, AMBAC Indemnity's net insurance in force (principal and interest) was $209.3 billion. AMBAC Indemnity is a wholly-owned subsidiary of AMBAC Inc., which is a holding company that provides through its affiliates financial guarantee insurance and financial services to both public and private clients.

     AMBAC Indemnity has one wholly-owned subsidiary, American Municipal Bond Holding Company ("AMBH"), which is a holding company for certain real estate interests.

     On May 6, 1996, AMBAC Inc. sold its 4,159,505 shares of common stock of its affiliate, HCIA Inc. (NASDAQ:HCIA) ("HCIA") in a secondary public offering. Prior to consummation of the secondary public offering, AMBAC Indemnity delivered to AMBAC Inc. (in the form of an extraordinary dividend) its 2,378,672 shares of HCIA common stock, at fair value. The fair value of the HCIA shares was $115.9 million, based on the offering price per share of HCIA common stock in the secondary public offering. The carrying value of AMBAC Indemnity's HCIA shares was $26.2 million, and the resulting gain to AMBAC Indemnity from the disposition of the shares was $89.7 million. As a result of the secondary public offering, neither AMBAC Indemnity, nor AMBAC Inc. owned any shares of HCIA.

     AMBAC Indemnity, as the sole limited partner, owns 90% of the total partnership interests of AMBAC Financial Services, Limited Partnership ("AFS"), a limited partnership which provides interest rate swaps primarily to states, municipalities and municipal authorities. The sole general partner of AFS, AMBAC Financial Services Holdings, Inc., a wholly-owned subsidiary of AMBAC Inc., owns a general partnership interest representing 10% of the total partnership interest in AFS.

     AMBAC Indemnity's consolidated unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the Company's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited consolidated financial statements of AMBAC Indemnity Corporation and its subsidiaries as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

AMBAC INDEMNITY CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS (CONTINUED)


(2)  INCOME TAXES

     The tax provisions in the accompanying financial statements reflect effective tax rates differing from prevailing federal corporate income tax rates, primarily as a result of tax-exempt interest income.

       Subject to Completion Dated May __, 1996


PROSPECTUS

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted without the delivery of a final prospectus supplement and accompanying prospectus. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Home Equity Loan-Backed Notes
Residential Funding Mortgage Securities II, Inc.
Depositor
The Home Equity Loan-Backed Notes (the "Notes") offered hereby may be sold from time to time in series, as described in the related Prospectus Supplement. Each series of Notes will represent indebtedness of the related trust fund (the "Trust Fund") secured by certain assets deposited therein. The Trust Fund for a series of Notes and the related Certificates (as defined herein, and together with the Notes, the "Securities") will consist primarily of a segregated pool (a "Mortgage
Pool") of one- to four-family first or junior lien home equity revolving lines of credit (the "Revolving Credit
Loans") or certain balances thereof or interests therein
(which may include Mortgage Securities as defined herein), acquired by the Company from one or more affiliated or unaffiliated institutions. See "The
Mortgage Pools."  Only the Notes are offered hereby.  See
"Index of Principal Definitions" for the meanings of capitalized terms and acronyms.

The Revolving Credit Loans in each Mortgage Pool or certain interests therein and certain other assets described herein under "The Mortgage Pools" and in the related Prospectus Supplement will be held in the related
Trust Fund pursuant to a trust agreement (the "Trust
Agreement") and pledged pursuant to an indenture (the
"Indenture") to secure a series of Notes to the extent and as described herein and in the related Prospectus
Supplement. Unless otherwise specified in the related
Prospectus Supplement, each Mortgage Pool will consist of one or more types of Revolving Credit Loans or certain interests therein described under "The Mortgage Pools."
Information regarding each class of Notes of a series, and the general characteristics of the Revolving Credit
Loans securing such Notes, will be set forth in the related Prospectus Supplement.

Each series of Notes will include one or more classes.
Each class of Notes of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of Securities or other interests in the related Trust Fund, to receive a specified portion of payments of principal or interest
(or both) on the Revolving Credit Loans in the related
Trust Fund in the manner described herein and in the related Prospectus Supplement. See "Description of the
Notes-Payments." A series may include one or more classes of Notes entitled to principal payments, with disproportionate, nominal or no interest payments, or to interest payments, with disproportionate, nominal or no principal payments. A series may include two or more classes of Notes which differ as to the timing, sequential order, priority of payment, Interest Rate or amount of payments of principal or interest or both.

If so specified in the related Prospectus Supplement, the Trust Fund for a series of Notes may include any one or any combination of a financial guaranty insurance policy, letter of credit, bankruptcy bond, special hazard insurance policy, reserve fund or other form of credit support. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination. See "Description of Credit Enhancement."


The rate of payment of principal of each class of Notes will depend on the priority of payment of such class and the rate and timing of principal payments (including payments in excess of required installments, prepayments, Draws or terminations, liquidations and repurchases) on the Revolving Credit Loans. A rate of principal payment lower or higher than that anticipated may affect the yield on each class of Notes in the manner described herein and in the related Prospectus Supplement. See
"Yield and Prepayment Considerations."

For a discussion of significant matters affecting investments in the Notes, see "Risk Factors," which begins on page 9.

PROCEEDS OF THE ASSETS IN THE TRUST FUND ARE THE SOLE
SOURCE OF PAYMENTS ON THE NOTES.  THE NOTES DO NOT
REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY,
RESIDENTIAL FUNDING, GMAC MORTGAGE CORPORATION OR ANY OF
THEIR AFFILIATES.  NEITHER THE NOTES NOR THE UNDERLYING
REVOLVING CREDIT LOANS OR MORTGAGE SECURITIES WILL BE
GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR
INSTRUMENTALITY OR BY THE COMPANY, RESIDENTIAL FUNDING
CORPORATION, GMAC MORTGAGE CORPORATION OR ANY OF THEIR
AFFILIATES. NONE OF SUCH ENTITIES WILL HAVE ANY
OBLIGATIONS IN RESPECT OF THE NOTES, EXCEPT AS EXPRESSLY
SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

THESE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Notes may be made through one or more different methods, including offerings through underwriters, as described under "Methods of Distribution" and in the related Prospectus Supplement.

There will be no secondary market for any series of Notes prior to the offering thereof. There can be no assurance that a secondary market for any of the Notes will develop or, if it does develop, that it will continue. The Notes will not be listed on any securities exchange.

Retain this Prospectus for future reference.  This
Prospectus may not be used to consummate sales of Notes offered hereby unless accompanied by a Prospectus
Supplement.

The date of this Prospectus is May ___, 1996.
     No dealer, salesman, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any dealer, salesman, or any other person.
Neither the delivery of this Prospectus or the related
Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof.
This Prospectus and the related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.


                ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, with respect to the Notes (the "Registration
Statement"). The Company is also subject to certain of the information requirements of the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), and, accordingly, will file reports thereunder with the Commission. The Registration Statement and the exhibits thereto, and reports and other information filed by the Company pursuant to the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington,
D.C. 20549, and at certain of its Regional Offices located as follows: Midwest Regional Office, Citicorp
Center, 500 West Madison Street, Suite 1400, Chicago,
Illinois 60661-2511; and Northeast Regional Office, 7
World Trade Center, Suite 1300, New York, New York 10048.
Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth
Street, N.W., Washington, D.C. 20549, at prescribed rates.


                REPORTS TO NOTEHOLDERS

     Monthly reports which contain information concerning the Trust Fund for a series of Notes will be sent by the Master Servicer, to each holder of record of the Notes of the related series. See "Description of the Notes-Reports to Noteholders." Any reports forwarded to holders will not contain financial information that has been examined and reported upon, with an opinion expressed, by an independent or certified public accountant. The Company will file with the Commission such periodic reports with respect to the Trust Fund for a series of Notes as are required under the Exchange Act, and the rules and regulations of the Commission thereunder.


   INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of Notes offered hereby, there are incorporated herein and in the related
Prospectus Supplement by reference all documents and reports filed or caused to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of Notes, that relate specifically to such related series of Notes. The Company will provide or cause to be provided without charge to each person to whom this Prospectus and related Prospectus Supplement is delivered in connection with the offering of one or more classes of such series of Notes, upon written or oral request of such person, a copy of any or all such reports incorporated herein by reference, in each case to the extent such reports relate to one or more of such classes of such series of Notes, other than the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. Requests should be directed in writing to Residential Funding
Mortgage Securities II, Inc., 8400 Normandale Lake
Boulevard, Suite 700, Minneapolis, Minnesota 55437, or by telephone at (612) 832-7000.

                   TABLE OF CONTENTS

Caption                                            Page

ADDITIONAL INFORMATION . . . . . . . . . . . . . . .  3

REPORTS TO NOTEHOLDERS . . . . . . . . . . . . . . .  3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE. .  3

SUMMARY OF PROSPECTUS. . . . . . . . . . . . . . . .  6

RISK FACTORS . . . . . . . . . . . . . . . . . . . . 13
     Special Features of the Revolving Credit
          Loans. . . . . . . . . . . . . . . . . . . 13
     Limitations, Reduction and Substitution of
          Credit Enhancement . . . . . . . . . . . . 16
     Yield and Prepayment Considerations . . . . . . 16
     Limited Liquidity . . . . . . . . . . . . . . . 17
     Limited Obligations . . . . . . . . . . . . . . 17

THE MORTGAGE POOLS . . . . . . . . . . . . . . . . . 18
     General . . . . . . . . . . . . . . . . . . . . 18
     Revolving Credit Loans. . . . . . . . . . . . . 21

REVOLVING CREDIT LOAN PROGRAM. . . . . . . . . . . . 23
     Underwriting Standards. . . . . . . . . . . . . 24
     Qualifications of Sellers . . . . . . . . . . . 27
     Representations Relating to Revolving Credit
          Loans. . . . . . . . . . . . . . . . . . . 28
     Subservicing. . . . . . . . . . . . . . . . . . 31

DESCRIPTION OF THE NOTES . . . . . . . . . . . . . . 31
     General . . . . . . . . . . . . . . . . . . . . 31
     Form of Notes . . . . . . . . . . . . . . . . . 32
     Assignment of Revolving Credit Loans. . . . . . 35
     Review of Revolving Credit Loans. . . . . . . . 36
     Payments on Revolving Credit Loans; Deposits
          to Payment Account . . . . . . . . . . . . 38
     Withdrawals from the Custodial Account. . . . . 40
     Payments. . . . . . . . . . . . . . . . . . . . 41
     Principal and Interest on the Notes . . . . . . 42
     Funding Account . . . . . . . . . . . . . . . . 42
     Reports to Noteholders. . . . . . . . . . . . . 43
     Hazard Insurance; Claims Thereunder . . . . . . 44

DESCRIPTION OF CREDIT ENHANCEMENT. . . . . . . . . . 46
     Financial Guaranty Insurance Policy . . . . . . 47
     Letter of Credit. . . . . . . . . . . . . . . . 48
     Subordination . . . . . . . . . . . . . . . . . 48
     Overcollateralization . . . . . . . . . . . . . 49
     Reserve Funds . . . . . . . . . . . . . . . . . 49
     Maintenance of Credit Enhancement . . . . . . . 50
     Reduction or Substitution of Credit
          Enhancement. . . . . . . . . . . . . . . . 51

THE COMPANY. . . . . . . . . . . . . . . . . . . . . 51

RESIDENTIAL FUNDING CORPORATION. . . . . . . . . . . 52

SERVICING OF REVOLVING CREDIT LOANS. . . . . . . . . 52

YIELD AND PREPAYMENT CONSIDERATIONS. . . . . . . . . 63


CERTAIN LEGAL ASPECTS OF REVOLVING CREDIT LOANS
                  AND RELATED MATTERS. . . . . . . . 69
     General . . . . . . . . . . . . . . . . . . . . 69
     Cooperative Loans . . . . . . . . . . . . . . . 70
     Tax Aspects of Cooperative Ownership. . . . . . 71
     Foreclosure on Revolving Credit Loans . . . . . 71
     Foreclosure on Shares of Cooperatives . . . . . 73
     Rights of Redemption. . . . . . . . . . . . . . 75
     Anti-Deficiency Legislation and Other
          Limitations on Lenders . . . . . . . . . . 75
     Environmental Legislation . . . . . . . . . . . 77
     Enforceability of Certain Provisions. . . . . . 78
     Applicability of Usury Laws . . . . . . . . . . 79
     Alternative Mortgage Instruments. . . . . . . . 79
     Soldiers' and Sailors' Civil Relief Act of
          1940 . . . . . . . . . . . . . . . . . . . 80
     Junior Mortgages; Rights of Senior
          Mortgagees . . . . . . . . . . . . . . . . 80

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. . . . . . . 82

STATE AND OTHER TAX CONSEQUENCES . . . . . . . . . . 89

ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . 89

LEGAL INVESTMENT MATTERS . . . . . . . . . . . . . . 91

USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . 91

METHODS OF DISTRIBUTION. . . . . . . . . . . . . . . 92

LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . 93

FINANCIAL INFORMATION. . . . . . . . . . . . . . . . 93

INDEX OF PRINCIPAL DEFINITIONS . . . . . . . . . . . 94













                 SUMMARY OF PROSPECTUS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Notes contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series.
Capitalized terms used in this summary that are not otherwise defined shall have the meanings ascribed thereto in this Prospectus. An index indicating where certain terms used herein are defined appears at the end of this Prospectus.

Securities Offered . . . . . .  Home Equity Loan-Backed
                                Notes.

Company. . . . . . . . . . . .  Residential Funding
                                Mortgage Securities II,
                                Inc., the depositor.
                                See "The Company."

Master Servicer. . . . . . . .  The related Prospectus
                                Supplement may identify
                                an entity named as
                                Master Servicer, which
                                may be Residential
                                Funding Corporation, an
                                affiliate of the Company
                                ("Residential Funding").
                                See "Residential Funding
                                Corporation" and
                                "Servicing of the
                                Revolving Credit
                                Loans-Certain Matters
                                Regarding the Master
                                Servicer and the Com-
                                pany."

Administrator. . . . . . . . .  An entity may be named
                                as the Administrator in
                                the related Prospectus
                                Supplement, if required
                                in addition to or in
                                lieu of the Master
                                Servicer or Servicer for
                                a series of Notes (the
                                "Administrator").

Indenture Trustee. . . . . . .  The Indenture Trustee
                                for each series of Notes
                                will be specified in the
                                related Prospectus
                                Supplement (the
                                "Indenture Trustee").

Owner Trustee. . . . . . . . .  The Owner Trustee for
                                each related Trust Fund
                                will be specified in the
                                related Prospectus
                                Supplement (the "Owner
                                Trustee").

The Notes. . . . . . . . . . .  Each series of Notes
                                will be secured by a
                                Mortgage Pool of
                                Revolving Credit Loans
                                as further described
                                herein (exclusive of any
                                portion of interest
                                payments (the "Spread")
                                relating to each
                                Revolving Credit Loan
                                retained by the Company
                                or any of its
                                affiliates) or certain
                                balances thereof or
                                interests therein, which
                                may include Mortgage
                                Securities as defined
                                herein, and certain
                                other assets as
                                described below
                                (collectively, a "Trust
                                Fund").  The Trust Fund
                                (or the "Issuer")
                                will be created pursuant
                                to a Trust Agreement
                                between the Company and
                                the Owner Trustee.  The
                                ownership of the Trust
                                Fund will be evidenced
                                by certificates (the
                                "Certificates") issued
                                under the Trust
                                Agreement, which are not
                                offered hereby.  Each
                                series of Notes will
                                represent indebtedness
                                of the related Trust
                                Fund and will be issued
                                pursuant to an Indenture
                                between the Trust Fund
                                and the Indenture
                                Trustee.

                                As specified in the
                                related Prospectus
                                Supplement, each series
                                of Notes will consist of
                                one or more classes,
                                each of which may have a
                                Stated Principal
                                Balance, no Stated
                                Principal Balance or a
                                notional amount and may
                                be entitled to payments
                                of interest based on a
                                specified interest rate
                                or rates (each, an
                                "Interest Rate").  Each
                                series or class of Notes
                                may have a different
                                Interest Rate, which may
                                be a fixed, variable or
                                adjustable Interest
                                Rate, or any combination
                                of two or more of such
                                Interest Rates.  The
                                related Prospectus
                                Supplement will specify
                                the Interest Rate or
                                Rates for each series or
                                class of Notes, or the
                                initial Interest Rate or
                                Rates and the method for
                                determining subsequent
                                changes to the Interest
                                Rate or Rates.

                                A series may include one
                                or more classes of Notes
                                (each, a "Strip Note")
                                entitled to (i)
                                principal payments, with
                                disproportionate,
                                nominal or no interest
                                payments, or (ii)
                                interest payments, with
                                disproportionate,
                                nominal or no principal
                                payments. In addition, a
                                series may include
                                classes of Notes which
                                differ as to timing,
                                sequential order,
                                priority of payment,
                                Interest Rate or amount
                                of payments of principal
                                or interest or both, or
                                as to which payments of
                                principal or interest or
                                both on any class may be
                                made upon the occurrence
                                of specified events, in
                                accordance with a
                                schedule or formula, or
                                on the basis of
                                collections from
                                designated portions of
                                the Trust Fund.  In
                                addition, a series may
                                include one or more
                                classes of Notes
                                ("Accrual Notes"), as to
                                which certain accrued
                                interest will not be
                                paid but rather will be
                                added to the principal
                                balance thereof in the
                                manner described in the
                                related Prospectus
                                Supplement.

                                Each series of Notes
                                will be senior in right
                                of payment to the
                                related Certificates.
                                If so provided in the
                                related Prospectus
                                Supplement, a series of
                                Notes may include one or
                                more classes of Notes
                                which are senior to one
                                or more other classes of
                                notes (collectively,
                                together with the
                                related Certificates,
                                the "Subordinate
                                Securities") in respect
                                of certain payments of
                                principal and interest
                                and allocations of
                                losses on Revolving
                                Credit Loans.  See
                                "Description of Credit
                                Enhancement-Subordinati
                                on."  The Notes will be
                                issued in fully-
                                registered certificated
                                or book-entry form in
                                the authorized
                                denominations specified
                                in the related
                                Prospectus Supplement.
                                See "Description of the
                                Notes."

                                Neither the Notes nor
                                the underlying Revolving
                                Credit Loans or Mortgage
                                Securities will be
                                guaranteed or insured by
                                any governmental agency
                                or instrumentality or
                                the Company, Residential
                                Funding, GMAC Mortgage
                                Corporation ("GMAC
                                Mortgage") or any of
                                their affiliates.  See
                                "Risk Factors-Limited
                                Obligations."

The Mortgage Pools . . . . . .  As specified in the
                                related Prospectus
                                Supplement, each Trust
                                Fund will consist
                                primarily of Revolving
                                Credit Loans or certain
                                balances thereof or
                                interests therein
                                secured by first or
                                junior liens on one- to
                                four-family residential
                                properties located in
                                any one of the fifty
                                states, the District of
                                Columbia or the
                                Commonwealth of Puerto
                                Rico (the "Mortgaged
                                Properties").  All
                                Revolving Credit Loans
                                will have been purchased
                                by the Company, either
                                directly or through
                                Residential Funding,
                                from mortgage loan
                                originators or sellers
                                not affiliated with the
                                Company, from GMAC
                                Mortgage Corporation of
                                PA, an affiliate of the
                                Company or other
                                affiliates.  See
                                "Revolving Credit Loan
                                Program."  For a
                                description of the types
                                of Revolving Credit
                                Loans that may be
                                included in the Mortgage
                                Pools, see "The Mortgage
                                Pools-The Revolving
                                Credit Loans."

                                If specified in the
                                related Prospectus
                                Supplement, a Trust Fund
                                may include mortgage
                                pass-through
                                certificates or other
                                instruments evidencing
                                interests in or secured
                                by Revolving Credit
                                Loans ("Mortgage
                                Securities"), as
                                described herein.  See
                                "The Mortgage
                                Pools-General" herein.

Interest Payments. . . . . . .  Except as otherwise
                                specified herein or in
                                the related Prospectus
                                Supplement, interest on
                                each class of Notes of
                                each series, other than
                                Strip Notes or Accrual
                                Notes (prior to the time
                                when accrued interest
                                becomes payable
                                thereon), will be
                                remitted at the
                                applicable Interest Rate
                                on the outstanding
                                principal balance of
                                such class, on the day
                                specified as a payment
                                date for such series or
                                Class in the related
                                Prospectus Supplement
                                (each, a "Payment
                                Date").  Payments, if
                                any, with respect to
                                interest on Strip Notes
                                will be made on each
                                Payment Date as
                                described herein and in
                                the related Prospectus
                                Supplement.  See
                                "Description of the
                                Notes-Payments."  Strip
                                Notes that are entitled
                                to payments of principal
                                only will not receive
                                payments in respect of
                                interest.  Interest that
                                has accrued but is not
                                yet payable on any
                                Accrual Notes will be
                                added to the principal
                                balance of such class on
                                the related Payment
                                Date, and will
                                thereafter bear interest
                                at the applicable
                                Interest Rate.  Payments
                                of interest with respect
                                to any series of Notes
                                (or accruals thereof in
                                the case of Accrual
                                Notes), or with respect
                                to one or more classes
                                included therein, may be
                                reduced to the extent of
                                interest shortfalls not
                                covered by the
                                applicable form of
                                credit support.  See
                                "Yield and Prepayment
                                Considerations" and
                                "Description of the
                                Notes."

Principal Payments . . . . . .  Except as otherwise
                                specified in the related
                                Prospectus Supplement,
                                principal payments on
                                the Notes of each
                                series, or of the class
                                or classes of Notes then
                                entitled thereto, will
                                be made on a pro rata
                                basis among all such
                                Notes or among the Notes
                                of any such class, in
                                proportion to their
                                respective outstanding
                                principal balances or
                                the percentage interests
                                represented by such
                                class, in the priority
                                and manner specified in
                                the related Prospectus
                                Supplement.  Strip Notes
                                with no principal
                                balance will not receive
                                payments of principal.
                                In the event that
                                principal payments on
                                the Revolving Credit
                                Loans are reduced due to
                                certain delinquencies or
                                losses not covered by
                                the applicable form of
                                credit enhancement, the
                                payments of principal on
                                the Notes may be
                                reduced.

                                In addition, for any
                                series of Notes, there
                                may be no principal
                                payments on such Notes
                                in any given month as a
                                result of the payment
                                terms of the Revolving
                                Credit Loans, certain of
                                which may require only
                                limited or no payments
                                of principal prior to
                                the related maturity
                                date, or the payment
                                terms of such series of
                                Notes, including
                                provisions whereby
                                principal payments on
                                certain Revolving Credit
                                Loans may be applied to
                                cover Draws on other
                                Revolving Credit Loans.
                                If specified in the
                                related Prospectus
                                Supplement, a series of
                                Notes may provide for a
                                period during which all
                                or a portion of the
                                principal collections on
                                the Revolving Credit
                                Loans are reinvested in
                                Additional Balances or
                                additional Revolving
                                Credit Loans or are
                                accumulated in a trust
                                account pending
                                commencement of an
                                amortization period.
                                See "The Mortgage
                                Pools," "Yield and
                                Prepayment
                                Considerations" and
                                "Description of the
                                Notes."

Funding Account. . . . . . . .  If so specified in the
                                related Prospectus
                                Supplement, a portion of
                                the proceeds of the sale
                                of one or more Classes
                                of Notes of a series or
                                a portion of collections
                                on the Revolving Credit
                                Loans in respect of
                                principal may be
                                deposited in a
                                segregated account to be
                                applied to acquire
                                additional Revolving
                                Credit Loans from the
                                Sellers, subject to the
                                limitations set forth
                                herein under
                                "Description of the
                                Notes-Funding Account."
                                Monies on deposit in the
                                Funding Account and not
                                applied to acquire such
                                additional Revolving
                                Credit Loans within the
                                time set forth in the
                                related Trust Agreement
                                or other applicable
                                agreement may be treated
                                as principal and applied
                                in the manner described
                                in the related
                                Prospectus Supplement.

Yield and Prepayment Considerations
                              The Revolving Credit Loans
                              supporting a series of
                              Notes will have unique
                              characteristics that will
                              affect the yield to
                              maturity and the rate of
                              payment of principal on
                              such Notes.  See "Risk
                              Factors" herein and "Yield
                              and Prepayment
                              Considerations" herein and
                              in the related Prospectus
                              Supplement.

Credit Enhancement . . . . . .  If so specified in the
                                related Prospectus
                                Supplement, the Trust
                                Fund with respect to any
                                series of Notes may
                                include any one or any
                                combination of a letter
                                of credit, financial
                                guaranty insurance
                                policy, special hazard
                                insurance policy,
                                bankruptcy bond, reserve
                                fund or other type of
                                credit support to
                                provide full or partial
                                coverage for certain
                                defaults and losses
                                relating to the
                                Revolving Credit Loans.
                                Credit support also will
                                be provided in the form
                                of subordination of the
                                Certificates and may be
                                provided in the form of
                                subordination of one or
                                more classes of
                                subordinate notes in a
                                series under which
                                losses are first
                                allocated to such
                                Subordinate Securities
                                up to a specified limit
                                or in the form of
                                Overcollateralization.
                                Any form of credit
                                enhancement may have
                                certain limitations and
                                exclusions from coverage
                                thereunder, which will
                                be described in the
                                related Prospectus
                                Supplement.  Losses not
                                covered by any form of
                                credit enhancement will
                                be borne by the holders
                                of the related Notes (or
                                certain classes
                                thereof). To the extent
                                not set forth herein,
                                the amount and types of
                                coverage, the
                                identification of any
                                entity providing the
                                coverage, the terms of
                                any subordination and
                                related information will
                                be set forth in the
                                Prospectus Supplement
                                relating to a series of
                                Notes.  See "Description
                                of Credit Enhancement."

Optional Redemption. . . . . .  The Master Servicer, the
                                Company or a person
                                specified in the related
                                Prospectus Supplement,
                                may at its option either
                                (I) effect early
                                redemption of any series
                                of Notes through the
                                purchase of the Mortgage
                                Pool in the related
                                Trust Fund or (ii)
                                purchase, in whole but
                                not in part, the Notes
                                of any series; in each
                                case under the
                                circumstances and in the
                                manner set forth herein
                                under "The
                                Agreements-Termination;
                                Redemption of Notes" and
                                in the related Prosp-
                                ectus Supplement.

Rating . . . . . . . . . . . .  At the date of issuance,
                                as to each series, each
                                class of Notes offered
                                hereby will be rated at
                                the request of the
                                Company in one of the
                                four highest rating
                                categories by one or
                                more nationally
                                recognized statistical
                                rating agencies (each, a
                                "Rating Agency").  See
                                "Ratings" in the related
                                Prospectus Supplement.

Legal Investment . . . . . . .  Unless otherwise
                                specified in the related
                                Prospectus Supplement,
                                the Notes offered hereby
                                will not constitute
                                "mortgage related
                                securities" for purposes
                                of the Secondary
                                Mortgage Market
                                Enhancement Act of 1984,
                                as amended ("SMMEA").
                                See "Legal Investment
                                Matters."

ERISA Considerations . . . . .  A fiduciary of an
                                employee benefit plan or
                                any other Plan which is
                                subject to ERISA or
                                Section 4975 of the Code
                                (as defined herein) and
                                any other person
                                contemplating purchasing
                                a Note with Plan Assets
                                (as defined herein),
                                should carefully review
                                with its legal counsel
                                whether the purchase or
                                holding of Notes could
                                give rise to a
                                transaction that is
                                prohibited or is not
                                otherwise permissible
                                either under ERISA or
                                Section 4975 of the
                                Code.  See "ERISA
                                Considerations" in the
                                related Prospectus
                                Supplement.

Certain Federal Income
 Tax Consequences. . . . . . .  In the opinion of Tax
                                Counsel (as defined
                                herein), for federal
                                income tax purposes, the
                                Notes will be
                                characterized as
                                indebtedness and the
                                Issuer, as created
                                pursuant to the terms
                                and conditions of the
                                Trust Agreement, will
                                not be characterized as
                                an association (or
                                publicly traded
                                partnership) taxable as
                                a corporation or as a
                                taxable mortgage pool
                                within the meaning of
                                section 7701(I) of the
                                Code.

                                For further information
                                regarding certain
                                federal income tax
                                consequences of an
                                investment in the Notes
                                see "Certain Federal
                                Income Tax Consequences"
                                and "State and Other Tax
                                Consequences"  herein
                                and "Certain Federal
                                Income Tax Consequences"
                                in the Prospectus
                                Supplement.

                     RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the
Notes:

Special Features of the Revolving Credit Loans

     General

     Although all of the Revolving Credit Loans will be secured by liens on Mortgaged Properties, such collateral may not provide assurance of repayment of the Revolving
Credit Loan comparable to that provided under many first lien lending programs, and the Revolving Credit Loans
(especially those with high Combined Loan-to-Value ratios) may have risk of repayment characteristics more similar to unsecured consumer loans.

     Since the Revolving Credit Loans may be subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such Revolving
Credit Loans secured by junior mortgages only to the extent that the claims of such senior mortgages have been satisfied in full, including any related foreclosure costs. For Revolving Credit Loans secured by junior liens that have low Junior Ratios (as defined herein), foreclosure costs may be substantial relative to the outstanding balance of the Revolving Credit Loan upon default, and therefore the amount of any liquidation proceeds payable to Noteholders may be smaller as a percentage of the outstanding balance of the Revolving
Credit Loan than would be the case in a typical pool of first lien residential loans. In addition, the holder of a Revolving Credit Loan secured by a junior mortgage may not foreclose on the Mortgaged Property unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees, although the Master Servicer or Subservicer may, at its option, advance such amounts to the extent deemed recoverable and prudent. In the event that such proceeds from a foreclosure or similar sale of the related
Mortgaged Property are insufficient to satisfy all senior liens and the Revolving Credit Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, Holders of one or more classes of the Notes are likely to (I) incur losses in jurisdictions in which a deficiency judgment against the borrower is not available, and (ii) incur losses if any deficiency judgment obtained is not realized upon. See "Certain
Legal Aspects of Revolving Credit Loans and Related
Matters."

     No assurance can be given that the values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related
Revolving Credit Loans. If the residential real estate market should experience an overall decline in value
(including as a result of the general economic factors discussed below under "Special Features of the Revolving
Credit Loans-Mortgagor Credit Risks"), any such decline could extinguish the value of the interest of a junior mortgagee in the Mortgaged Property before having any adverse effect on the interest of the related senior mortgagees.

     With respect to Revolving Credit Loans secured by junior liens that have high Combined Loan-to-Value Ratios
(as defined herein) or low Junior Ratios, the foregoing considerations may result in circumstances under which it would be uneconomical to foreclose on the Mortgaged Property in the event of a default. For purposes of the foregoing, the actual Junior
Ratio for a Revolving Credit Loan at any time may be lower than indicated in the Prospectus Supplement as a result of any reductions in the Stated Principal Balance thereof. In such circumstances, repayment of the Revolving Credit Loan would be dependent solely on the credit of the borrower under the Revolving Credit Loan
(the "Mortgagor"), and the ability to obtain repayment of the Revolving Credit Loan may be generally similar to that which would be experienced if the Revolving Credit
Loan were an unsecured consumer loan. Moreover, while in most jurisdictions a mortgagee would be permitted to elect to either foreclose or sue to collect the debt evidenced by the Mortgage Note, in some jurisdictions that prohibit suits to collect the debt until the mortgagee has sought to foreclose against the security, the mortgagee may be forced to foreclose first and obtain a deficiency judgment. In addition, in some jurisdictions, where the mortgagee has chosen to sue on the debt in lieu of foreclosure, the mortgagee will be barred from foreclosing against the security. See
"-Anti-Deficiency Legislation and other Limitations on Lenders".

Mortgagor Credit

     As a result of the foregoing considerations, the underwriting standards and procedures applicable thereto, as well as the repayment prospects thereof, may be more dependent on the creditworthiness of the Mortgagor and less dependent on the adequacy of the Mortgaged Property as collateral than would be the case under many first lien lending programs. As to such Revolving Credit
Loans, future changes in the Mortgagor's economic circumstances will have a significant effect on the likelihood of repayment. Although the Revolving Credit
Loans are generally subject to provisions whereby the Credit Limit may be reduced as a result of a material adverse change in the Mortgagor's economic circumstances, the Servicer or Master Servicer generally will not monitor for such changes and may not become aware of them until after the Mortgagor has defaulted. Under extreme circumstances, a Mortgagor may draw his entire Credit
Limit in response to personal financial needs resulting from an adverse change in circumstances.

     Future changes in a Mortgagor's economic circumstances may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. Any increase in prevailing market interest rates may adversely affect a Mortgagor, by increasing debt service on any Revolving
Credit Loans or on any other floating rate debt of the Mortgagor. In addition, for any Revolving Credit Loans secured by junior mortgages, changes in the payment terms of any related senior mortgage loan may adversely affect the Mortgagor's ability to pay principal and interest on such senior mortgage loan. For example, such changes may result if the senior mortgage loan is an adjustable rate loan and the interest rate thereon increases, which may occur with or without an increase in prevailing market interest rates if the increase is due to the phasing out of a reduced initial rate. Specific information about such senior mortgage loans, other than the amount thereof at origination of the corresponding Revolving Credit
Loan, generally will not be available and will not be included in the related Prospectus Supplement.

     General economic conditions, both on a national and regional basis, will also have an impact on the ability of Mortgagors to repay the Revolving Credit Loans.
Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Revolving Credit Loans underlying a series of Notes may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Any change in the deductibility for federal income tax purposes of interest payments on home equity loans may also have an impact on the ability of Mortgagors to repay the Revolving Credit Loans.

Revolving Credit Loan Characteristics

     Certain of the types of Revolving Credit Loans which may be included in the Mortgage Pools may involve additional uncertainties not present in traditional types of mortgage loans, or in home equity loans originated under other programs.

     Except for certain programs under which the Draw
Period is less than the full term thereof, required minimum monthly payments on Revolving Credit Loans are generally equal to or not significantly larger than the amount of interest currently accruing thereon, and therefore are not expected to significantly amortize the outstanding principal amount of such Revolving Credit
Loan prior to maturity, which amount may include substantial Draws recently made. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on such Revolving Credit Loan or to sell the related Mortgaged Property. Furthermore, Revolving
Credit Loans generally have adjustable rates that are subject to much higher maximum rates than typically apply to adjustable rate first mortgage loans, and which may be as high as applicable usury limitations. Mortgagors under such Revolving Credit Loans are generally qualified based on an assumed payment which reflects either the initial interest rate or a rate significantly lower than the maximum rate. An increase in the interest rate over the Mortgage Rate applicable at the time the Revolving
Credit Loan was originated may have an adverse effect on the Mortgagor's ability to pay the required monthly payment. In addition, an increase in prevailing market interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of a Revolving
Credit Loan at its maturity.

     To the extent that any losses are incurred on any of the Revolving Credit Loans that are not covered by the applicable credit enhancement, holders of Notes of the series secured by the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors.

Limitations, Reduction and Substitution of Credit
Enhancement

     With respect to each series of Notes, credit enhancement will be provided to cover delinquencies and losses on the underlying Revolving Credit Loans, subject to any applicable limitations. Credit enhancement will be provided in one or more of the forms referred to herein, including, but not limited to: subordination of Subordinate Securities of the same series;
Overcollateralization; a Financial Guaranty Insurance
Policy; a Letter of Credit; a Reserve Fund; or any combination thereof. See "Description of Credit
Enhancement" herein.

     As to any series of Notes, the amount of coverage under the applicable credit enhancement may be limited in amount, and if limited may be subject to periodic reduction in accordance with a schedule or formula.
Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses or risks, and may provide no coverage as to certain other types of losses or risks. For any type of credit enhancement which is generated in whole or in part by cash flows on the underlying Revolving Credit Loans (as may be the case for a Reserve Fund or Overcollateralization, for example), the amount of coverage provided thereby may be adversely affected under a variety of scenarios by factors such as the prepayment and draw experience of the Revolving Credit Loans, changes in the Mortgage Rates or Gross Margins applicable to the Revolving Credit Loans pursuant to the terms thereof, and changes in the relationship between the Mortgage Rates on the Revolving Credit Loans and the
Interest Rates on the Notes (which changes may result, in part, from changes in the relationship between different indexes respectively used to determine the Mortgage Rates and the Interest Rates). In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by any credit enhancement occur, such losses will be borne by the holders of the related Notes (or certain classes thereof).

     The rating of any series of Notes by any Rating
Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Revolving Credit Loans in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Company, the Master Servicer, GMAC Mortgage nor any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Notes.
See "Description of Credit Enhancement-Reduction or
Substitution of Credit Enhancement."

Yield and Prepayment Considerations

     The yield to maturity of the Notes of each series will depend on the rate and timing of principal payments
(including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Revolving Credit Loans, the rate and timing of Draws, and the price paid by Noteholders. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments or Draws on the related Revolving Credit Loans. Principal payments or
Draws are influenced by a number of factors, including prevailing market interest rates, national and regional economic conditions and changes in Mortgagors' personal and economic circumstances. See "Yield and Prepayment
Considerations" herein. In addition, the yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws on the related
Revolving Credit Loans, may be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Revolving Credit
Loans were originated.  For example, the Revolving Credit
Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit
Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new
Draws. Furthermore, Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes secured by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools. The yield to maturity of the Notes of each series will also be affected by the rate and timing of defaults on the related Revolving Credit
Loans.  See "Risk Factors-Special Features of the
Revolving Credit Loans" above.

     The yield to maturity on any Strip Notes will be extremely sensitive to the rate and timing of principal payments or Draws on the related Revolving Credit Loans.
In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with a Interest Rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate and timing of principal payments or Draws on the related Revolving Credit Loans than other classes of Notes.

Limited Liquidity

     There can be no assurance that a secondary market for the Notes of any series will develop or, if it does develop, that it will provide Noteholders with liquidity of investment or that it will continue for the life of the Notes of any series. Although the Prospectus
Supplement for any series of Notes may indicate that an underwriter specified therein intends to establish a secondary market in such Notes, no underwriter will be obligated to do so. The Notes will not be listed on any securities exchange.

Limited Obligations

     The Notes will evidence an obligation of the related
Trust Fund to remit certain payments to the registered holder thereof. The Notes will not represent an interest in or obligation of the Company, Residential Funding, GMAC Mortgage or any of their affiliates. The only obligations of the foregoing entities with respect to the Notes, the Revolving Credit Loans or any Mortgage
Securities will be the obligations (if any) of Residential Funding pursuant to certain limited representations and warranties made with respect to the Revolving Credit Loans, the obligation of Residential
Funding (or such other entity specified in the related
Prospectus Supplement) to advance funds to Mortgagors in respect of Draws and the servicing obligations of Residential Funding as Master Servicer under the related
Servicing Agreement. Neither the Notes nor the underlying Revolving Credit Loans or Mortgage Securities will be guaranteed or insured by any governmental agency or instrumentality, or by the Company, Residential
Funding, GMAC Mortgage or any of their affiliates.
Proceeds of the assets included in the related Trust Fund for each series of Notes (including the Revolving Credit
Loans or Mortgage Securities and any form of credit enhancement) will be the sole source of payments on the Notes, and there will be no recourse to the Company, Residential Funding, GMAC Mortgage or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Notes.


                  THE MORTGAGE POOLS

General

     Unless otherwise specified in the related Prospectus
Supplement, each Mortgage Pool will consist primarily of Revolving Credit Loans or certain balances thereof, minus the Spread, if any, or any other interest retained by the Company or any affiliate of the Company, evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust or other similar security instruments creating first or junior liens on one- to four-family residential properties, or interests in such Revolving Credit Loans (which may include Mortgage
Securities). The Mortgaged Properties will consist primarily of owner-occupied attached or detached one-family dwelling units, two- to four-family dwelling units, condominiums, townhouses, row houses, individual units in planned-unit developments and certain other dwelling units, and the fee, leasehold or other interests in the underlying real property. The Mortgaged
Properties may include vacation, second and non-owner-occupied homes. If specified in the related Prospectus
Supplement relating to a series of Notes, a Mortgage Pool may contain cooperative apartment loans ("Cooperative
Loans") evidenced by promissory notes ("Cooperative
Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings. As used herein, unless the context indicates otherwise, "Revolving Credit Loans" includes Cooperative Loans,
"Mortgaged Properties" includes shares in the related
Cooperative and the related proprietary leases or occupancy agreements securing Cooperative Notes,
"Mortgage Notes" includes Cooperative Notes and
"Mortgages" includes a security agreement with respect to a Cooperative Note.

     Each Revolving Credit Loan will be selected by the Company for inclusion in a Mortgage Pool from among those purchased by the Company, either directly or through its affiliates, including Residential Funding, from banks, savings and loan associations, mortgage bankers, investment banking firms, the FDIC and other mortgage loan originators or sellers not affiliated with the Company ("Unaffiliated Sellers") or from GMAC Mortgage, the indirect parent of the Company, and its affiliates
("Affiliated Sellers"; Unaffiliated Sellers and
Affiliated Sellers are collectively referred to herein as "Sellers"), all as described below under "Revolving
Credit Loan Program."  If a Mortgage Pool is composed of
Revolving Credit Loans acquired by the Company directly from Sellers other than Residential Funding, the related
Prospectus Supplement will specify the extent of Revolving Credit Loans so acquired. The characteristics of the Revolving Credit Loans are as described in the related Prospectus Supplement. Other mortgage loans available for purchase by the Company may have characteristics which would make them eligible for inclusion in a Mortgage Pool but were not selected for inclusion in such Mortgage Pool.

     Under certain circumstances, the Revolving Credit
Loans will be delivered either directly or indirectly to the Company by one or more Sellers identified in the related Prospectus Supplement, concurrently with the issuance of the related series of Notes (a "Designated
Seller Transaction"). Such Notes may be sold in whole or in part to any such Seller in exchange for the related
Revolving Credit Loans, or may be offered under any of the other methods described herein under "Methods of Distribution." The related Prospectus Supplement for a
Mortgage Pool composed of Revolving Credit Loans acquired by the Company pursuant to a Designated Seller
Transaction will generally include information, provided by the related Seller (the "Designated Seller"), about the Designated Seller, the Revolving Credit Loans and the underwriting standards applicable to the Revolving Credit
Loans.  None of the Company, Residential Funding, GMAC
Mortgage or any of their affiliates will make any representation or warranty with respect to such Revolving
Credit Loans, or any representation as to the accuracy or completeness of such information provided by the Seller.

     If specified in the related Prospectus Supplement, the Trust Fund securing a series of Notes may include
Mortgage Securities. The Mortgage Securities may have been issued previously by the Company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into such trusts, and selling beneficial interests in such trusts. As to any such series of Notes, the related Prospectus Supplement will include a description of such Mortgage Securities and any related credit enhancement, and the Revolving Credit Loans underlying such Mortgage Securities will be described together with any other Revolving Credit Loans included in the Mortgage
Pool relating to such series.

     In addition, with respect to any series of Notes secured by Mortgage Securities, such Mortgage Securities may consist of an ownership interest (an "Ownership
Interest") in a structuring entity formed by the Company for the limited purpose of holding the Revolving Credit
Loans relating to such series of Notes (a "Special
Purpose Entity"). A Special Purpose Entity may be organized in the form of a trust, limited partnership or limited liability company, and will be structured in a manner that will insulate the holders of Notes from liabilities of the Special Purpose Entity. The provisions governing such Special Purpose Entity generally will restrict the Special Purpose Entity from engaging in or conducting any business other than the holding of Revolving Credit Loans and any related assets and the issuance of ownership interests in such Revolving
Credit Loans and certain activities incidental thereto.
Any such Ownership Interest will evidence an ownership interest in the related Revolving Credit Loans as well as the right to receive specified cash flows derived from such Revolving Credit Loans, as described in the related
Prospectus Supplement. The obligations of the Depositor in respect of any such Ownership Interest will generally be limited to certain representations and warranties with respect to the Revolving Credit Loans, as described herein. Credit support of any of the types described herein under "Description of Credit Enhancement" may be provided for the benefit of any such Ownership Interest, if so specified in the related Prospectus Supplement. As to any such series of Notes, as used herein the term
"Mortgage Pool" includes the Revolving Credit Loans underlying such Mortgage Securities.

     The Prospectus Supplement for each series of Notes will contain information as to the type of Revolving
Credit Loans which will be included in the related
Mortgage Pool. Each Prospectus Supplement applicable to a series of Notes will include certain information, generally as of the Cut-off Date and to the extent then available to the Company, on an approximate basis, as to
(i) the aggregate principal balance of the Revolving
Credit Loans, (ii) the type of property securing the Revolving Credit Loans and related lien priority, (iii) the original or modified terms to maturity of the Revolving Credit Loans, (iv) the earliest origination or modification date and latest maturity date of the Revolving Credit Loans, (v) the Loan-to-Value Ratios or
Combined Loan-to-Value Ratios of the Revolving Credit
Loans, as applicable, (vi) the Mortgage Rate or range of Mortgage Rates borne by the Revolving Credit Loans, (vii) the applicable Index, the range of Gross Margins, the weighted average Gross Margin, the frequency of adjustments and maximum loan rate, (viii) the geographical distribution of the Mortgaged Properties,
(ix) the aggregate Credit Limits of the related Credit
Line Agreements and (x) if applicable, the weighted average Junior Ratio and Credit Utilization
Rate. A Current Report on Form 8-K will be available upon request to holders of the related series of Notes and will be filed, together with the related Trust
Agreement, with the Securities and Exchange Commission
(the "Commission") within fifteen days after the initial issuance of such Notes. The composition and characteristics of a Mortgage Pool may change from time to time as a result of any Draws made after the related
Cut-off Date under the related Credit Line Agreements that are included in the Mortgage Pool. In the event that Revolving Credit Loans are added to or deleted from the Trust Fund after the date of the related Prospectus
Supplement other than as a result of any such Draws, such addition or deletion will be noted in the Current Report on Form 8-K.

     With respect to each Revolving Credit Loan, the "Combined Loan-to-Value Ratio" or "CLTV" generally will be the ratio, expressed as a percentage, of the sum of
(i) the greater of the Cut-off Date Principal Balance or the Credit Limit, if applicable, and (ii) the principal balance of any related senior mortgage loan at origination of such Revolving Credit Loan together with any mortgage loan subordinate thereto, to the lesser of
(x) the appraised value of the related Mortgaged Property determined in the appraisal used in the origination of such Revolving Credit Loan and (y) if applicable under the corresponding program, the sales price of each Mortgaged Property. With respect to each Revolving
Credit Loan, the "Junior Ratio" generally will be the ratio, expressed as a percentage, of the greater of the Cut-off Date Principal Balance or the Credit
Limit, if applicable, of such Revolving Credit Loan to the sum of (i) the greater of the Cut-off Date Principal
Balance or the Credit Limit, if applicable, of such Revolving Credit Loan and (ii) the principal balance of any related senior mortgage loan at origination of such Revolving Credit Loan. The "Credit Utilization Rate" is determined by dividing the Cut-off Date Principal Balance of a Revolving Credit Loan by the Credit Limit of the related Credit Line Agreement.

     The Company will cause the Revolving Credit Loans constituting each Mortgage Pool (or Mortgage Securities evidencing interests therein) to be assigned to the Owner
Trustee named in the related Prospectus Supplement, for the benefit of the holders of all of the Securities of a series. The Master Servicer named in the related
Prospectus Supplement will service the Revolving Credit
Loans, either directly or through other mortgage servicing institutions ("Subservicers"), pursuant to a Servicing Agreement and will receive a fee for such services. See "Revolving Credit Loan Program" and
"Description of the Notes." With respect to those Revolving Credit Loans serviced by the Master Servicer through a Subservicer, the Master Servicer will remain liable for its servicing obligations under the related
Servicing Agreement as if the Master Servicer alone were servicing such Revolving Credit Loans. In addition to or in lieu of the Master Servicer for a series of Notes, the related Prospectus Supplement may identify an Administrator for the Trust Fund. The Administrator may be an affiliate of the Company. All references herein to "Master Servicer" and any discussions of the servicing and administration functions of the Master Servicer will also apply to the Administrator to the extent applicable.

     The Company's assignment of the Revolving Credit
Loans (or Mortgage Securities evidencing interests therein) to the Owner Trustee on behalf of the Trust will be without recourse. See "Description of the Notes-Assignment of Revolving Credit Loans." The Master
Servicer's obligations with respect to the Revolving
Credit Loans will consist principally of its contractual servicing obligations under the related Servicing
Agreement (including its obligation to enforce certain purchase obligations of Residential Funding or any Designated Seller and other obligations of Subservicers, as described herein under "Revolving Credit Loan
Program-Representations Relating to Revolving Credit
Loans," and "-Subservicing" and "Description of the Notes-Assignment of Revolving Credit Loans" or pursuant to the terms of any Mortgage Securities. Residential
Funding (or such other entity specified in the related
Prospectus Supplement) will be obligated to advance funds to Mortgagors in respect of Draws made after the related
Cut-off Date.

     The proceeds of the Revolving Credit Loans may be used by the borrower to improve the related Mortgaged
Properties, may be retained by the related Mortgagors or may be used for purposes unrelated to such Mortgaged
Properties.

     A Mortgaged Property securing a Revolving Credit
Loan may be subject to the senior liens of one or more conventional mortgage loans at the time of origination and may be subject to one or more junior liens at the time of origination or thereafter. A mortgage loan secured by any such junior lien or senior lien will likely not be included in the related Mortgage Pool, and the Company, an affiliate of the Company or an Unaffiliated Seller may have an interest in such mortgage loan. Since the Revolving Credit Loans are primarily secured by junior liens, such loans generally will not be required by the Company to be covered by a primary mortgage guaranty insurance policy insuring against default on such Revolving Credit Loan.

Revolving Credit Loans

     The Revolving Credit Loans will be originated pursuant to loan agreements (the "Credit Line
Agreements"). Interest on each Revolving Credit Loan will be calculated according to the daily simple interest method, and the billing cycle generally will be the calendar month preceding a Due Date. Each Revolving
Credit Loan will have an interest rate (a "Mortgage
Rate") that is subject to adjustment on the day specified in the related Mortgage Note, which may be daily or monthly, equal to the sum of (a) the index on such day as specified in the related Prospectus Supplement, and
(b) a fixed percentage set forth in the related Mortgage
Note (the "Gross Margin"), subject to the maximum rate set forth in the Mortgage Note and permitted by applicable law. Notwithstanding the forgoing, if so specified in the related Prospectus Supplement, a Revolving Credit Loan may have an introductory rate that is lower than the rate that would be in effect if the applicable Index and Gross Margin were used to determine the Mortgage Rate and as a result of such introductory rate, interest payments on the Notes may initially be lower than expected. See "Risk Factors-Special Features of the Revolving Credit Loans-Revolving Credit Loan
Characteristics" herein.

     Unless otherwise specified in the related Prospectus
Supplement, each Revolving Credit Loan will have a term to maturity from the date of origination of not more than 25 years. The Mortgagor for each Revolving Credit Loan may draw money (each, an "Additional Balance" or a "Draw") under the related Credit Line Agreement at any time during the period specified therein (such period as to any Revolving Credit Loan, the "Draw Period"). Unless otherwise specified in the related Prospectus Supplement, the Draw Period generally will not be more than 15 years.
Unless otherwise specified in the related Prospectus
Supplement, if the Draw Period is less than the full term thereof, the related Mortgagor will not be permitted to make any Draw during the period from the end of the related Draw Period to the related maturity date. The
Mortgagor for each Revolving Credit Loan will be obligated to make monthly payments thereon in a minimum amount as specified in the related Mortgage Note, which generally will not be less than the Finance Charge for the related billing cycle. The Mortgagor for each Revolving Credit Loan will be obligated to make a payment on the related maturity date in an amount equal to the Account Balance thereof on such maturity date, which may be a substantial principal amount. The maximum amount of any Draw is equal to the excess, if any, of the Credit
Limit over the principal balance outstanding under such Mortgage Note at the time of such Draw.

     Unless otherwise specified in the related Prospectus
Supplement, (a) the Finance Charge (the "Finance Charge")
for any billing cycle generally will be equal to interest
accrued on the average daily principal balance of such
Revolving Credit Loan for such billing cycle at the
related Mortgage Rate, (b) the Account Balance (the
"Account Balance") on any day generally will be the
aggregate of all related Draws funded on such day and
outstanding at the beginning of such day, plus the sum of
any unpaid Finance Charges and any unpaid fees, insurance
premiums and other charges (collectively, "Additional
Charges") that are due on such Revolving Credit Loan
minus the aggregate of all payments and credits that are
applied to the repayment of any such Draws on such day,
and   the "principal balance" on any day generally will
be the related Account Balance minus the sum of any unpaid Finance Charges and Additional Charges that are due on such Revolving Credit Loan. Payments made by or on behalf of the Mortgagor for each Revolving Credit Loan will be applied, first, to any unpaid Finance Charges that are due thereon, second, to any unpaid Additional
Charges that are due thereon, and third, to any related
Draws outstanding.

     Unless otherwise specified in the related Prospectus
Supplement, each Revolving Credit Loan may be prepaid in full or in part at any time and without penalty, the related Mortgagor will have the right during the related
Draw Period to make a Draw in the amount of any prepayment theretofore made with respect to such Revolving Credit Loan. The Mortgage Note or Mortgage related to each Revolving Credit Loan will contain a customary "due-on-sale" clause.

     As to each Revolving Credit Loan, the Mortgagor's rights to receive Draws during the Draw Period may be suspended, or the Credit Limit may be reduced, for cause under a limited number of circumstances, including, but not limited to: a materially adverse change in the Mortgagor's financial circumstances or a non-payment default by the Mortgagor. However, with respect to each Revolving Credit Loan, generally such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit Loan, at the discretion of the Master
Servicer, the Revolving Credit Loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to: the Mortgagor's failure to make any payment as required; any action or inaction by the Mortgagor that materially and adversely affects the Mortgaged Property or the rights in the Mortgaged Property; or fraud or material misrepresentation by a Mortgagor in connection with the Loan.


             REVOLVING CREDIT LOAN PROGRAM

     The Revolving Credit Loans will have been purchased by the Company, either directly or indirectly through Residential Funding from Sellers. The Revolving Credit
Loans will generally have been originated in accordance with the Company's underwriting standards or alternative underwriting criteria as described below under "Underwriting Standards" or as described in the related
Prospectus Supplement.

Underwriting Standards

     General Standards

     The Company's underwriting standards with respect to the Revolving Credit Loans will generally conform to those published in Residential Funding's Seller Guide
(together with Residential Funding's Servicer Guide, the
"Guide," as modified from time to time), including the provisions of the Guide applicable to the Company's Home
Equity Program (the "Home Equity Program"). The underwriting standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market, the consumer lending market and the market for mortgage securities. The Revolving Credit Loans may be underwritten by Residential Funding or by a designated third party. In certain circumstances, however, the Revolving Credit Loans may be underwritten only by the Seller. See "Underwriting Standards-Guide Standards" and
"Qualifications of Sellers." Residential Funding or a designated third party may perform only sample quality assurance reviews to determine whether the Revolving
Credit Loans in any Mortgage Pool were underwritten in accordance with applicable standards.

     With respect to the Company's underwriting standards, as well as any other underwriting standards that may be applicable to any Revolving Credit Loans, such underwriting standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Revolving Credit Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Revolving Credit Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Revolving Credit Loan is considered to be in substantial compliance with the underwriting standards.

     In addition, the Company purchases Revolving Credit
Loans which do not conform to the underwriting standards set forth in the Guide. Certain of the Revolving Credit
Loans will be purchased in negotiated transactions, and such negotiated transactions may be governed by agreements ("Master Commitments") relating to ongoing purchases of Revolving Credit Loans by Residential
Funding, from Sellers who will represent that the Revolving Credit Loans have been originated in accordance with underwriting standards agreed to by Residential
Funding. Residential Funding, on behalf of the Company or a designated third party, will generally review only a limited portion of the Revolving Credit Loans in any delivery of such Revolving Credit Loans from the related
Seller for conformity with the applicable underwriting standards. Certain other Revolving Credit Loans will be purchased from Sellers who will represent that the Revolving Credit Loans were originated pursuant to underwriting standards acceptable to Residential Funding.

     The level of review, if any, by Residential Funding or the Company of any Revolving Credit Loan for conformity with the applicable underwriting standards will vary depending on a number of factors, including (I) factors relating to the experience and status of the Seller, and (ii) factors relating to the specific
Revolving Credit Loan, including the Credit Limit, the
Combined Loan-to-Value Ratio, the loan type or loan program, and the applicable credit score of the related
Mortgagor used in connection with the origination of the Revolving Credit Loan (as determined based on a credit scoring model acceptable to the Company).

     The underwriting standards utilized in negotiated transactions and Master Commitments and the underwriting standards applicable to Revolving Credit Loans underlying
Mortgage Securities may vary substantially from the underwriting standards set forth in the Guide. Such underwriting standards are generally intended to provide an underwriter with information to evaluate the borrower's repayment ability and the value of the Mortgaged Property as collateral. Due to the variety of underwriting standards and review procedures that may be applicable to the Revolving Credit Loans included in any Mortgage Pool, the related Prospectus Supplement generally will not distinguish among the various underwriting standards applicable to the Revolving Credit
Loans nor describe any review for compliance with applicable underwriting standards performed by the Company or Residential Funding. Moreover, there can be no assurance that every Revolving Credit Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of Revolving Credit Loans underwritten pursuant to varying standards as described above will be equivalent under all circumstances. In the case of a Designated Seller Transaction, the applicable underwriting standards will be those of the Designated
Seller or of the originator of the Revolving Credit
Loans, and will be described in the related Prospectus
Supplement.

     The Company, either directly or indirectly through Residential Funding, will also purchase Revolving Credit
Loans from its affiliates, including GMAC Mortgage
Corporation of PA and Residential Money Centers, with underwriting standards generally in accordance with the Guide or as otherwise agreed to by the Company. However, certain of the Revolving Credit Loans may be employee or preferred customer loans with respect to which, in accordance with such affiliate's mortgage loan programs, no income, asset or employment verifications or appraisals were required. Neither the Company nor Residential Funding will review any affiliate's mortgage loans for conformity with the underwriting standards set forth in the Guide.

     Guide Standards

     The following is a brief description of the underwriting standards under the Home Equity Program set forth in the Guide for full documentation loan programs.
Initially, a prospective borrower (other than a trust if the trust is the borrower) is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy.
Under the Home Equity Program, the borrower generally must show, among other things, a minimum of one year credit history reported on the credit report and that no mortgage delinquencies (thirty days or greater) in the past twelve months existed. Borrowers who have less than a twelve month first mortgage payment history will be subject to certain additional lending restrictions. In addition, under the Home Equity Program, borrowers with a previous foreclosure or bankruptcy within the past seven years will not be allowed and a borrower must satisfy all judgments, liens and other legal actions with an original amount of $1,000 or greater prior to closing.
In addition, an employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.
In the case of a Revolving Credit Loan secured by a property owned by a trust, the foregoing procedures may be waived where the Mortgage Note is executed on behalf of the trust.

     Unless otherwise specified in the related Prospectus
Supplement, an appraisal is made of the Mortgaged
Property securing each Revolving Credit Loan. Such appraisals may be performed by appraisers independent from or affiliated with the Company, Residential Funding or their affiliates. Such appraisals, however, will not establish that the Mortgaged Properties provide assurance of repayment of the Revolving Credit Loans. See "Risk
Factors-Adequacy of Mortgaged Property" and "Description of the Notes-Realization Upon Defaulted Loans" herein.
The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. In certain circumstances, the appraiser is only required to perform an exterior inspection of the property. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Except as otherwise provided in the related Prospectus Supplement, under the Home Equity
Program, each appraisal is required to be dated no more than 180 days prior to the date of origination of the Revolving Credit Loan; provided, that depending on the Credit Limit an earlier appraisal may be utilized if such appraisal was made not earlier than two years prior to the date of origination of the mortgage loan and the related appraiser certifies that the value of the related mortgaged property has not declined since the date of the original appraisal or if a field review or statistical property valuation is obtained. Title searches are undertaken in most cases, and title insurance is required on all Revolving Credit Loans with Credit Limits in excess of $100,000.

     Under the Home Equity Program, the CLTV is generally calculated by reference to the lower of the appraised value as so determined or the sales price, if the Revolving Credit Loan is originated concurrently with or not more than 12 months after the origination of a first mortgage loan. In all other cases, the value used is generally the appraised value as so determined.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations
(including debt service on any related mortgage loan secured by a senior lien on the related Mortgaged
Property).  Unless otherwise provided in the related
Prospectus Supplement, for qualification purposes the monthly payment will be assumed to be an amount equal to 1.00% times the applicable Credit Limit. The Mortgage
Rate in effect from the origination date of a Revolving
Credit Loan to the first adjustment date generally will be lower, and may be significantly lower, than the sum of the then applicable Index and Gross Margin. Unless otherwise specified in the related Prospectus Supplement, the Revolving Credit Loans will not provide for negative amortization. Payment of the full outstanding principal balance at maturity may depend on the borrower's ability to obtain refinancing or to sell the Mortgaged Property prior to the maturity of the mortgage loan, and there can be no assurance that such refinancing will be available to the borrower or that such a sale will be possible.

     The underwriting standards set forth in the Guide may be varied in appropriate cases, including in "limited" or "reduced loan documentation" mortgage loan programs. Limited documentation programs generally permit fewer supporting documents to be obtained or waive income, asset and employment documentation requirements, and limited documentation programs generally compensate for increased credit risk by placing greater emphasis on either the review of the property to be financed or the borrower's ability to repay the Revolving Credit Loan.
For example, under Residential Funding's Easy Docs limited mortgage loan documentation program, certain submission requirements regarding income verification and debt-to-income ratios are removed, but the Seller is still required to perform a thorough credit underwriting of the mortgage loan. Generally, in order to be eligible for a reduced loan documentation program, a Mortgagor must have a good credit history, and other compensating factors (such as a relatively low Combined Loan-to-Value
Ratio, or other favorable underwriting factors) must be present.

     The Home Equity Program sets forth certain limitations with respect to the CLTV for the Revolving
Credit Loans and certain restrictions with respect to any related underlying first mortgage loan. The underwriting guidelines for the Home Equity Program permit CLTV's as high as 100%; however, the maximum permitted CLTV may be reduced due to a variety of underwriting criteria. In areas where property values are considered to be declining, the maximum permitted CLTV is 75%. The underwriting guidelines also include restrictions based on the borrower's debt-to-income ratio. In addition to the foregoing, an evaluation of the prospective borrower's credit quality will be made based on a credit scoring model approved by the Company. The Home Equity
Program underwriting guidelines include minimum credit score levels that may apply depending on certain factors of the Revolving Credit Loan. The required Gross Margins for Revolving Credit Loans purchased under the Home
Equity Program, as announced from time to time, vary based on a number of factors including CLTV, Credit Limit, documentation level, property type, and borrower debt-to-income ratio and credit score.

     In its evaluation of mortgage loans which have twenty-four or more months of payment experience, Residential Funding generally places greater weight on payment history and may take into account market and other economic trends while placing less weight on underwriting factors generally applied to newly originated mortgage loans.

Qualifications of Sellers

     Except with respect to Designated Seller
Transactions or unless otherwise specified in the related
Prospectus Supplement, each Seller (other than the
Federal Deposit Insurance Corporation (the "FDIC") and investment banking firms) will possess certain qualifications as of the date such Seller is approved to sell loans to Residential Funding. Each Seller from whom a Revolving Credit Loan is acquired will have been approved by Residential Funding for participation in Residential Funding's loan purchase programs. In determining whether to approve a seller for participation in the loan purchase program, Residential Funding generally will consider, among other things, the financial status (including the net worth) of the seller, the previous experience of the seller in originating home equity or first mortgage loans, the prior delinquency and loss experience of the seller, the underwriting standards employed by the seller and the quality control and, if applicable, servicing operations established by the seller. There can be no assurance that any Seller presently meets any qualifications or will continue to meet any qualifications at the time of inclusion of mortgage loans sold by it in the Trust Fund for a series of Notes, or thereafter. If a Seller becomes subject to the direct or indirect control of the FDIC, or if a Seller's net worth, financial performance or delinquency and foreclosure rates deteriorate, such institution may continue to be treated as a Seller. Any such event may adversely affect the ability of any such Seller to repurchase the Mortgage Loans in the event of a breach of a representation or warranty which has not been cured.

     The qualifications required of Sellers for approval by Residential Funding as participants in its loan purchase programs may not apply to Designated Sellers.
To the extent the Designated Seller fails to or is unable to repurchase the Revolving Credit Loan due to a breach of representation and warranty, neither the Company, Residential Funding nor any other entity will have assumed the representations and warranties, and any related losses will be borne by the Noteholders or by the credit enhancement, if any.

      A significant portion of the Revolving Credit Loans in each Mortgage Pool may have been originated by Sellers who do not possess but exceed the above-mentioned qualifications. With respect to certain Sellers who exceed such qualifications and also have delinquency and foreclosure rates with respect to their conventional loan portfolios acceptable to Residential Funding in its sole discretion, some of the generally applicable underwriting standards and program criteria described herein and in the Guide are often modified or waived with respect to Revolving Credit Loans originated or sold to the Company by such Sellers. The extent to which standards and criteria are modified or waived depends upon certain factors, including, without limitation, the net worth and financial performance of such Seller and the performance of such Seller's mortgage loan portfolio and those mortgage loans previously sold by it to Residential
Funding. Although a Seller's underwriting decisions may not be reviewed prior to the initial purchase of mortgage loans from it, such decisions will generally have been reviewed for compliance with the applicable underwriting standards prior to inclusion of such mortgage loans in the Trust Fund for a series of Notes.
However, with respect to certain Sellers who exhibit strong net worth, excellent financial performance and low delinquency and foreclosure rates with respect to its mortgage loans, such Seller's underwriting decisions may not be subject to such review.

Representations Relating to Revolving Credit Loans

     Unless otherwise specified in the related Prospectus
Supplement, each Seller will have made representations and warranties in respect of the Revolving Credit Loans sold by such Seller and evidenced by a series of Notes.
However, except as otherwise provided in the related
Prospectus Supplement, the representations and warranties of the Seller will not be assigned to the Indenture
Trustee for the benefit of the holders of the related series of Notes, and therefore a breach of the representations and warranties of the Seller generally will not be enforceable on behalf of the Trust Fund.

     In the case of a Mortgage Pool consisting of Revolving Credit Loans purchased by the Company from Sellers through Residential Funding, Residential Funding, except in the case of a Designated Seller Transaction or as to Revolving Credit Loans underlying any Mortgage
Securities or unless otherwise specified in the related
Prospectus Supplement, will have made certain limited representations and warranties regarding the Revolving
Credit Loans to the Company at the time (just prior to the initial issuance of the related series of Notes) that they are sold to the Company. Such representations and warranties will generally include, among other things, that: (I) as of the Cut-off Date, the information set forth in a listing of the related Revolving Credit Loans is true and correct in all material respects; (ii)
Residential Funding was the sole holder and owner of the Revolving Credit Loan free and clear of any and all liens and security interests; (iii) each Revolving Credit Loan complied in all material respects with all applicable local, state and federal laws; (iv) except as otherwise indicated in the related Prospectus Supplement, no Revolving Credit Loan is one month or more delinquent in payment of principal and interest; and (v) there is no delinquent tax or assessment lien against any Mortgaged
Property. In the event of a breach of a representation or warranty made by Residential Funding that materially adversely affects the interests of the Noteholders in a Revolving Credit Loan, Residential Funding will be obligated to repurchase or substitute for such Revolving
Credit Loan as described below.  In addition, Residential
Funding will be obligated to repurchase or substitute for any Revolving Credit Loan as to which it is discovered that the related Mortgage is not a valid lien on the related Mortgaged Property having at least the priority set forth with respect to such Revolving Credit Loan in the listing of related Revolving Credit Loans, subject only to (a) liens of real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage and certain other permissible title exceptions, other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment or marketability of the Mortgaged
Property, and (d) if applicable, the liens of the related senior mortgage loans. In addition, with respect to any Revolving Credit Loan as to which the Company delivers to the Indenture Trustee or the custodian an affidavit certifying that the original Mortgage Note has been lost or destroyed, if such Revolving Credit Loan subsequently is in default and the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note, Residential
Funding will be obligated to repurchase or substitute for such Revolving Credit Loan, in the manner described below. However, Residential Funding will not be required to repurchase or substitute for any Revolving Credit Loan as described above if the circumstances giving rise to such requirement also constitute fraud in the origination of the related Revolving Credit Loan. Furthermore, because the listing of the related Revolving Credit Loans generally contains information with respect to the Revolving Credit Loans as of the Cut-off Date, prepayments and, in certain limited circumstances, modifications to the interest rate and principal and interest payments may have been made with respect to one or more of the related Revolving Credit Loans between the Cut-off Date and the Closing Date. Neither Residential
Funding nor any Seller will be required to purchase or substitute for any Revolving Credit Loan as a result of such prepayment or modification.

     In a Designated Seller Transaction, unless otherwise specified in the related Prospectus Supplement, the Designated Seller will have made certain representations and warranties regarding the Revolving Credit Loans to the Company generally similar to those made in the preceding paragraph by Residential Funding.

     The Company will assign to the Owner Trustee (or the Special Purpose Entity, if applicable) all of its right, title and interest in each agreement by which it purchased a Revolving Credit Loan from Residential
Funding or a Designated Seller, insofar as such agreement relates to the representations and warranties made by a Designated Seller or Residential Funding, as the case may be, in respect of such Revolving Credit Loan and any remedies provided for with respect to any breach of such representations and warranties. If a Designated Seller or Residential Funding, as the case may be, cannot cure a breach of any representation or warranty made by it in respect of a Revolving Credit Loan which materially and adversely affects the interests of the Noteholders in such Revolving Credit Loan, within 90 days after notice from the Master Servicer, such Designated Seller or Residential Funding, as the case may be, will be obligated to purchase such Revolving Credit Loan at a price (the "Purchase Price") set forth in the related
Agreement, which Purchase Price will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest to the first day of the month following the month of repurchase at the Mortgage Rate
(less the amount, expressed as a percentage per annum, payable in respect of master servicing compensation or subservicing compensation, as applicable, and the Spread, if any).

     Unless otherwise specified in the related Prospectus
Supplement, as to any such Revolving Credit Loan required
to be purchased by Residential Funding as provided above,
rather than purchase the Revolving Credit Loan,
Residential Funding may, at its sole option, remove such
Revolving Credit Loan (a "Deleted Loan") from the Trust
Fund (or from the assets underlying any Mortgage
Securities, if applicable) and cause the Company to
substitute in its place another Revolving Credit Loan of
like kind (an "Eligible Substitute Loan").  The related
Prospectus Supplement will set forth the condition of any
Eligible Substitute Loan.   The related Agreement may
include additional requirements or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. Unless otherwise specified in the related Prospectus Supplement, a Designated Seller will have no option to substitute for a Revolving Credit Loan that it is obligated to repurchase in connection with a breach of a representation and warranty.

     The Master Servicer will be required under the Servicing Agreement to use its best reasonable efforts to enforce this purchase or substitution obligation for the benefit of the Indenture Trustee and the Noteholders, following such practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the Master Servicer in the event the Designated Seller or Residential Funding, as the case may be, fails to honor such obligation. In instances where a Designated Seller is unable, or disputes its obligation, to purchase affected Revolving
Credit Loans, the Master Servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with such Designated Seller that could provide for, among other things, the purchase of only a portion of the affected Revolving Credit Loans. Any such settlement could lead to losses on the Revolving Credit
Loans which would be borne by the related Notes. In accordance with the above described practices, the Master
Servicer will not be required to enforce any purchase of a Designated Seller arising from any misrepresentation by the Designated Seller, if the Master Servicer determines in the reasonable exercise of its business judgment that the matters related to such misrepresentation did not directly cause or are not likely to directly cause a loss on the related Revolving Credit Loan. If the Designated
Seller fails to repurchase and no breach of either the Company's or Residential Funding's representations has occurred, the Designated Seller's purchase obligation will not become an obligation of the Company or Residential Funding. Unless otherwise specified in the related Prospectus Supplement, the foregoing obligations will constitute the sole remedies available to Noteholders or the Indenture Trustee for a breach of any representation by a Designated Seller or by Residential
Funding in its capacity as a seller of Revolving Credit
Loans to the Company, or for any other event giving rise to such obligations as described above.

     Neither the Company nor the Master Servicer will be obligated to purchase a Revolving Credit Loan if a Designated Seller defaults on its obligation to do so, and no assurance can be given that the Designated Sellers will carry out such obligations with respect to Revolving
Credit Loans. Such a default by a Designated Seller is not a default by the Company or by the Master Servicer.
Any Revolving Credit Loan not so purchased or substituted for shall remain in the related Trust Fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available.

     Notwithstanding the foregoing, with respect to any Designated Seller that requests Residential Funding's consent to the transfer of subservicing rights relating to any Revolving Credit Loans to a successor servicer, Residential Funding may release such Designated Seller from liability under its representations and warranties described above, upon the assumption of such successor servicer of the Designated Seller's liability for such representations and warranties as of the date they were made. In that event, Residential Funding's rights under the instrument by which such successor servicer assumes the Designated Seller's liability will be assigned to the Owner Trustee (or the Special Purpose Entity, if applicable), and such successor servicer shall be deemed to be the "Designated Seller" for purposes of the foregoing provisions.

Subservicing

     The servicing for each Revolving Credit Loan will generally either be retained by the Seller (or its designee approved by the Master Servicer) as Subservicer, or will be released by the Seller to the Master Servicer and will be subsequently transferred to a Subservicer approved by the Master Servicer, and in either case will thereafter be serviced by the Subservicer pursuant to an agreement between the Master Servicer and the Subservicer
(a "Subservicing Agreement"). The Master Servicer may, but is not obligated to, assign such subservicing to designated subservicers which will be qualified Sellers and which may include GMAC Mortgage Corporation of PA or its affiliates. While such Subservicing Agreement will be a contract solely between the Master Servicer and the Subservicer, the Servicing Agreement applicable to any series of Notes will provide that, if for any reason the Master Servicer for such series of Notes is no longer the master servicer of the related Revolving Credit Loans, any successor Master Servicer must recognize the Subservicer's rights and obligations under such Subservicing Agreement.


               DESCRIPTION OF THE NOTES

General

     The Notes will be issued in series. Each series of Notes will be issued pursuant to an Indenture between the related Trust Fund and the entity named in the related
Prospectus Supplement as Indenture Trustee with respect to such series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. Each Indenture and Trust
Agreement will be filed with the Commission as an exhibit to a Form 8-K. The following summaries (together with additional summaries under "The Agreements" below as well as other pertinent information included elsewhere in this Prospectus, and subject to the related Prospectus
Supplement) do not describe all terms thereof but reflect the material provisions relating to the Notes common to each Agreement.

     Each series of Notes may consist of any one or a combination of the following: (I) a single class of Notes; (ii) two or more classes of Notes, one or more classes of Notes that are senior to any class or classes of any class or classes of Subordinate Securities as described in the respective Prospectus Supplement (any such series, a "Senior/Subordinate Series"); (iii) one or more classes of Strip Notes which will be entitled to (a) principal payments, with disproportionate, nominal or no interest payments or (b) interest payments, with disproportionate, nominal or no principal payments; (iv) two or more classes of Notes which differ as to the timing, sequential order, rate or amount of payments of principal or interest or both, or as to which payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Accrual Notes with respect to which certain accrued interest will not be paid but rather will be added to the principal balance thereof on each Payment Date for the period described in the related
Prospectus Supplement; or (v) similar classes of Notes with other payment characteristics, as described in the related Prospectus Supplement. Credit support for each series of Notes will be provided by a Financial Guaranty
Insurance Policy, Letter of Credit, Reserve Fund, by the subordination of one or more classes of Subordinate
Securities, overcollateralization or other credit enhancement as described in the Prospectus Supplement or under "Description of Credit Enhancement," or by any combination of the foregoing.

Form of Notes

     As specified in the related Prospectus Supplement, the Notes of each series will be issued either as physical certificates or in book-entry form. If issued as physical certificates, the Notes will be in fully registered form only in the denominations specified in the related Prospectus Supplement, and will be transferrable and exchangeable at the corporate trust office of the person appointed under the related
Agreement to register the Notes (the "Note Registrar").
No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. The term "Noteholder" as used herein refers to the entity whose name appears on the records of the Note Registrar (or, if applicable, a transfer agent) as the registered holder thereof, except as otherwise indicated in the related Prospectus
Supplement.

     If issued in book-entry form certain classes of a series of Notes will be initially issued through the book-entry facilities of The Depository Trust Company
("DTC"), or Cedel Bank, societe anonyme ("CEDEL") or the Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems, or through such other depository or facility as may be specified in the related Prospectus Supplement. As to any such class of Notes so issued ("Book-Entry Notes"), the record holder of such Notes will be DTC's nominee.
CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participating organizations ("DTC
Participants," and together with the CEDEL and Euroclear participating organizations "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in the accounts of Participants.
Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Other institutions that are not Participants but clear through or maintain a custodial relationship with Participants (such institutions, "Indirect Participants") have indirect access to DTC's clearance system.

     Unless otherwise specified in the related Prospectus
Supplement, no person acquiring an interest in any Book-
Entry Notes (each such person, a "Beneficial Owner") will be entitled to receive a Note representing such interest in registered, certificated form, unless either (I) DTC ceases to act as depository in respect thereof and a successor depository is not obtained or (ii) the Indenture Trustee elects in its sole discretion to discontinue the registration of such Notes through DTC. Prior to any such event,
 Beneficial Owners will not be recognized by the Indenture Trustee or the Master Servicer as holders of the related Notes for purposes of the related
Agreement, and Beneficial Owners will be able to exercise their rights as owners of such Notes only indirectly through DTC, Participants and Indirect Participants. Any
Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in Book-Entry Notes may do so only through DTC, either directly if such Beneficial Owner is a Participant or indirectly through Participants and, if applicable, Indirect Participants.
Pursuant to the procedures of DTC, transfers of the beneficial ownership of any Book-Entry Notes will be required to be made in minimum denominations specified in the related Prospectus Supplement. The ability of a Beneficial Owner to pledge Book-Entry Notes to persons or entities that are not Participants in the DTC system, or to otherwise act with respect to such Notes, may be limited because of the lack of physical certificates evidencing such Notes and because DTC may act only on behalf of Participants.

     Because of time zone differences, the securities account of a CEDEL or Euroclear participant as a result of a transaction with a DTC Participant (other than a depositary holding on behalf of CEDEL or Euroclear) will be credited during subsequent securities settlement processing day (which must be a business day for CEDEL or Euroclear, as the case may be) immediately following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Participant or CEDEL
Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or Euroclear Participant to a DTC Participant (other than the depositary for CEDEL or Euroclear) will be received with value on the DTC settlement date, but will be available in the relevant
CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL
Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant Depositaries; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines
(European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including
United States dollars. CEDEL provides to its CEDEL
Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary
Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and certain other organizations.
Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear
Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash.
Transactions may now be settled in any of 31 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.
Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear
Operator"), under contract with Euroclear Clearance
Systems S.C., a Belgian co-operative corporation (the
"Clearance Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Clearance
Cooperative. The Clearance Cooperative establishes policy for Euroclear on behalf of Euroclear Participants.
Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve
System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law
(collectively, the "Terms and Conditions"). The Terms and
Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments in respect of the Book-Entry Notes will be forwarded by the Indenture Trustee to DTC, and DTC will be responsible for forwarding such payments to Participants, each of which will be responsible for disbursing such payments to the Beneficial Owners it represents or, if applicable, to Indirect Participants.
Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their Notes. Under
DTC's procedures, DTC will take actions permitted to be taken by holders of any class of Book-Entry Notes under the related Agreement only at the direction of one or more Participants to whose account the Book-Entry Notes are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of Noteholders of any Class to the extent that Participants authorize such actions. None of the Master Servicer, the Company, the Indenture Trustee, the Owner Trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Assignment of Revolving Credit Loans

     At the time of issuance of a series of Notes, the Company will cause the Revolving Credit Loans or Mortgage
Securities being included in the related Trust Fund to be assigned without recourse to the Owner Trustee or its nominee (which may be the Custodian), on behalf of the related Trust, together with all principal and interest received on or with respect to such Revolving Credit
Loans or Mortgage Securities after the Cut-off Date
(other than principal and interest due on or before the Cut-off Date and any Spread). The Owner Trustee will, concurrently with such assignment, grant a security interest in the related Trust Fund to the Indenture
Trustee to secure such Notes. Each Revolving Credit Loan or Mortgage Security will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include, among other things, information as to the principal balance of each Revolving Credit Loan as of the Cut-off Date, as well as information respecting the Mortgage Rate, the currently scheduled monthly payment of principal and interest, the maturity of the Mortgage Note and the Combined Loan-to-Value Ratio at origination or modification.

     The Company will, as to each Revolving Credit Loan other than Revolving Credit Loans underlying any Mortgage
Securities, deliver to an entity specified in the related
Prospectus Supplement (which may be the Indenture
Trustee, a Custodian or another entity appointed by the Indenture Trustee) the legal documents relating to such Revolving Credit Loan that are in possession of the Company, which may include: (I) the Mortgage Note (and any modification or amendment thereto) endorsed without recourse either in blank or to the order of the Owner
Trustee or the Indenture Trustee (or a nominee thereof);
(ii) the Mortgage (except for any Mortgage not returned from the public recording office) with evidence of recording indicated thereon or, in the case of a Cooperative Loan, the respective security agreements and any applicable UCC financing statements; (iii) an assignment in recordable form of the Mortgage (or, with respect to a Cooperative Loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements); and
(iv) if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related
Agreement. Such assignments may be blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law. If so provided in the related Prospectus Supplement, the Company may not be required to deliver one or more of such documents if such documents are missing from the files of the party from whom such Revolving Credit Loans were purchased.

     In the event that, with respect to any Revolving
Credit Loan, the Company cannot deliver the Mortgage or any assignment with evidence of recording thereon concurrently with the execution and delivery of the related Trust Agreement because of a delay caused by the public recording office, the Company will deliver or cause to be delivered to the Indenture Trustee, the Custodian or another entity appointed by the Indenture
Trustee a true and correct photocopy of such Mortgage or assignment. The Company will deliver or cause to be delivered to the Indenture Trustee or the Custodian such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office or from the related Subservicer.

     Assignments of the Revolving Credit Loans will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Indenture Trustee or Owner Trustee, such recording is not required to protect the Indenture
Trustee's or Owner Trustee's interests in the Revolving
Credit Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Revolving Credit Loan, or except as otherwise specified in the related Prospectus
Supplement.

     Under certain circumstances, as to any series of Notes, the Company may have the option to repurchase
Revolving Credit Loans from the Trust Fund for cash, or in exchange for other Revolving Credit Loans or Permitted
Investments. Alternatively, for any series of Notes secured by Mortgage Securities, the Company may have the right to so repurchase Revolving Credit Loans from the entity that issued such Mortgage Securities. All provisions relating to such optional repurchase provisions will be described in the related Prospectus
Supplement.

Review of Revolving Credit Loans

     The Indenture Trustee will be authorized to appoint one or more custodians (each, a "Custodian") pursuant to a custodial agreement to maintain possession of and review documents relating to the Revolving Credit Loans as the agent of the Indenture Trustee or, following payment in full of the Notes and discharge of the Indenture, the Owner Trustee. The identity of such Custodian will be set forth in the related Prospectus
Supplement.

     The Indenture Trustee or the Custodian will hold such documents in trust for the benefit of the holders of the Securities (the "Securityholders") and, generally will review such documents within such period specified in the related Prospectus Supplement. If any such document is found to be defective in any material respect, the Indenture Trustee or such Custodian shall notify the Master Servicer and the Company, and if so specified in the related Prospectus Supplement, the Master Servicer, the Servicer or the Indenture Trustee shall notify Residential Funding or the Designated
Seller.  If Residential Funding or, in a Designated
Seller Transaction, the Designated Seller cannot cure such defect within such period specified in the related
Prospectus Supplement after notice of the defect is given to Residential Funding (or, if applicable, the Designated
Seller), Residential Funding (or, if applicable, the
Designated Seller) is required to, within such period specified in the related Prospectus Supplement, either repurchase the related Revolving Credit Loan or any property acquired in respect thereof from the Indenture
Trustee, or if permitted substitute for such Revolving
Credit Loan a new Revolving Credit Loan in accordance with the standards set forth herein. The Master Servicer will be obligated to enforce this obligation of Residential Funding or the Designated Seller to the extent described above under "Revolving Credit Loan
Program-Representations Relating to Revolving Credit
Loans," but such obligation is subject to the provisions described below under "-Realization Upon Defaulted
Loans."  There can be no assurance that the applicable
Designated Seller will fulfill its obligation to purchase any Revolving Credit Loan as described above. Unless otherwise specified in the related Prospectus Supplement, neither Residential Funding, the Master Servicer nor the Company will be obligated to purchase or substitute for such Revolving Credit Loan if the Designated Seller defaults on its obligation to do so. Unless otherwise specified in the related Prospectus Supplement, the obligation to repurchase or substitute for a Revolving
Credit Loan constitutes the sole remedy available to the Noteholders or the Indenture Trustee for a material defect in a constituent document. Any Revolving Credit
Loan not so purchased or substituted for shall remain in the related Trust Fund.

     The Master Servicer will make certain
representations and warranties regarding its authority to enter into, and its ability to perform its obligations under the Servicing Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Securityholders in a Revolving Credit Loan, the Master
Servicer will be obligated either to cure the breach in all material respects or to purchase the Revolving Credit
Loan at its Purchase Price (less unreimbursed advances, if applicable, made by the Master Servicer with respect to such Revolving Credit Loan) or, unless otherwise specified in the related Prospectus Supplement, to substitute for such Revolving Credit Loan an Eligible
Substitute Loan in accordance with the provisions for such substitution described above under "Revolving Credit
Loan Program-Representations Relating to Revolving Credit
Loans."  Unless otherwise specified in the related
Prospectus Supplement, this purchase obligation will constitute the sole remedy available to Noteholders or the Indenture Trustee for such a breach of representation by the Master Servicer. Any Revolving Credit Loan not so purchased or substituted for shall remain in the related
Trust Fund.

     As to any series of Notes secured by Mortgage
Securities, the applicable procedures for service of the related Revolving Credit Loans will be described in the related Prospectus Supplement.

Payments on Revolving Credit Loans; Deposits to Payment
Account

     Each Subservicer servicing a Revolving Credit Loan pursuant to a Subservicing Agreement will establish and maintain an account (the "Subservicing Account") which generally meets the requirements set forth in the Guide from time to time. A Subservicer is required to deposit into its Subservicing Account on a daily basis all amounts that are received by it in respect of the Revolving Credit Loans, less its servicing or other compensation. As specified in the Subservicing
Agreement, the Subservicer must remit or cause to be remitted to the Master Servicer all funds held in the Subservicing Account with respect to Revolving Credit
Loans that are required to be so remitted on a periodic basis not less frequently than monthly. If so specified in the related Prospectus Supplement, the Subservicer may also be required to advance on the scheduled date of remittance any monthly installment of principal and interest, less its servicing or other compensation, on any Revolving Credit Loan for which payment was not received from the Mortgagor.

     The Master Servicer will deposit or will cause to be deposited into an account (the "Custodial Account")
 certain payments and
collections received by it subsequent to the Cut-off Date
(other than payments due on or before the Cut-off Date), as specifically set forth in the related Agreement, which (except as otherwise provided therein) generally will include the following:

          (I)  payments on account of principal
     including principal payments received in advance of the date on which the related monthly payment is due (the "Due Date") ("Principal Prepayments"), on the Revolving Credit Loans or on the Mortgage
     Securities comprising a Trust Fund;

          (ii) payments on account of interest on the Revolving Credit Loans or on the Mortgage
     Securities comprising such Trust Fund, net of the portion of each payment thereof retained by the Subservicer, if any, as its servicing or other compensation;

          (iii)     amounts (net of unreimbursed
     liquidation expenses and insured expenses incurred, and unreimbursed Servicing Advances, if any, made by the related Subservicer) received and retained in connection with the liquidation of any defaulted
     Revolving Credit Loan, by foreclosure or otherwise
     ("Liquidation Proceeds"), including all proceeds of any hazard or other insurance policy covering any Revolving Credit Loan in such Mortgage Pool
     (together with any payments under any Letter of Credit, "Insurance Proceeds") or proceeds from any alternative arrangements established in lieu of any such insurance and described in the applicable
     Prospectus Supplement, other than proceeds to be applied to the restoration of the related property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

          (iv) proceeds of any Revolving Credit Loan in such Trust Fund purchased (or, in the case of a substitution, certain amounts representing a principal adjustment) by the Master Servicer, the Company, Residential Funding, any Subservicer or
     Seller or any other person pursuant to the terms of the related Agreement. See "Revolving Credit Loan
     Program-Representations Relating to Revolving
     Credit Loans," and "-Assignment of Revolving Credit
     Loans" above;

          (v)  any amount required to be deposited by
     the Master Servicer in connection with losses realized on investments of funds held in the Custodial Account, as described below; and

          (vi) any amounts required to be transferred from the Payment Account to the Custodial Account.

     In addition to the Custodial Account, the Master
Servicer will establish and maintain, in the name of the Indenture Trustee for the benefit of the holders of each series of Notes, an account for the disbursement of payments on the Revolving Credit Loans evidenced by each series of Notes (the "Payment Account"). Both the
Custodial Account and the Payment Account must be either
(I) maintained with a depository institution whose debt obligations at the time of any deposit therein are rated by any Rating Agency that rated one or more classes of Notes of the related series not less than a specified level comparable to the rating category of such Notes,
(ii) an account or accounts the deposits in which are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall be otherwise maintained such that, as evidenced by an opinion of counsel, the Noteholders have a claim with respect to the funds in such accounts or a perfected first priority security interest in any collateral securing such funds that is superior to the claims of any other depositors or creditors of the depository institution with which such accounts are maintained,
(iii) in the case of the Custodial Account, a trust account or accounts maintained in either the corporate trust department or the corporate asset services department of a financial institution which meets certain rating criteria, (iv) in the case of the Payment Account, a trust account or accounts maintained with the Indenture
Trustee, or (v) such other account or accounts acceptable to each applicable Rating Agency (an "Eligible Account").
The collateral that is eligible to secure amounts in an Eligible Account is limited to certain permitted investments, which are generally limited to United States government securities and other investments that are rated, at the time of acquisition, in one of the categories permitted by the related Agreement ("Permitted
Investments").

     On the day set forth in the related Prospectus
Supplement, the Master Servicer will withdraw from the Custodial Account and deposit into the applicable Payment
Account, in immediately available funds, the amount to be paid therefrom to Noteholders on such Payment Date, except as otherwise provided in the related Prospectus
Supplement. The Master Servicer or the Indenture Trustee will also deposit or cause to be deposited into the Payment Account (I) any payments under any Letter of Credit, Financial Guaranty Insurance Policy and any amounts required to be transferred to the Payment Account from a Reserve Fund, as described under "Credit
Enhancement" below or (iii) any amounts required to be paid by the Master Servicer out of its own funds due to the operation of a deductible clause in any blanket policy maintained by the Master Servicer to cover hazard losses on the Revolving Credit Loans as described under "Description of the Notes-Hazard Insurance; Claims
Thereunder" below, any payments received on any Mortgage
Securities included in the Trust Fund and any other amounts as set forth in the related Agreement.

     The portion of any payment received by the Master
Servicer in respect of a Revolving Credit Loan that is allocable to Spread will generally be deposited into the Custodial Account, but will not be deposited in the Payment Account for the related series of Notes and will be paid as provided in the related Agreement.

     Funds on deposit in the Custodial Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Payment
Date, and funds on deposit in the related Payment Account may be invested in Permitted Investments maturing, in general, no later than the Payment Date. Unless otherwise specified in the related Prospectus Supplement, all income and gain realized from any such investment will be for the account of the Master Servicer as additional servicing compensation. The amount of any loss incurred in connection with any such investment must be deposited in the Custodial Account or in the Payment
Account, as the case may be, by the Master Servicer out of its own funds upon realization of such loss.

Withdrawals from the Custodial Account

     The Master Servicer may, from time to time, make withdrawals from the Custodial Account for certain purposes, as specifically set forth in the related
Agreement, which generally will include the following:

          (I)  to make deposits to the Payment Account
     in the amounts and in the manner provided in the related Agreement and described in "-Payments on Revolving Credit Loans; Deposits to Payment
     Account" or in the related Prospectus Supplement;

          (ii) to reimburse itself or any Subservicer for amounts advanced in respect of taxes, insurance premiums or similar expenses ("Servicing Advances") as to any Mortgaged Property, out of late payments, Insurance Proceeds, Liquidation Proceeds or collections on the Revolving Credit Loan with respect to which such Servicing Advances were made;

          (iii)     to pay to itself or any Subservicer
     unpaid Servicing Fees and Subservicing Fees, out of payments or collections of interest on each Revolving Credit Loan;

          (iv) to pay to itself as additional servicing compensation any investment income on funds deposited in the Custodial Account, any amounts remitted by Subservicers as interest in respect of partial prepayments on the Revolving Credit Loans, and, if so provided in the Servicing Agreement, any profits realized upon disposition of a Mortgaged
     Property acquired by deed in lieu of foreclosure or repossession or otherwise allowed under the Agreement;

          (v)  to pay to itself, a Subservicer,
     Residential Funding, the Company or the Seller all amounts received with respect to each Revolving
     Credit Loan purchased, repurchased or removed pursuant to the terms of the related Agreement and not required to be paid as of the date on which the related Purchase Price is determined;

          (vi) to pay the Company or its assignee, or any other party named in the related Prospectus
     Supplement all amounts allocable to the Spread, if any, out of collections or payments which represent interest on each Revolving Credit Loan (including any Revolving Credit Loan as to which title to the underlying Mortgaged Property was acquired);

          (vii)     to reimburse itself or the Company
     for certain other expenses incurred for which it or the Company is entitled to reimbursement or against which it or the Company is indemnified pursuant to the related Agreement;

          (viii)    to clear the Custodial Account of
     amounts relating to the corresponding Revolving
     Credit Loans in connection with the termination of the Trust Fund pursuant to the related Agreement, as described in "The Agreements-Termination;
     Redemption of Notes";

          (ix) to pay to itself or any Subservicer for the funding of any Draws made on the Revolving
     Credit Loans, if applicable; and

          (x)  to make deposits to the Funding Account
     in the amounts and in the manner provided in the related Agreement, if applicable.

Payments

     On each Payment Date, payments of principal and interest (or, where applicable, of principal only or interest only) on each class of Notes entitled thereto will be made from amounts on deposit in the Payment
Account by the Indenture Trustee, the Master Servicer acting on behalf of the Indenture Trustee or a paying agent appointed by the Indenture Trustee or the Issuer
(the "Paying Agent"). Such payments will be made to the persons who are registered as the holders of such Notes at the close of business on the last business day of the preceding month (the "Record Date"). Payments will be made in immediately available funds (by wire transfer or otherwise) to the account of a Noteholder at a bank or other entity having appropriate facilities therefor, if such Noteholder has so notified the Indenture Trustee, the Master Servicer or the Paying Agent, as the case may be, and the applicable Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Note
Register. The final payment in redemption of the Notes will be made only upon presentation and surrender of the Notes at the office or agency of the Indenture Trustee specified in the notice to Noteholders. Payments will be made to each Noteholder in accordance with such holder's
Percentage Interest in a particular class.  The
("Percentage Interest") represented by a Note of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Note by the aggregate initial amount or notional balance of all the Notes of such class. In addition, amounts remaining in the Payment Account on each Payment Date after payments on the Notes will be applied for the purposes set forth in the Agreements, as described in the related Prospectus Supplement, including distributions on the related Certificates. Any amounts so distributed on the Certificates will be released from the lien of the Indenture.

Principal and Interest on the Notes

     The method of determining, and the amount of, payments of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Notes will be described in the related
Prospectus Supplement. Payments of interest on each class of Notes will be made prior to payments of principal thereon. Each class of Notes (other than certain classes of Strip Notes) may have a different
Interest Rate, which may be a fixed, variable or adjustable Interest Rate, or any combination of two or more such Interest Rates. The related Prospectus
Supplement will specify the Interest Rate or Rates for each class, or the initial Interest Rate or Rates and the method for determining the Interest Rate or Rates.
Unless otherwise specified in the related Prospectus
Supplement, interest on the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     On each Payment Date for a series of Notes, the Indenture Trustee or the Master Servicer on behalf of the Indenture Trustee will pay or cause the Paying Agent to pay, as the case may be, principal and interest to each holder of record on the Record Date of a class of Notes.
Unless otherwise specified in the related Prospectus
Supplement, payments to Noteholders of all classes within a series in respect of interest will have the same priority.

     In the case of a series of Notes which includes two or more classes of Notes, the timing, sequential order, priority of payment or amount of payments in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof shall be as set forth in the related Prospectus Supplement.
Payments in respect of principal of any class of Notes will be made on a pro rata basis among all of the Notes of such class unless otherwise set forth in the related
Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, payments of principal on the Notes will be limited to monthly principal payments on the Revolving Credit Loans, any Excess Interest, if applicable, applied as principal payments on the Notes and any amount paid as a payment of principal under the related form of Credit Enhancement.
If so specified in the related Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Revolving Credit Loans otherwise available for payment to the Notes are reinvested in Additional Balances or additional Revolving Credit Loans or accumulated in a trust account pending the commencement of an amortization period specified in the related Prospectus Supplement or the occurrence of certain events specified in the related
Prospectus Supplement.

     On the day specified in the related Prospectus
Supplement as the determination date (the "Determination
Date"), the Master Servicer will determine the amounts of principal and interest which will be paid to Noteholders on the succeeding Payment Date. Prior to the close of business on the business day succeeding each Determination Date, the Master Servicer will furnish a statement to the Indenture Trustee setting forth, among other things, the amount to be paid on the next succeeding Payment Date.

Funding Account

     If so specified in the related Prospectus
Supplement, the Trust Agreement or other agreement may provide for the transfer by the Sellers of additional
Revolving Credit Loans to the related Trust after the Closing Date. Such additional Revolving Credit Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer. As specified in the related Prospectus
Supplement, such transfer may be funded by the establishment of a Funding Account (a "Funding Account").
If a Funding Account is established, all or a portion of the proceeds of the sale of one or more Classes of Notes of the related series or a portion of collections on the Revolving Credit Loans in respect of principal will be deposited in such account to be released as additional
Revolving Credit Loans are transferred. Unless otherwise specified in the related Prospectus Supplement, a Funding
Account will be required to be maintained as an Eligible
Account, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Notes. Unless otherwise specified in the related Prospectus Supplement, the related Agreement or other agreement providing for the transfer of additional Revolving Credit Loans will provide that all such transfers must be made within 9 months (as to amounts representing proceeds of the sale of the Securities) or 12 months (as to amounts representing principal collections on the Revolving
Credit Loans) after the Closing Date, and that amounts set aside to fund such transfers (whether in a Funding
Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.

Reports to Noteholders

     On each Payment Date, the Master Servicer will forward or cause to be forwarded to each Noteholder of record a statement or statements with respect to the related Trust Fund setting forth the information described in the related Agreement. Except as otherwise provided in the related Agreement, such information generally will include the following, as applicable:

          (I)  the amount, if any, of such payment
     allocable to principal;

          (ii) the amount, if any, of such payment allocable to interest, and the amount, if any, of any shortfall in the amount of interest and principal;

          (iii)     the aggregate unpaid principal
     balance of the Revolving Credit Loans after giving effect to the payment of principal on such Payment
     Date;

          (iv) the outstanding principal balance or notional amount of each class of Notes after giving effect to the payment of principal on such Payment
     Date;

          (v)  based on the most recent reports
     furnished by Subservicers, the number of Revolving
     Credit Loans in the related Mortgage Pool that are delinquent (a) one month, (b) two months and three months, and that are in foreclosure and the aggregate principal balances of such Revolving
     Credit Loans or;

          (vi) the book value of any property acquired by such Trust Fund through foreclosure or grant of a deed in lieu of foreclosure;

          (vii)     the balance of the Reserve Fund, if
     any, at the close of business on such Payment Date;

          (viii)    the amount of coverage under any
     Letter of Credit or other form of credit enhancement covering default risk as of the close of business on the applicable Determination Date and a description of any credit enhancement substituted therefor;

          (ix) if applicable, any limited amounts
     available under the applicable credit support to cover Special Hazard Losses, Fraud Losses and
     Bankruptcy Losses, as of the close of business on the applicable Payment Date and a description of any change in the calculation of such amounts;

          (x)  in the case of Notes benefiting from
     alternative credit enhancement arrangements described in a Prospectus Supplement, the amount of coverage under such alternative arrangements as of the close of business on the applicable
     Determination Date; and

          (xi) with respect to any series of Notes as to which the Trust Fund includes Mortgage Securities, certain additional information as required under the related Agreement.

     Each amount set forth pursuant to clause (I) and
(ii) above will be expressed as a dollar amount per Single Note. As to a particular class of Notes, a "Single Note" generally will evidence a Percentage
Interest obtained by dividing $1,000 by the initial principal balance or notional balance of all the Notes of such class, except as otherwise provided in the related
Agreement. In addition to the information described above, reports to Noteholders will contain such other information as is set forth in the applicable Agreement, which may include, without limitation, reimbursements to Subservicers and the Master Servicer and losses borne by the related Trust Fund.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer will furnish a report to each holder of record of a class of Notes at any time during such calendar year. Such report will include information as to the aggregate of amounts reported pursuant to clauses (I) and (ii) above for such calendar year or, in the event such person was a holder of record of a class of Notes during a portion of such calendar year, for the applicable portion of such year.

Hazard Insurance; Claims Thereunder

     Each Revolving Credit Loan (other than a Cooperative
Loan) will be required to be covered by a hazard insurance policy (as described below). The following summary, as well as other pertinent information included elsewhere in this Prospectus, do not describe all terms of a hazard insurance policy but will reflect all material terms thereof relevant to an investment in the Notes. Such insurance is subject to underwriting and approval of individual Revolving Credit Loans by the respective insurers. The descriptions of any insurance policies described in this Prospectus or any Prospectus
Supplement and the coverage thereunder do not purport to be complete and are qualified in their entirety by reference to such forms of policies.

     The Servicing Agreement will require the Master
Servicer to cause to be maintained for each Mortgaged
Property a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. Such coverage generally will be in an amount equal to the lesser of (I) the maximum insurable value of such Mortgaged Property or
(ii) the outstanding balance of such Revolving Credit
Loan plus the outstanding balance on any mortgage loan senior to such Revolving Credit Loan except that, if generally available, such coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the Master Servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy or upon the extent to which information in this regard is furnished to the Master Servicer by Mortgagors or Subservicers.

     As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) will be deposited initially in the Custodial
Account and ultimately in the Payment Account.  The
Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the Revolving Credit
Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Custodial
Account or the applicable Payment Account all amounts which would have been deposited therein but for such clause.

     Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Revolving Credit Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy.

     Since the amount of hazard insurance that Mortgagors are required to maintain on the improvements securing the Revolving Credit Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.


           DESCRIPTION OF CREDIT ENHANCEMENT

     As set forth in the related Prospectus Supplement, the credit support provided with respect to each series of Notes will include one or more of the following:
subordination provided by the related Certificates, and by any other class of Subordinated Securities related to such series of Notes; Overcollateralization; a Reserve
Fund; a Financial Guaranty Insurance Policy; a Letter of
Credit; a surety bond, mortgage repurchase bond, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond or other types of insurance policies, or a secured or unsecured corporate guaranty, as described in the related Prospectus Supplement; or in such other form as may be described in the related Prospectus
Supplement.

     As to each series of Notes, each element of the credit support will cover losses or shortfalls incurred on the Revolving Credit Loans, or losses or shortfalls allocated to or borne by the Notes, as and to the extent described in the related Prospectus Supplement and at such times as described therein. If so provided in the related Prospectus Supplement, any element of the credit support may not be subject to limitations relating to the specific type of loss or shortfall incurred as to any Revolving Credit Loan. Alternatively, if so provided in the related Prospectus Supplement, the coverage provided by any element of the credit support may be comprised of one or more of the components described below. Each such component may have a dollar limit and will generally provide coverage with respect to Realized Losses, as defined below, that are (I) attributable to the Mortgagor's failure to make any payment of principal or interest as required under the Mortgage Note, but not including Special Hazard Losses, Extraordinary Losses or other losses resulting from damage to a Mortgaged
Property, Bankruptcy Losses or Fraud Losses (any such loss, a "Defaulted Loan Loss"); (ii) of a type generally covered by a special hazard insurance policy (any such loss, a "Special Hazard Loss") as described in the related Prospectus Supplement; (iii) attributable to certain actions which may be taken by a bankruptcy court in connection with a Revolving Credit Loan, including a reduction by a bankruptcy court of the principal balance of or the Mortgage Rate on a Revolving Credit Loan or an extension of its maturity (any such loss, a "Bankruptcy
Loss"); and (iv) incurred on defaulted Revolving Credit
Loans as to which there was fraud in the origination of such Revolving Credit Loans (any such loss, a "Fraud
Loss").

     Unless otherwise specified in the related Prospectus
Supplement, credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire outstanding principal balance of the Notes and interest thereon. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, Noteholders will bear their allocable share of deficiencies. In particular, if so provided in the related Prospectus Supplement, Defaulted Loan Losses, Special Hazard Losses, Bankruptcy
Losses and Fraud Losses in excess of the amount of coverage provided therefor and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses") will not be covered. To the extent that the credit enhancement for any series of Notes is exhausted or unavailable for any reason, the Noteholders will bear all further risks of loss not otherwise insured against.

     With respect to any defaulted Revolving Credit Loan that is finally liquidated, the amount of loss realized, if any (as described in the related Agreement, a "Realized Loss"), will equal the portion of the Stated
Principal Balance remaining after application of all amounts recovered (net of expenses allocable to the Trust
Fund) towards interest and principal owing on the Revolving Credit Loan. With respect to a Revolving
Credit Loan the principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of such reduction will be treated as a Realized
Loss.  The "Stated Principal Balance" of any Revolving
Credit Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date whether received or not, reduced by all amounts allocable to principal that are paid to Noteholders on or before the date of determination, and as further reduced to the extent that any Realized Loss thereon has been allocated to any Notes on or before such date.

     Each Prospectus Supplement will include a
description of (a) the amount payable under the credit
enhancement arrangement, if any, provided with respect to
a series, (b) any conditions to payment thereunder not
otherwise described herein,   the conditions under
which the amount payable under such credit support may be reduced and under which such credit support may be terminated or replaced and (d) the material provisions of any agreement relating to such credit support.
Additionally, each such Prospectus Supplement will set forth certain information with respect to the Credit
Enhancer.  As to any series of Notes, the related
Agreements may be modified from the descriptions set forth herein to provide for reimbursement rights, control rights or other provisions that may be required by an issuer of any third-party credit enhancement (the "Credit
Enhancer").

     The descriptions of any insurance policies, bonds or other instruments described in this Prospectus or any Prospectus Supplement and the coverage thereunder do not describe all terms thereof but will reflect all relevant terms thereof material to an investment in the Notes.
Copies of such instruments will be included as exhibits to the Form 8-K to be filed with the Commission in connection with the issuance of the related series of Notes.

Financial Guaranty Insurance Policy

     If so specified in the related Prospectus
Supplement, a financial guaranty insurance policy or surety bond (a "Financial Guaranty Insurance Policy") may be obtained and maintained for a Class or series of Notes. The issuer of the Financial Guaranty Insurance
Policy (the "Insurer") will be described in the related
Prospectus Supplement and a copy of the form of Financial
Guaranty Insurance Policy will be filed with the related
Current Report on Form 8-K.

     Unless otherwise specified in the related Prospectus
Supplement, a Financial Guaranty Insurance Policy will be unconditional and irrevocable and will guarantee to holders of the applicable Notes that an amount equal to the full amount of payments due to such holders will be received by the Indenture Trustee or its agent on behalf of such holders for payment on each Payment Date. The specific terms of any Financial Guaranty Insurance Policy will be set forth in the related Prospectus Supplement.
A Financial Guaranty Insurance Policy may have limitations and generally will not insure the obligation of the Sellers or the Master Servicer to purchase or substitute for a defective Revolving Credit Loan and will not guarantee any specific rate of principal prepayments.
Unless otherwise specified in the related Prospectus
Supplement, the Insurer will be subrogated to the rights of each holder to the extent the Insurer makes payments under the Financial Guaranty Insurance Policy.

Letter of Credit

     If any component of credit enhancement as to any series of Notes is to be provided by a letter of credit
(the "Letter of Credit"), a bank (the "Letter of Credit
Bank") will deliver to the Indenture Trustee an irrevocable Letter of Credit. The Letter of Credit may provide direct coverage with respect to the Revolving
Credit Loans. The Letter of Credit Bank, the amount available under the Letter of Credit with respect to each component of credit enhancement, the expiration date of the Letter of Credit, and a more detailed description of the Letter of Credit will be specified in the related
Prospectus Supplement. On or before each Payment Date, the Letter of Credit Bank will be required to make certain payments after notification from the Indenture
Trustee, to be deposited in the related Payment Account with respect to the coverage provided thereby.

Subordination

     With respect to each series of Notes, the related
Certificates will be subordinate thereto as described in the Prospectus Supplement. A Senior/Subordinate Series of Notes will consist of one or more classes of Notes and one or more classes of Subordinate Securities, as set forth in the related Prospectus Supplement. With respect to any Senior/Subordinate Series, the total amount available for payment on each Payment Date, as well as the method for allocating such amount among the various classes of Notes included in such series, will be described in the related Prospectus Supplement.
Generally, with respect to any such series the amount available for payment will be allocated first to interest on the Notes of such series, and then to principal of the Notes up to the amounts described in the related
Prospectus Supplement, prior to allocation of any amounts to the Subordinate Securities of such series.

     Realized Losses will be allocated to the Subordinate
Securities of the related series in the order specified in the related Prospectus Supplement until the outstanding principal balance of such Class has been reduced to zero. Additional Realized Losses, if any, will be allocated to the Notes. If such series includes more than one class of Notes, such additional Realized
Losses will be allocated either on a pro rata basis among all of the Notes in proportion to their respective outstanding principal balances or as otherwise provided in the related Prospectus Supplement. The respective amounts of specified types of losses (including certain
Special Hazard Losses, Fraud Losses and Bankruptcy
Losses) that may be borne solely by the Subordinate
Securities may be limited to an amount described in the related Prospectus Supplement, in which case such losses would be allocated on a pro rata basis among all outstanding classes of Notes. Generally, any allocation of a Realized Loss to a Note will be made by reducing the outstanding principal balance thereof as of the Payment
Date following the calendar month in which such Realized
Loss was incurred.

     To the extent provided in the related Prospectus
Supplement, certain amounts otherwise payable on any Payment Date to holders of Subordinate Securities may be deposited into a Reserve Fund. Amounts held in any Reserve Fund may be applied as described under "Description of Credit Enhancement-Reserve Funds" in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above. Any such variation and any additional credit enhancement will be described in the related Prospectus Supplement.

Overcollateralization

     If so specified in the related Prospectus
Supplement, interest collections on the Revolving Credit
Loans may exceed interest payments on the Securities for the related Payment Date (such excess referred to as "Excess Interest"). Such Excess Interest may be deposited into a Reserve Fund or applied as a payment of principal on the Notes. To the extent Excess Interest is applied as principal payments on the Notes, the effect will be to reduce the principal balance of the Notes relative to the outstanding balance of the Revolving
Credit Loans, thereby creating "Overcollateralization" and additional protection to the Noteholders, as specified in the related Prospectus Supplement.

Reserve Funds

     If so specified in the related Prospectus
Supplement, the Company will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash or Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the related Prospectus Supplement, a Reserve
Fund may be funded through application of all or a portion of amounts otherwise payable on any related
Subordinate Securities, from the Spread or otherwise.  A
Reserve Fund for a series of Notes which is funded over time by depositing therein a portion of the interest payment on each Revolving Credit Loan may be referred to as a "Spread Account" in the related Prospectus
Supplement and related Agreement. To the extent that the funding of the Reserve Fund is dependent on amounts otherwise payable on related Subordinate Securities, Spread or other cash flows attributable to the related
Revolving Credit Loans or on reinvestment income, the Reserve Fund may provide less coverage than initially expected if the cash flows or reinvestment income on which such funding is dependent are lower than anticipated. With respect to any series of Notes as to which credit enhancement includes a Letter of Credit, if so specified in the related Prospectus Supplement, under certain circumstances the remaining amount of the Letter of Credit may be drawn by the Indenture Trustee and deposited in a Reserve Fund.

     Amounts in a Reserve Fund may be paid to Noteholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related
Trust Fund. A Reserve Fund may provide coverage to more than one series of Notes if set forth in the related
Prospectus Supplement.  If so specified in the related
Prospectus Supplement, Reserve Funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Payment Date amounts in a Reserve Fund in excess of any amount required to be maintained therein may be released from the Reserve Fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Notes.

     Unless otherwise specified in the related Prospectus
Supplement, the Indenture Trustee will have a perfected security interest for the benefit of the Noteholders in the assets in the Reserve Fund. However, to the extent that the Company, any affiliate thereof or any other entity has an interest in any Reserve Fund, in the event of the bankruptcy, receivership or insolvency of such entity, there could be delays in withdrawals from the Reserve Fund and the corresponding payments to the Noteholders. Such delays could adversely affect the yield to investors on the related Notes.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the Master Servicer or any other person named in the related Prospectus
Supplement.  Unless otherwise specified in the related
Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to the Master Servicer or another service provider as additional compensation.

Maintenance of Credit Enhancement

     If credit enhancement has been obtained for a series of Notes, the Indenture Trustee or Master Servicer (as set forth in the related Agreement) will be obligated to exercise its best reasonable efforts to keep or cause to be kept such credit enhancement in full force and effect throughout the term of the applicable Agreements, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "-Reduction or Substitution of Credit Enhancement." The Master Servicer, on behalf of itself, the Indenture Trustee and Noteholders, will provide the Indenture Trustee information required for the Indenture Trustee to draw any applicable credit enhancement.

     Unless otherwise specified in the related Prospectus
Supplement, the Master Servicer will agree to pay the premiums for each Financial Guaranty Insurance Policy on a timely basis. In the event the related insurer ceases to be a "Qualified Insurer" because it ceases to be qualified under applicable law to transact such insurance business or coverage is terminated for any reason other than exhaustion of such coverage, the Master Servicer will use its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement insurance policy or bond with a total coverage equal to the then outstanding coverage of such policy or bond. If the cost of the replacement policy is greater than the cost of such policy or bond, the coverage of the replacement policy or bond will, unless otherwise agreed to by the Company, be reduced to a level such that its premium rate does not exceed the premium rate on the original insurance policy. Any losses in market value of the Notes associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the Noteholders.

     If any property securing a defaulted Revolving
Credit Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any Letter of Credit, the Master
Servicer is not required to expend its own funds to restore the damaged property unless it determines (I) that such restoration will increase the proceeds to one or more classes of Noteholders on liquidation of the Revolving Credit Loan after reimbursement of the Master
Servicer for its expenses and (ii) that such expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds. If recovery under any Letter of Credit or other credit enhancement is not available because the Master Servicer has been unable to make the above determinations, has made such determinations incorrectly or recovery is not available for any other reason, the Master Servicer is nevertheless obligated to follow such normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted Revolving Credit
Loan and in the event such determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with such restoration.

Reduction or Substitution of Credit Enhancement

     The amount of credit support provided with respect to any series of Notes may be reduced under certain specified circumstances. In most cases, the amount available as credit support will be subject to periodic reduction on a non-discretionary basis in accordance with a schedule or formula set forth in the related Agreement.
Additionally, in most cases, such credit support may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the Noteholders, upon the written assurance from each applicable Rating
Agency that the then-current rating of the related series of Notes will not be adversely affected thereby.
Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating of each class of the related Notes may be downgraded to a corresponding level, and, unless otherwise specified in the related Prospectus
Supplement, the Master Servicer will not be obligated to obtain replacement credit support in order to restore the rating of the Notes. The Master Servicer will also be permitted to replace such credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level, provided that the then-current rating of each class of the related series of Notes is maintained.
Where the credit support is in the form of a Reserve
Fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the Reserve Fund to the Company, the Master Servicer or such other person that is entitled thereto. Any assets so released will not be available for payments in future periods.


                      THE COMPANY

     The Company is an indirect wholly-owned subsidiary of GMAC Mortgage, which is a wholly-owned subsidiary of General Motors Acceptance Corporation. The Company was incorporated in the State of Delaware on May 5, 1995.
The Company was organized for the purpose of acquiring first or junior lien home equity mortgage loans and mortgage securities and issuing securities backed by such mortgage loans and mortgage securities. The Company anticipates that it will in many cases have acquired
Revolving Credit Loans indirectly through Residential
Funding, which is also an indirect wholly-owned subsidiary of GMAC Mortgage. The Company does not have, nor is it expected in the future to have, any significant assets.

     The Notes do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Notes will be pursuant to certain limited representations and warranties made by the Company or as otherwise provided in the related Prospectus Supplement.

     The Company maintains its principal office at 8400
Normandale Lake Boulevard, Suite 700, Minneapolis,
Minnesota 55437.  Its telephone number is (612) 832-7000.


            RESIDENTIAL FUNDING CORPORATION

     If so specified in the related Prospectus
Supplement, Residential Funding, an affiliate of the Company, will act as the Master Servicer or Administrator for a series of Notes.

     Residential Funding buys mortgage loans under several loan purchase programs from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements and services mortgage loans for its own account and for others.
Residential Funding's principal executive offices are located at 8400 Normandale Lake Boulevard, Suite 700,
Minneapolis, Minnesota 55437.  Its telephone number is
(612) 832-7000. Residential Funding conducts operations from its headquarters in Minneapolis and from offices located in California, Colorado, Connecticut, Florida,
Georgia,
Maryland, New York, North Carolina, Rhode Island and
Texas. At March 31, 1996, Residential Funding was master servicing a first lien loan portfolio of approximately
$28.9 billion.


          SERVICING OF REVOLVING CREDIT LOANS

     The Master Servicer will be required to service and administer the Revolving Credit Loans in a manner generally consistent with the Guide and the terms of the servicing agreement entered into by the Master Servicer with the Company, an affiliate of the Company or other applicable entity (each, a "Servicing Agreement").

Subservicing

     In connection with any series of Securities the Master Servicer may enter into one or more Subservicing
Agreements.  See "Revolving Credit Loan Program-
Subservicing." Each Subservicer generally will be required to perform the customary functions of a servicer, including but not limited to, collection of payments from Mortgagors and remittance of such collections to the Master Servicer; maintenance of escrow or impoundment accounts of Mortgagors for payment of taxes, insurance and other items required to be paid by the Mortgagor pursuant to the Revolving Credit Loan, if applicable; processing of assumptions or substitutions
(although, unless otherwise specified in the related
Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage); attempting to cure delinquencies; supervising foreclosures; inspection and management of Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Revolving Credit Loans. The Subservicer may be required to make advances to the holder of any related first mortgage loan to avoid or cure any delinquencies to the extent that doing so would be prudent and necessary to protect the interests of the Securityholders. A Subservicer also may be obligated to make advances to the Master Servicer in respect of certain taxes and insurance premiums not paid on a timely basis by Mortgagors. The Subservicer generally shall be responsible for performing all collection and other servicing functions with respect to any delinquent loan or foreclosure proceeding. In addition, the Subservicer is required to advance funds to cover any Draws made on a Revolving Credit Loan subject to reimbursement by the entity specified in the related Prospectus Supplement.
No assurance can be given that the Subservicers will carry out their advance or payment obligations with respect to the Revolving Credit Loans. Unless otherwise specified in the related Prospectus Supplement, a Subservicer may transfer its servicing obligations to another entity that has been approved for participation in Residential Funding's loan purchase programs, but only with the approval of the Master Servicer.

     Each Subservicer will be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Subservicer in its servicing capacity. Each Subservicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master
Servicer.

     Each Subservicer will be required to service each Revolving Credit Loan pursuant to the terms of the Subservicing Agreement for the entire term of such Revolving Credit Loan, unless the Subservicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. Subject to applicable law, the Master Servicer may have the right to terminate a Subservicing Agreement immediately upon the giving of notice upon certain stated events, including the violation of such Subservicing Agreement by the Subservicer, or up to ninety days' notice to the Subservicer without cause upon payment of certain amounts set forth in the Subservicing Agreement. Upon termination of a Subservicing Agreement, the Master
Servicer may act as servicer of the related Revolving
Credit Loans or enter into one or more new Subservicing
Agreements. The Master Servicer may agree with a Subservicer to amend a Subservicing Agreement. Any amendments to a Subservicing Agreement or to a new
Subservicing Agreement may contain provisions different from those described above which are in effect in the original Subservicing Agreements.

Collection and Other Servicing Procedures

     The Master Servicer, directly or through Subservicers, as the case may be, will make reasonable efforts to collect all payments required under the Revolving Credit Loans and will, consistent with the Servicing Agreement and any credit enhancement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the Revolving
Credit Loans.  Consistent with the foregoing, the Master
Servicer may in its discretion (I) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Revolving Credit Loan and (ii) extend the Due Date for payments due on a Revolving Credit Loan, provided, however, that the Master
Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage. With respect to any series of Notes as to which the Trust Fund includes Mortgage
Securities, the Master Servicer's servicing and administration obligations will be pursuant to the terms of such Mortgage Securities.

     Under its Subservicing Agreement, a Subservicer is granted certain discretion to extend relief to Mortgagors whose payments become delinquent. A Subservicer may grant a period of temporary indulgence (generally up to three months) to a Mortgagor or may enter into a liquidating plan providing for repayment by the Mortgagor of delinquent amounts within six months from the date of execution of the plan, in each case without the prior approval of the Master Servicer. Other types of forbearance generally require Master Servicer approval.
Neither indulgence nor forbearance with respect to a Revolving Credit Loan will affect the interest rate or rates used in calculating payments to Securityholders.
See "-Payments."

     The Master Servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under the Servicing Agreement. The
Master Servicer may be subject to certain restrictions under the Servicing Agreement with respect to the refinancing of a lien senior to a Revolving Credit Loan on the related Mortgaged Property.

Realization Upon Defaulted Loans

     With respect to a Revolving Credit Loan in default, the Master Servicer or the related Subservicer will decide whether to foreclose upon the Mortgaged Property or write off the principal balance of the Revolving
Credit Loan, as a bad debt. In connection with such decision, the Master Servicer or the related Subservicer will, following usual practices in connection with senior and junior mortgage servicing activities, estimate the proceeds expected to be received and the expenses expected to be incurred in connection with such foreclosure to determine whether a foreclosure proceeding is appropriate. To the extent that a Revolving Credit
Loan is a junior Revolving Credit Loan, following any default thereon, unless foreclosure proceeds for such Revolving Credit Loan are expected to at least satisfy the related senior mortgage loan in full and to pay foreclosure costs, it is likely that such Revolving
Credit Loan will be written off as bad debt with no foreclosure proceeding. See "Risk Factors-Special
Features of the Revolving Credit Loans" herein. In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the Indenture
Trustee or to its nominee on behalf of Noteholders.
Notwithstanding any such acquisition of title and cancellation of the related Revolving Credit Loan, such Revolving Credit Loan (an "REO Revolving Credit Loan") will be considered for most purposes to be an outstanding
Revolving Credit Loan held in the Trust Fund until such time as the Mortgaged Property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to such defaulted
Revolving Credit Loan (a "Liquidated Revolving Credit
Loan"). To the extent provided in the related Agreement and related Servicing Agreement, any income (net of expenses and other than gains described below) received by the Subservicer or the Master Servicer on such Mortgaged Property, prior to its disposition will be deposited in the Custodial Account upon receipt and will be available at such time for making payments to Noteholders.

     With respect to a Revolving Credit Loan in default, the Master Servicer may pursue foreclosure (or similar remedies) subject to any senior loan positions and certain other restrictions pertaining to junior loans as described under "Certain Legal Aspects of Revolving
Credit Loans and Related Matters-Foreclosure on Revolving
Credit Loans" concurrently with pursuing any remedy for a breach of a representation and warranty. However, the Master Servicer is not required to continue to pursue both such remedies if it determines that one such remedy is more likely to result in a greater recovery. Upon the first to occur of final liquidation and a repurchase or substitution pursuant to a breach of a representation and warranty, such Revolving Credit Loan will be removed from the related Trust Fund. The Master Servicer may elect to treat a defaulted Revolving Credit Loan as having been finally liquidated if substantially all amounts expected to be received in connection therewith have been received. Any additional liquidation expenses relating to such Revolving Credit Loan thereafter incurred will be reimbursable to the Master Servicer (or any Subservicer) from any amounts otherwise payable to the related
Noteholders, or may be offset by any subsequent recovery related to such Revolving Credit Loan. Alternatively, for purposes of determining the amount of related
Liquidation Proceeds to be paid to Noteholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit enhancement, the Master Servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with such defaulted Revolving
Credit Loan.

     With respect to certain series of Notes, if so provided in the related Prospectus Supplement, the applicable form of credit enhancement may provide, to the extent of coverage thereunder, that a defaulted Revolving
Credit Loan or REO Revolving Credit Loan will be removed from the Trust Fund prior to the final liquidation thereof. In addition, the Master Servicer will generally have the option to purchase from the Trust Fund any defaulted Revolving Credit Loan after a specified period of delinquency. If a defaulted Revolving Credit Loan or REO Revolving Credit Loan is not so removed from the Trust Fund, then, upon the final liquidation thereof, if a loss is realized which is not covered by any applicable form of credit enhancement or other insurance, the Noteholders will bear such loss. However, if a gain results from the final liquidation of an REO Revolving
Credit Loan which is not required by law to be remitted to the related Mortgagor, the Master Servicer will be entitled to retain such gain as additional servicing compensation unless the related Prospectus Supplement provides otherwise. For a description of the Master
Servicer's obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the Revolving Credit Loans, see "Description of Credit Enhancement" and "Description of the Securities-Hazard Insurance; Claims Thereunder."

Servicing Compensation and Payment of Expenses

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Notes will be equal to the percentage per annum described in the related Prospectus
Supplement (which may vary under certain circumstances).
As compensation for its servicing duties, a Subservicer or, if there is no Subservicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement, which may vary under certain circumstances from the amounts described in the Prospectus Supplement. Certain Subservicers may also receive additional compensation in the amount of all or a portion of the interest due and payable on the applicable Revolving Credit Loan which is over and above the interest rate specified at the time the Company or Residential Funding, as the case may be, committed to purchase the Revolving Credit Loan. See "Revolving
Credit Loan Program- Subservicing." Subservicers will be required to pay to the Master Servicer an amount equal to one month's interest (net of its servicing or other compensation) on the amount of any partial Principal
Prepayment.  Unless otherwise specified in the related
Prospectus Supplement, the Master Servicer will retain such amounts to the extent collected from Subservicers.
In addition, the Master Servicer or a Subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the Custodial Account or the applicable Payment Account (unless otherwise specified in the related Prospectus Supplement) or in a Subservicing
Account, as the case may be.

     The Master Servicer (or, if specified in the related
Agreement, the Indenture Trustee on behalf of the applicable Trust Fund) will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the Servicing Agreement, including, without limitation, payment of any fee or other amount payable in respect of certain credit enhancement arrangements, payment of the fees and disbursements of the Indenture Trustee, any custodian appointed by the Indenture Trustee, the Note Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Subservicers and Designated
Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Subservicers and Designated Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Revolving Credit
Loans and in connection with the restoration of Mortgaged
Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related
Liquidation Proceeds (including Insurance Proceeds).

     The Prospectus Supplement for a series of Notes will specify whether there will be any Spread retained. Any such Spread will be a specified portion of the interest payable on each Revolving Credit Loan in a Mortgage Pool.
Any such Spread will be established on a loan-by-loan basis and the amount thereof with respect to each Revolving Credit Loan in a Mortgage Pool will be specified on an exhibit to the related Agreement. Any
Spread in respect of a Revolving Credit Loan will represent a specified portion of the interest payable thereon and will not be part of the related Trust Fund.
Any partial recovery of interest in respect of a Revolving Credit Loan will be allocated between the owners of any Spread and the holders of classes of Securities entitled to payments of interest as provided in the Prospectus Supplement and the applicable
Agreement.

Evidence as to Compliance

     Each Servicing Agreement will provide for delivery
(on or before a specified date in each year) to the Indenture Trustee of a annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled in all material respects the minimum servicing standards set forth in the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban
Development for use by independent public accountants, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Federal Home Loan
Mortgage Corporation (each, an "Audit Guide") throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each known default and the nature and status thereof.
Such statement may be provided as a single form making the required statements as to more than one
Servicing Agreement.
     Each Servicing Agreement will also provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a firm of independent public accountants will furnish a statement to the Company and the Indenture Trustee to the effect that, on the basis of an examination by such firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of mortgage loans under agreements (including the related
Servicing Agreement) was conducted substantially in compliance with the minimum servicing standards set forth in the related Audit Guide (to the extent that procedures in such Audit Guide are applicable to the servicing obligations set forth in such agreements) except for such significant exceptions or errors in records that shall be reported in such statement. In rendering its statement such firm may rely, as to the matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the related Audit Guide described above (rendered within one year of such statement) of firms of independent public accountants with respect to those Subservicers which also have been the subject of such an examination.

     Copies of the annual statement of an officer of the Master Servicer may be obtained by Noteholders without charge upon written request to the Master Servicer, at the address indicated in the monthly statement to Noteholders.

Certain Matters Regarding the Master Servicer

     The Servicing Agreement for each series of Notes will provide that the Master Servicer may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Servicing Agreement.

     Each Servicing Agreement will also provide that, except as set forth below, neither the Master Servicer nor any director, officer, employee or agent of the Master Servicer will be under any liability to the Trust Fund or the Noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. Each Servicing
Agreement will further provide that the Master Servicer
 and any director, officer, employee or agent of the Master Servicer is entitled to indemnification by the Trust Fund (or the Special
Purpose Entity, if applicable) and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the related series of Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Servicing Agreement will provide that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the Servicing Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Noteholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund
(or the Special Purpose Entity, if applicable) will be entitled to be reimbursed therefor out of funds otherwise payable to Noteholders.

     Any person into which the Master Servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the Master Servicer is a party or any person succeeding to the business of the Master Servicer will be the successor of the Master
Servicer under the Servicing Agreement, provided that such person meets the requirements set forth in the Servicing Agreement. In addition, notwithstanding the prohibition on its resignation, the Master Servicer may assign its rights and delegate its duties and obligations under a Servicing Agreement to any person reasonably satisfactory to the Indenture
Trustee and meeting the requirements set forth in the related Servicing Agreement. In the case of any such assignment, the Master
Servicer will be released from its obligations under such Servicing Agreement, exclusive of liabilities and obligations incurred by it prior to the time of such assignment.


                    THE AGREEMENTS

     The following summaries describe certain provisions of the Trust Agreement, the Indenture and Servicing
Agreement relating to a series of Notes (each, an "Agreement" and, collectively, the "Agreements"). The summaries do not purport to be complete and are qualified entirely by reference to the actual terms of the Agreements relating to a series of Notes.

Events of Default; Rights Upon Event of Default

     Servicing Agreement

     A "Servicing Default" under the Servicing Agreement in respect of a series of Securities, unless otherwise specified in the Prospectus Supplement, generally will include:
(i) any failure by the Master Servicer to make a required deposit to the Custodial Account or Payment Account or, if the Master Servicer is the Paying Agent, to pay to the holders of any class of Securities of such series any required payment which continues unremedied for five business days after the giving of written notice of such failure to the Master
Servicer by the Indenture Trustee or the Issuer (or the majority holder of the Ownership Interest in the Special
Purpose Entity or the Credit Enhancer, if applicable);
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement with respect to such series of Securities which continues unremedied for 45 days after the giving of written notice of such failure to the Master Servicer by the Indenture
Trustee or the Issuer (or the majority holder of the Ownership Interest in the Special Purpose Entity or the
Credit Enhancer, if applicable); (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master
Servicer indicating its insolvency or inability to pay its obligations and (iv) any other Servicing Default as set forth in the Servicing Agreement. A default pursuant to the terms of any Servicing Agreement relating to any Mortgage Securities included in any Trust Fund will not constitute an Event of Default under the related Trust Agreement or Indenture.

     So long as a Servicing Default remains unremedied, either the Company or the Indenture Trustee may (except as otherwise provided for in the related Agreement with respect to the Special Purpose Entity or Credit Enhancer, if applicable), by written notification to the Master Servicer and to the Issuer or the Indenture Trustee or the Trust Fund, as applicable, terminate all of the rights and obligations of the Master Servicer under the Servicing Agreement (other than any right of the Master
Servicer as Securityholder and other than the right to receive servicing compensation and expenses for servicing the Revolving Credit Loans during any period prior to the date of such termination), whereupon the Indenture Trustee will succeed to all responsibilities, duties and liabilities of the Master Servicer under such Servicing
Agreement (other than the obligation to purchase
Revolving Credit Loans under certain circumstances) and will be entitled to similar compensation arrangements.
In the event that the Indenture Trustee would be obligated to succeed the Master Servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least
$10,000,000 to act as successor to the Master Servicer under the Servicing Agreement (unless otherwise set forth in the Servicing Agreement). Pending such appointment, the Indenture Trustee is obligated to act in such capacity. The Indenture Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial Master Servicer under the Servicing Agreement.

     Indenture

     An "Event of Default" under the Indenture in respect of each series of Notes, unless otherwise specified in the Prospectus Supplement, generally will include: (i) a default for five days or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Company or the Trust
Fund in the Indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus
Supplement (and if the Credit Enhancer defaults in the performance of its obligations, if applicable);
(iii) any representation or warranty made by the Company or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related Prospectus
Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Company or the Trust Fund (and if the Credit Enhancer defaults in the performance of its obligations, if applicable);
or (v) any other Event of Default
provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee, the Credit
Enhancer (if applicable) or the holders
of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount
(or, if the Notes of that series are Accrual Notes, such portion of the principal amount as may be specified in the terms of that series, as provided in the related
Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related Notes.

     If following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee
 (with the consent of the Credit Enhancer, if applicable) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply payments on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture
Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series (and to reimburse the Credit Enhancer, if applicable) at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such series
(and the Credit Enhancer, if applicable).

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for payments to the Noteholders would be less than would otherwise be the case. However, the Indenture
Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus
Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount that is unamortized.

     No Securityholder generally will have any right under a Trust Agreement or Indenture to institute any proceeding with
respect to such Agreement unless (a) such holder previously has given to the Indenture Trustee written notice of default and the continuance thereof, (b) the holders of Securities of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class (i) have made written request upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and (ii) have offered to the Indenture Trustee reasonable indemnity, (c) the Indenture Trustee has neglected or refused to institute any such proceeding for 60 days after receipt of such request and indemnity, (d) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60 day period by the holders of a majority of the Security Balances of such class (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer). However, the Indenture
Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable
Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Unless otherwise stated in the related Prospectus
Supplement, each Agreement may be amended by the parties thereto (except as otherwise provided for in the related
Agreement with respect to the Credit Enhancer) without the consent of any of the holders of Securities covered by such Agreement, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to change the timing and/or nature of deposits in the Custodial Account or the Payment Account or to change the name in which the Custodial Account is maintained (except that (a) deposits to the Payment Account may not occur later than the related Payment Date, (b) such change may not adversely affect in any material respect the interests of any Securityholder, as evidenced by an opinion of counsel, and (c) such change may not adversely affect the then-current rating of any rated Securities, as evidenced by a letter from each applicable Rating
Agency); or (iv) to make any other provisions with respect to matters or questions arising under such Agreement which are not materially inconsistent with the provisions thereof, so long as such action will not adversely affect in any material respect the interests of any Securityholder.

     Unless otherwise stated in the related Prospectus
Supplement, each Agreement may also be amended by the parties thereto (except as otherwise provided for in the related Agreement with respect to the Credit Enhancer) with the consent of the holders of Securities of each class affected thereby evidencing, in each case, not less than 66% of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the related Securityholders, except that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Revolving Credit Loans which are required to be paid on a Security of any class without the consent of the holder of such Security, (ii) impair the right of any Securityholder to institute suit for the enforcement of the provisions of the Agreements or (iii) reduce the percentage of Securities of any class the holders of which are required to consent to any such amendment unless the holders of all Securities of such class have consented to the change in such percentage.

Termination; Redemption of Notes

     Trust Agreement

     The obligations created by the Trust Agreement for each series of Securities (other than certain limited payment and notice obligations of the Owner Trustee and the Company, respectively) will terminate upon the payment to the related Securityholders (including, the Notes issued pursuant to the related Indenture) of all amounts held by the Master Servicer and required to be paid to Securityholders following the earlier of (i) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last Revolving
Credit Loan subject thereto and all property acquired upon foreclosure or deed in lieu of foreclosure of any such Revolving Credit Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund
(or from the Special Purpose Entity, if applicable) for such series of all remaining Revolving Credit Loans and all property acquired in respect of such Revolving Credit
Loans.

     Indenture

     The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the distribution to Noteholders of all amounts required to be distributed pursuant to the Indenture.

The Owner Trustee

     The Owner Trustee under the Trust Agreement will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Owner Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential Funding.

     The Owner Trustee may resign at any time, in which event the Administrator or the Indenture Trustee will be obligated to appoint a successor owner trustee as set forth in the Agreements.
The Administrator or the Indenture
Trustee may also remove the Owner
Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Upon becoming aware of such circumstances, the Administrator or the Indenture Trustee will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee will not become effective until acceptance of the appointment by the successor Owner
Trustee.

The Indenture Trustee

     The Indenture Trustee under the Indenture will be named in the related Prospectus Supplement. The commercial bank or trust company serving as Indenture
Trustee may have normal banking relationships with the Company and/or its affiliates, including Residential
Funding.

     The Indenture Trustee may resign at any time, in which event the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor indenture trustee as set forth in the Indenture. The Company, the Owner Trustee or the
Administrator, as set forth in the Indenture, may also remove the
Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company, the Owner Trustee or the Administrator will be obligated to appoint a successor Indenture Trustee. If so specified in the Indenture, the Indenture Trustee may also be removed at any time by the holders of a majority principal balance of the Notes.
Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.


          YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity of a Note will depend on the price paid by the holder for such Note, the Interest Rate on any such Note entitled to payments of interest (which
Interest Rate may vary if so specified in the related
Prospectus Supplement) and the rate and timing of principal payments (including payments in excess of required installments, prepayments or terminations, liquidations and repurchases) on the Revolving Credit
Loans and the rate and timing of Draws and the allocation thereof to reduce the principal balance of such Note (or notional amount thereof, if applicable).

     The amount of interest payments on a Revolving
Credit Loan made monthly to holders of a class of Notes entitled to payments of interest will be calculated on the basis of such class's specified percentage of each such payment of interest (or accrual in the case of Accrual Notes) and will be expressed as a fixed, adjustable or variable Interest Rate payable on the outstanding principal balance or notional amount of such Note, or any combination of such Interest Rates, calculated as described herein and in the related
Prospectus Supplement.  See "Payment of the
Notes-Payments." Holders of Strip Notes or a class of Notes having a Interest Rate that varies based on the weighted average Mortgage Rate of the underlying
Revolving Credit Loans will be affected by disproportionate prepayments and repurchases of Revolving
Credit Loans having higher Net Mortgage Rates or rates applicable to the Strip Notes, as applicable.

     The effective yield to maturity to each holder of Notes entitled to payments of interest will be below that otherwise produced by the applicable Interest Rate and purchase price of such Note to the extent that interest accrues on each Revolving Credit Loan during the calendar month or a period preceding a Payment Date instead of through the day immediately preceding such Payment Date.

     A class of Notes may be entitled to payments of interest at a variable or adjustable Interest Rate, or any combination of such Interest Rates, as specified in the related Prospectus Supplement. A variable Interest
Rate may be calculated based on the weighted average of the Mortgage Rates (net of Servicing Fees and any Spread
(each, a "Net Mortgage Rate")) of the related Revolving
Credit Loans or certain balances thereof for the month preceding the Payment Date, by reference to an index or otherwise. The aggregate payments of interest on a class of Notes, and the yield to maturity thereon, will be affected by the rate of payment of principal on the Notes
(or the rate of reduction in the notional amount of Notes entitled to payments of interest only). The yield on the Notes will also be affected by liquidations of Revolving
Credit Loans following Mortgagor defaults and by purchases of Revolving Credit Loans in the event of certain breaches of representations made in respect of such Revolving Credit Loans. See "Revolving Credit Loan
Program-Representations Relating to Revolving Credit
Loans" and "Description of the Notes-Assignment of Revolving Credit Loans" above.

     In general, if a Note is purchased at a premium over its face amount and payments of principal on such Note occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase.
Conversely, if a Note is purchased at a discount from its face amount and payments of principal on such Note occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. If Strip
Notes are issued evidencing a right to payments of interest only or disproportionate payments of interest, a faster than expected rate of principal payments on the Revolving Credit Loans (net of Draws if applicable) will negatively affect the total return to investors in any such Notes. The yield on a class of Strip Notes that is entitled to receive payments of interest only will nevertheless be affected by any losses on the related
Revolving Credit Loans because of the effect on the timing and amount of payments. In certain circumstances, rapid principal payments on the Revolving Credit Loans
(net of Draws if applicable) may result in the failure of such holders to recoup their original investment. If
Strip Notes are issued evidencing a right to payments of principal only or disproportionate payments of principal, a slower than expected rate of principal payments on the Revolving Credit Loans (net of Draws if applicable) could negatively affect the anticipated yield on such Strip
Notes. In addition, the total return to investors of Notes evidencing a right to payments of interest at a rate that is based on the weighted average Net Mortgage
Rate of the Revolving Credit Loans from time to time will be adversely affected by principal payments on Revolving
Credit Loans with Mortgage Rates higher than the weighted average Mortgage Rate on the Revolving Credit Loans. In general, mortgage loans with higher Mortgage Rates or Gross Margins are likely to prepay at a faster rate than mortgage loans with lower Mortgage Rates or Gross
Margins. In addition, the yield to maturity on certain other types of classes of Notes, including Accrual Notes, Notes with a Interest Rate that fluctuates inversely with or at a multiple of an index or certain other classes in a series including more than one class of Notes, may be relatively more sensitive to the rate of principal payments on the related Revolving Credit Loans (net of Draws if applicable) than other classes of Notes.

     The timing of changes in the rate of principal payments on a Note may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a payment of principal on a Note, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     The rate and timing of defaults on the Revolving
Credit Loans will also affect the rate and timing of principal payments on the Revolving Credit Loans and thus the yield on the related Notes. For a general discussion of the risk of defaults on the Revolving Credit Loans, see "Risk Factors-Special Features of the Revolving
Credit Loans" herein. There can be no assurance as to the rate of losses or delinquencies on any of the Revolving Credit Loans, however, such losses and delinquencies may be expected to be higher than those of traditional first lien mortgage loans. To the extent that any losses are incurred on any of the Revolving
Credit Loans that are not covered by the applicable credit enhancement, holders of Notes of the series evidencing interests in the related Mortgage Pool (or certain classes thereof) will bear all risk of such losses resulting from default by Mortgagors. See "Risk
Factors-Limitations, Reduction and Substitution of Credit
Enhancement" herein. Even where the applicable credit enhancement covers all losses incurred on the Revolving
Credit Loans, the effect of losses may be to increase prepayment experience on the Revolving Credit Loans, thus reducing average weighted life and affecting yield to maturity.

     With respect to certain Revolving Credit Loans, the Mortgage Rate at origination may be below the rate that would result from the sum of the then-applicable Index and Gross Margin. Under the applicable underwriting standards, Mortgagors are generally qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such Revolving Credit Loan may thus be dependent on the ability of the mortgagor to make larger interest payments following the adjustment of the Mortgage Rate.

     As discussed under "Risk Factors," the Revolving
Credit Loans are not expected to significantly amortize prior to maturity. As a result, a borrower will generally be required to pay a substantial principal amount at the maturity of a Revolving Credit Loan. Such
Revolving Credit Loans pose a greater risk of default than fully-amortizing Revolving Credit Loans, because the Mortgagor's ability to make such a substantial payment at maturity will generally depend on the Mortgagor's ability to obtain refinancing of such Revolving Credit Loans or to sell the Mortgaged Property prior to the maturity of the Revolving Credit Loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the Mortgagor's personal economic circumstances, the Mortgagor's equity in the related
Mortgaged Property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions. For a general discussion of factors that may affect a Mortgagor's personal economic circumstances, see "Risk Factors-Special Features of the Revolving Credit Loans-Mortgagor Credit Risks" herein.
Unless otherwise specified in the related Prospectus
Supplement, neither the Company, Residential Funding,
GMAC Mortgage nor any of their affiliates will be obligated to refinance or repurchase any Revolving Credit
Loan or to sell any Mortgaged Property.

     For any Revolving Credit Loans secured by junior mortgages, any inability of the Mortgagor to pay off the balance thereof may also affect the ability of the Mortgagor to obtain refinancing at any time of any related senior mortgage loan, thereby preventing a potential improvement in the Mortgagor's circumstances.
Furthermore, if so specified in the related Prospectus
Supplement, under the Servicing Agreement the Master
Servicer may be restricted or prohibited from consenting to any refinancing of any related senior mortgage loan, which in turn could adversely affect the Mortgagor's circumstances or result in a prepayment or default under the corresponding junior Revolving Credit Loan.

     In addition to the Mortgagor's personal economic circumstances, a number of factors, including homeowner mobility, job transfers, changes in the Mortgagor's housing needs, the Mortgagor's net equity in the Mortgaged Property, changes in the value of the Mortgaged
Property, national and regional economic conditions, enforceability of due-on-sale clauses, prevailing market interest rates, servicing decisions, solicitations and the availability of mortgage funds, seasonal purchasing and payment habits of borrowers or changes in the deductibility for federal income tax purposes of interest payments on home equity loans, may affect the rate and timing of principal payments or Draws on the Revolving
Credit Loans. For a discussion of certain factors that may affect national and regional economic conditions, see
"Risk Factors-Special Features of the Revolving Credit
Loans-Mortgagor Credit Risks" herein. There can be no assurance as to the rate of principal payments or Draws on the Revolving Credit Loans. The rate of principal payments and the rate of Draws (if applicable) may fluctuate substantially from time to time. Generally, home equity loans are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws for such loans may be much more volatile than for typical first lien mortgage loans.

     The yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws on the related Revolving Credit Loans, may also be affected by a wide variety of specific terms and conditions applicable to the respective programs under which the Revolving Credit Loans were originated. For example, the Revolving Credit Loans may provide for future Draws to be made only in specified minimum amounts, or alternatively may permit Draws to be made by check or through a credit card in any amount. A pool of Revolving Credit Loans subject to the latter provisions may be likely to remain outstanding longer with a higher aggregate principal balance than a pool of Revolving Credit Loans with the former provisions, because of the relative ease of making new Draws. Furthermore, the Revolving Credit Loans may provide for interest rate changes on a daily or monthly basis, or may have Gross Margins that may vary under certain circumstances over the term of the loan. In extremely high market interest rate scenarios, Notes backed by Revolving Credit Loans with adjustable rates subject to substantially higher maximum rates than typically apply to adjustable rate first mortgage loans may experience rates of default and liquidation substantially higher than those that have been experienced on other adjustable rate mortgage loan pools.

     The yield to maturity of the Notes of any series, or the rate and timing of principal payments or Draws on the related Revolving Credit Loans and corresponding payments on the Notes, will also be affected by the specific terms and conditions applicable to the Notes. For example, if the index used to determine the Interest Rates for a series of Notes is different from the Index applicable to the Mortgage Rates of the underlying Revolving Credit
Loans, the yield on the Notes may be reduced by application of a cap on the Interest Rates based on the weighted average of the Mortgage Rates. Depending on applicable cash flow allocation provisions, changes in the relationship between the two indexes may also affect the timing of certain principal payments on the Notes, or may affect the amount of any Overcollateralization (or the amount on deposit in any Reserve Fund) which could in turn accelerate the payment of principal on the Notes if so provided in the Prospectus Supplement. For any series of Notes backed by Revolving Credit Loans, provisions governing whether future Draws on the Revolving Credit
Loans will be included in the Trust Fund will have a significant effect on the rate and timing of principal payments on the Notes.

     As a result of the payment terms of the Revolving
Credit Loans or of the Note provisions relating to future
Draws, there may be no principal payments on such Notes in any given month. In addition, it is possible that the aggregate Draws on Revolving Credit Loans included in a Mortgage Pool may exceed the aggregate payments with respect to principal on such Revolving Credit Loans for the related period. If specified in the related
Prospectus Supplement, a series of Notes may provide for a period during which all or a portion of the principal collections on the Revolving Credit Loans are reinvested in Additional Balances or are accumulated in a trust account pending commencement of an amortization period with respect to the Notes.

     Unless otherwise specified in the related Prospectus
Supplement, all Revolving Credit Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Revolving Credit Loan upon sale or certain transfers by the Mortgagor of the underlying Mortgaged Property. Unless the related
Prospectus Supplement indicates otherwise, the Master
Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law, provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See
"Description of the Notes-Collection and Other Servicing
Procedures" and "Certain Legal Aspects of the Revolving
Credit Loans and Related Matters-Enforceability of
Certain Provisions" for a description of certain provisions of the Servicing Agreement and certain legal developments that may affect the prepayment experience on the Revolving Credit Loans.

     In addition, certain Mortgage Securities included in a Mortgage Pool may be backed by underlying Revolving
Credit Loans having differing interest rates.
Accordingly, the rate at which principal payments are received on the related Notes will, to a certain extent, depend on the interest rates on such underlying Revolving
Credit Loans.

     At the request of the Mortgagor, the Master Servicer or a Subservicer may allow the refinancing of a Revolving
Credit Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Revolving Credit Loan. A Subservicer or the
Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, the Master Servicer or any Subservicers may encourage the refinancing of Revolving
Credit Loans, including defaulted Revolving Credit Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Revolving Credit Loans.

     If the applicable Agreement for a series of Notes provides for a Funding Account or other means of funding the transfer of additional Revolving Credit Loans to the related Trust, as described under "Description of the Notes; Funding Account" herein, and the Trust is unable to acquire such additional Revolving Credit Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more Classes of Notes of such series. In addition, if the Trust Fund for a series of Notes includes Additional
Balances and the rate at which such Additional Balances are generated decreases, the rate and timing of principal payments on the Notes will be affected and the weighted average life of the Notes will vary accordingly. The rate at which Additional Balances are generated may be affected by a variety of factors. See "Risk
Factors-Yield and Prepayment Considerations."

     Although the Mortgage Rates on Revolving Credit
Loans will be subject to periodic adjustments, such adjustments generally (i) will not increase such Mortgage
Rates over a fixed maximum rate during the life of any Revolving Credit Loan and (ii) will be based on an Index
(which may not rise and fall consistently with prevailing market interest rates) plus the related Gross Margin
(which may vary under certain circumstances, and which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Mortgage Rates on the Revolving Credit Loans in any Mortgage Pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate home equity mortgage loans or lines of credit, and accordingly the rate of principal payments and Draws may be lower or higher that would otherwise be anticipated.
In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Mortgage Rates on Revolving
Credit Loans that the rate of prepayment may increase as a result of refinancings. There can be no certainty as to the rate of principal payments or Draws on the Revolving Credit Loans during any period or over the life of any series of Notes.

     With respect to any index used in determining the Interest Rates for a series of Notes or Mortgage Rates of the underlying Revolving Credit Loans, a number of factors affect the performance of such index and may cause such index to move in a manner different from other indices. To the extent that such index may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to Noteholders due to such rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, such index may remain higher than other market interest rates which may result in a higher level prepayments of the Revolving Credit Loans, which adjust in accordance with such index, than of mortgage loans which adjust in accordance with other indices.

     Under certain circumstances, the Master Servicer, the Company or, if specified in the related Prospectus
Supplement, another person may have the option to purchase the Revolving Credit Loans in a Trust Fund, thus resulting in the early retirement of the related Notes.
See "The Servicing of the Revolving Credit
Loans-Termination; Redemption of Notes."


    CERTAIN LEGAL ASPECTS OF REVOLVING CREDIT LOANS
                  AND RELATED MATTERS

     The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature. Because such legal aspects are governed in part by state law (which laws may differ from state to state), the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which the Mortgaged Properties may be situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Revolving Credit Loans.

General

     The Revolving Credit Loans (other than Cooperative
Loans) will be secured by either deeds of trust or mortgages, depending upon the prevailing practice in the state in which the related Mortgaged Property is located, and may have first, second or third priority. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.
Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender.
Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties:
the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in certain deed of trust transactions, the directions of the beneficiary.

Cooperative Loans

     If specified in the Prospectus Supplement relating to a series of Notes, the Revolving Credit Loans may include Cooperative Loans. Each debt instrument (a
"Cooperative Note") evidencing a Cooperative Loan will be secured by a security interest in shares issued by the related corporation (a "Cooperative") that owns the related apartment building, which is a corporation entitled to be treated as a housing cooperative under federal tax law, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building.
The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

     Unless otherwise specified in the related Prospectus
Supplement, all Cooperative buildings relating to the Cooperative Loans are located in the State of New York.
Generally, each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessee, as the case may be, is also responsible for fulfilling such mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations
(i) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the Revolving Credit
Loans, the collateral securing the Cooperative Loans.

     Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly rental payment to the Cooperative pursuant to the proprietary lease, which rental payment represents such tenant-stockholder's pro rata share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a Cooperative Loan evidenced by a Cooperative Note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related
Cooperative. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the Cooperative Note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See
"-Foreclosure on Shares of Cooperatives" below.

Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Internal Revenue Code (the
"Code") of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section
216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under
Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under
Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure on Revolving Credit Loans

     Although a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, prior to a sale, in some states, prior to a sale the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, in some states, prior to such sale, the trustee must provide notice to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some states' laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in such states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

     Foreclosure of a mortgage generally is accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. However, because of the difficulty a potential third-party buyer at the sale might have in determining the exact status of title, and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of note plus the, accrued and unpaid interest and the expense of foreclosure. In some states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of Notes. See "Description of Credit
Enhancement."

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure by a junior mortgagee triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees (to avoid a default with respect thereto).
Accordingly, with respect to those Revolving Credit Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.
The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings. See "Risk
Factors-Special Features of the Revolving Credit Loans" and "Description of the Notes-Realization Upon Defaulted
Loans" herein.

Foreclosure on Shares of Cooperatives

     The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant-stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by such tenant-stockholder. Generally, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also generally provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Such approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.

     Because of the nature of Cooperative Loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type.
Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

     In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York Uniform
Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other
Limitations on Lenders" below.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors or other parties are given a statutory period (generally ranging from six months to two years) in which to redeem the property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is an equitable right. The equity of redemption, which is a non-statutory right that must be exercised prior to a foreclosure sale, should be distinguished from statutory rights of redemption. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The rights of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.

Anti-Deficiency Legislation and Other Limitations on
Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states
(including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a Revolving Credit Loan secured by a property owned by a trust where the Mortgage Note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which such deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.
Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     Finally, in certain other states, statutory provisions limit any deficiency judgment against the borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the borrower as a result of low or no bids at the judicial sale.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted
Article 9 to prohibit or limit a deficiency award in certain circumstances, including circumstances where the disposition of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its collateral and/or enforce a deficiency judgment. For example, under the federal bankruptcy law, all actions against the debtor, the debtor's property and any co-debtor are automatically stayed upon the filing of a bankruptcy petition.
Moreover, a court having federal bankruptcy jurisdiction may permit a debtor through its Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on such debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule, even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition.
Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property which is not the principal residence of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.
Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period. Courts with federal bankruptcy jurisdiction similarly may be able to modify the terms of a Cooperative Loan.

     Certain tax liens arising under the Code may, in certain circumstances, have priority over the lien of a mortgage or deed of trust. This may have the effect of delaying or interfering with the enforcement of rights with respect to a defaulted Revolving Credit Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement
Procedures Act, Equal Credit Opportunity Act, Fair Credit
Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Environmental Legislation

     Under the federal Comprehensive Environmental
Response, Compensation and Liability Act, as amended
("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA.
This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.
What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts.
CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable.
Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint.
Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise payable to the holders of the related series of Notes. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens.
In the latter states, the security interest of the trustee in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure.
Accordingly, the Company has not made and will not make such evaluations prior to the origination of the Secured
Contracts.  Neither the Company nor any replacement
Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Noteholders of the related series.

Enforceability of Certain Provisions

     The Revolving Credit Loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses has been limited or denied. However, the Garn-St Germain Depository
Institutions Act of 1982 (the "Garn-St Germain Act"), preempts state constitutional, statutory and case law that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.
The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St
Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Revolving Credit Loans and the number of Revolving Credit Loans which may be outstanding until maturity.

     Upon foreclosure, courts have imposed general equitable principles. These equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents.
Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily prescribed minimum. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans, including cooperative loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title
V. The statute authorized any state to impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where
Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.
Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum Mortgage
Rates for the Revolving Credit Loans, as set forth in the related Prospectus Supplement.

     Unless otherwise set forth in the related Prospectus
Supplement, each Seller of a Revolving Credit Loan will have represented that such Revolving Credit Loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the Mortgage Rates on the Revolving Credit Loans will be subject to applicable usury laws as in effect from time to time.

Alternative Mortgage Instruments

     Alternative mortgage instruments, including adjustable rate mortgage loans and adjustable rate cooperative loans, and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions.
Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St
Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to the origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.
Title VIII also provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil
Relief Act of 1940, as amended (the "Relief Act"), a
Mortgagor who enters military service after the origination of such Mortgagor's Revolving Credit Loan
(including a Mortgagor who was in reserve status and is called to active duty after origination of the Revolving
Credit Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The
Relief Act applies to Mortgagors who are members of the Air Force, Army, Marines, Navy, National Guard, Reserves,
Coast Guard, and officers of the U.S. Public Health
Service assigned to duty with the military. Because the Relief Act applies to Mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Revolving Credit
Loan, no information can be provided as to the number of loans that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Revolving Credit Loans. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related Revolving
Credit Loans, would result in a reduction of the amounts payable to the holders of the related Notes, and may not be covered by the applicable form of credit enhancement provided in connection with the related series of Notes.
In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Revolving Credit Loan during the Mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that the Relief
Act or similar legislation or regulations applies to any Revolving Credit Loan which goes into default, there may be delays in payment and losses on the related Notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the Revolving
Credit Loans resulting from similar legislation or regulations may result in delays in payments or losses to Noteholders of the related series.

Junior Mortgages; Rights of Senior Mortgagees

     The Revolving Credit Loans or Mortgage Securities included in the Trust Fund for a series will be secured by mortgages or deeds of trust which generally will be junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Noteholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Revolving Credit Loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in certain cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure such default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of any such notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

     The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make Revolving Credit
Loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is designated as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes
Revolving Credit Loans applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the Credit Limit does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.


        CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     General

     The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes offered hereunder. This discussion has been prepared with the advice of Thacher Proffitt & Wood and Orrick, Herrington & Sutcliffe, counsel to the Company.
This discussion is directed solely to Noteholders that hold the Notes as capital assets within the meaning of
Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return.
Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Notes. See "State and Other Tax
Consequences." Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Notes offered hereunder.

     Upon the issuance of the Notes, Thacher Proffitt &
Wood or Orrick, Herrington & Sutcliffe ("Tax Counsel"), counsel to the Company, will deliver its opinion generally to the effect that, for federal income tax purposes, assuming compliance with all provisions of the Indenture, Trust Agreement and certain related documents,
(i) the Notes will be treated as indebtedness and (ii) the Issuer, as created pursuant to the terms and conditions of the Trust Agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of Code section 7701(i).
The following discussion is based in part upon the rules governing original issue discount that are set forth in Code sections 1271-1273 and 1275 and in the Treasury regulations issued thereunder (the "OID Regulations").
For purposes of this tax discussion, references to a "Noteholder" or a "holder" are to the beneficial owner of a Note.

     Status as Real Property Loans. Notes held by a mutual savings bank or domestic building and loan association will not represent interests in "qualifying real property loans" within the meaning of Code section
593(d); (ii) Notes held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (iii) Notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(5)(A) and interest on Notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

     Original Issue Discount. The Notes are not expected to be considered issued with original issue discount since the principal amount of the Notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID Regulations, a holder of a
Note issued with a de minimis amount of original issue discount must include such discount in income, on a pro rata basis, as principal payments are made on the Note.

     The original issue discount, if any, on a Note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of Notes will be the first cash price at which a substantial amount of Notes of that class is sold
(excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of Notes is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a Note is equal to the total of all payments to be made on such Note other than "qualified stated interest."
"Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that generally does not operate in a manner that accelerates or defers interest payments on such Note.

     In the case of Notes bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such Notes.
If the original issue discount rules apply to such Notes, the related Prospectus Supplement will describe the manner in which such rules will be applied by the Issuer with respect to those Notes in preparing information returns to the Noteholders and the IRS.

     Certain classes of the Notes may provide for the first interest payment with respect to such Notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the Note and accounted for as original issue discount. Because interest on Notes must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Notes.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Note will reflect such accrued interest. In such cases, information returns to the Noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall purchase price of such Note (and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution
Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such Note. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Noteholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a Note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the Note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Note, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (possibly taking into account a prepayment assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such Note. Under the OID Regulations, original issue discount of only a de minimis amount
(other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the Note. The OID Regulations also would permit a Note-holder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a Note is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such Note, including the purchase date but excluding the disposition date. In the case of an original holder of a Note, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to a Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period.
The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Note, if any, in future periods and (B) the distributions made on such Note during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the Notes, and possibly assuming that distributions on the Note will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to a prepayment assumption.
For these purposes, the original yield to maturity of the Note would be calculated based on its issue price and possibly assuming that distributions on the Note will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to a prepayment assumption.
The adjusted issue price of a Note at the beginning of any accrual period will equal the issue price of such Note, increased by the aggregate amount of original issue discount that accrued with respect to such Note in prior accrual periods, and reduced by the amount of any distributions made on such Note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a Note that purchases such Note at a price (excluding any portion of such price attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Note.
However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such Note. The adjusted issue price of a Note on any given day equals the sum of (i) the adjusted issue price
(or, in the case of the first accrual period, the issue price) of such Note at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Noteholder that purchases a Note at a market discount, that is, assuming the Note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under Code section 1276 such a Noteholder generally will be required to allocate the portion of each such distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Noteholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Noteholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Note with market discount, the Noteholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Noteholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Noteholder that made this election for a Note that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Noteholder owns or acquires. See "Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Note on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a Note will be considered to be de minimis for purposes Code section
1276 if such market discount is less than 0.25% of the remaining principal amount of such Note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Original
Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Code section 1276(b)(3) specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Notes should accrue, at the Noteholder's option: (i) on the basis of a constant yield method, or (ii) in the case of a Note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the Notes if they were issues with original issue discount.

     To the extent that Notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount.
Moreover, in any event a holder of a Note generally will be required to treat a portion of any gain on the sale or exchange of such Note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Code section 1277 a holder of a Note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Note purchased with market discount. For these purposes, the de minimis rule referred to above applies.
Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. If a holder purchases a Note for an amount greater than its remaining principal amount, such holder will be considered to have purchased such Note with amortizable bond premium equal in amount to such excess, and may elect to amortize such premium using a constant yield method over the remaining term of the Note and to offset interest otherwise to be required to be included in income in respect of such Note by the premium amortized in such taxable year. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit
Noteholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Noteholder as having made the election to amortize premium generally. See "Market
Discount" above. The Committee Report states that the same rules that apply to accrual of market discount
(which rules may require use of a prepayment assumption in accruing market discount with respect to Notes without regard to whether such Notes have original issue discount) would also apply in amortizing bond premium under Code section 171.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the Notes and noncorporate holders of the Notes that acquire such Notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Notes become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears, but is not certain that a noncorporate holder that does not acquire a Note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Note becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a Note will be required to accrue interest and original issue discount with respect to such Note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans until it can be established that any such reduction ultimately will not be recoverable.
As a result, the amount of taxable income reported in any period by the holder of a Note could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a Note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Sales of Notes.  If a Note is sold, the selling
Noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Note. The adjusted basis of a Note generally will equal the cost of such Note to such Noteholder, increased by the amount of any original issue discount or market discount previously reported by such Noteholder with respect to such Note and reduced by any amortized premium and any principal payment received by such Noteholder. Except as provided in the following two paragraphs, any such gain or loss will be capital gain or loss, provided such Note is held as a capital asset (generally, property held for investment) within the meaning of Code section 1221. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain recognized on the sale of a Note by a seller who purchased such Note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Note was held by such holder, reduced by any market discount included in income under the rules described above under "Market Discount" and "Premium."

     A portion of any gain from the sale of a Note that might otherwise be capital gain may be treated as ordinary income to the extent that such Note is held as part of a "conversion transaction" within the meaning of Code section 1258. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate
"applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Backup Withholding. Payments of interest and principal, as well as payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     The Issuer will report to the Holders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Notes.

     Tax Treatment of Foreign Investors. Interest paid on a Note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Notes
("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the Issuer, or (ii) the recipient is a controlled foreign corporation to which the Issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. For these purposes a Note holder may be considered to be related to the Issuer by holding a Certificate or by having common ownership with any other holder of a Certificate or any affiliate thereof.


           STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Notes offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Notes offered hereunder.


                 ERISA CONSIDERATIONS

          The Employee Retirement Income Security Act of
1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA
Plans"). Section 4975 of the Code imposes similar prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code
("Qualified Retirement Plans") and on individual retirement accounts and annuities ("IRAs") described in
Section 408 of the Code (collectively, "Tax-Favored
Plans").

          Certain employee benefit plans, such as
governmental plans (as described in Section 3(32) of ERISA), are not subject to the ERISA requirements discussed herein. Accordingly, assets of such plans may be invested in Notes without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. Any such plan that is a Qualified Retirement Plan and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

          In addition to imposing general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving "plan assets" of ERISA Plans and Tax-Favored
Plans (collectively, "Plans") and persons ("Parties in
Interest" under ERISA or "Disqualified Persons" under the
Code) who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified
Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Sections 502(i) or 502(l) of ERISA or Section
4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and
Section 4975 of the Code.

          The Trust Fund, the Company, the Depositor, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any Administrator, any Servicer, any provider of credit support or any of their affiliates may be considered to be or may become Parties in Interest (or
Disqualified Persons) with respect to certain Plans.
Prohibited transactions under Section 406 of ERISA and
Section 4975 of the Code may arise if a Note is acquired by a Plan with respect to which such persons are Parties in Interest (or Disqualified Persons) unless such transactions are subject to one or more statutory or administrative exemptions, such as: Prohibited
Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest (or
Disqualified Persons); PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest (or Disqualified Persons); PTCE 95-
60, which exempts certain transactions between insurance company general accounts and Parties in Interest (or
Disqualified Persons); or PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in Notes or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Accordingly, prior to making an investment in the Notes, investing Plans should determine whether the Trust Fund, the Company, the Depositor, any underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any
Administrator, any Servicer, any provider of credit support or any of their affiliates is a Party in Interest
(or Disqualified Person) with respect to such Plan and, if so, whether such transaction is subject to one or more statutory or administrative exemptions.

          Any Plan fiduciary considering whether to invest in Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Each Plan fiduciary also should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Plan considering the overall investment policy of the Plan and the composition of the Plan's investment portfolio as well as whether such investment is permitted under the governing Plan instruments.

Tax-Exempt Investors

          A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-
Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code.


               LEGAL INVESTMENT MATTERS

     Each class of Notes offered hereby and by the related Prospectus Supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each Class of Notes will evidence an interest in Revolving
Credit Loans primarily secured by second or more junior liens, and therefore will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Notes constitute legal investments for them.

     All depository institutions considering an investment in the Notes should review the Federal
Financial Institutions Examination Council's Supervisory
Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulators), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors either to purchase certain classes of Notes or to purchase any class of Notes representing more than a specified percentage of the investors' assets.
The Company will make no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Notes of any class constitute legal investments or are subject to investment, capital or other restrictions.


                    USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus
Supplement, substantially all of the net proceeds to be received from the sale of Notes will be applied by the Company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the Revolving Credit Loans or Mortgage Securities underlying the Notes or will be used by the Company for general corporate purposes. The Company expects that it will make additional sales of securities similar to the Notes from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the Company, prevailing interest rates, availability of funds and general market conditions.


                METHODS OF DISTRIBUTION

     The Notes offered hereby and by the related
Prospectus Supplements will be offered in series through one or more of the methods described below. The
Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Company from such sale.

     The Company intends that Notes will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Notes may be made through a combination of two or more of these methods. Such methods are as follows:

          1.  by negotiated firm commitment or best
     efforts underwriting and public re-offering by underwriters;

          2.  by placements by the Company with
     institutional investors through dealers; and

          3. by direct placements by the Company with institutional investors.

     In addition, if specified in the related Prospectus
Supplement, a series of Notes may be offered in whole or in part in exchange for the Revolving Credit Loans (and other assets, if applicable) that would comprise the Mortgage Pool in respect of such Notes.

     If underwriters are used in a sale of any Notes
(other than in connection with an underwriting on a best efforts basis), such Notes will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Company whose identities and relationships to the Company will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of Notes will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of the Notes, underwriters may receive compensation from the Company or from purchasers of the Notes in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Notes may be deemed to be underwriters in connection with such Notes, and any discounts or commissions received by them from the Company and any profit on the resale of Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of Notes will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Notes if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company will indemnify the several underwriters and the underwriters will indemnify the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to distribution required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company and purchasers of Notes of such series.

     The Company anticipates that the Notes offered hereby will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of Notes, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Notes. Holders of Notes should consult with their legal advisors in this regard prior to any such reoffer or sale.


                     LEGAL MATTERS

     Certain legal matters, including certain federal income tax matters, will be passed upon for the Company by Thacher Proffitt & Wood, New York, New York, or by
Orrick, Herrington & Sutcliffe, New York, New York, as specified in the Prospectus Supplement.


                 FINANCIAL INFORMATION

     The Company has determined that its financial statements are not material to the offering made hereby.
The Notes do not represent an interest in or an obligation of the Company. The Company's only obligations with respect to a series of Notes will be to repurchase Revolving Credit Loans or Mortgage Securities upon any breach of certain limited representations and warranties made by the Company, or as otherwise provided in the applicable Prospectus Supplement.

            INDEX OF PRINCIPAL DEFINITIONS

                                                   Page
Account Balance. . . . . . . . . . . . . . . . . . . 22
Accrual Notes. . . . . . . . . . . . . . . . . . . . .7
Additional Balance . . . . . . . . . . . . . . . . . 22
Additional Charges . . . . . . . . . . . . . . . . . 23
Administrator. . . . . . . . . . . . . . . . . . . . .6
Affiliated Sellers . . . . . . . . . . . . . . . . . 18
Agreements . . . . . . . . . . . . . . . . . . . . . 59
Audit Guide. . . . . . . . . . . . . . . . . . . . . 57
Bankruptcy Loss. . . . . . . . . . . . . . . . . . . 46
Bankruptcy Losses. . . . . . . . . . . . . . . . . . 46
Beneficial Owner . . . . . . . . . . . . . . . . . . 33
Book-Entry Notes . . . . . . . . . . . . . . . . . . 32
CEDEL. . . . . . . . . . . . . . . . . . . . . . . . 32
CEDEL Participants . . . . . . . . . . . . . . . . . 34
CERCLA . . . . . . . . . . . . . . . . . . . . . . . 77
Certificates . . . . . . . . . . . . . . . . . . . . .7
Clearance Cooperative. . . . . . . . . . . . . . . . 34
Closing Date . . . . . . . . . . . . . . . . . . . . 83
Code . . . . . . . . . . . . . . . . . . . . . . . . 71
Commission . . . . . . . . . . . . . . . . . . . . . 20
Cooperative. . . . . . . . . . . . . . . . . . . . . 70
Credit Enhancer. . . . . . . . . . . . . . . . . . . 47
Credit Line Agreements . . . . . . . . . . . . . . . 21
Custodian. . . . . . . . . . . . . . . . . . . . . . 36
Defaulted Loan Loss. . . . . . . . . . . . . . . . . 46
Deleted Loan . . . . . . . . . . . . . . . . . . . . 30
Depositaries . . . . . . . . . . . . . . . . . . . . 32
Designated Seller. . . . . . . . . . . . . . . . . . 19
Designated Seller Transaction. . . . . . . . . . . . 19
Determination Date . . . . . . . . . . . . . . . . . 42
Draw . . . . . . . . . . . . . . . . . . . . . . . . 22
Draw Period. . . . . . . . . . . . . . . . . . . . . 22
DTC. . . . . . . . . . . . . . . . . . . . . . . . . 32
DTC Participants . . . . . . . . . . . . . . . . . . 32
Due Date . . . . . . . . . . . . . . . . . . . . . . 38
Eligible Account . . . . . . . . . . . . . . . . . . 39
Eligible Substitute Loan . . . . . . . . . . . . . . 30
ERISA. . . . . . . . . . . . . . . . . . . . . . . . 89
Euroclear. . . . . . . . . . . . . . . . . . . . . . 32
Euroclear Operator . . . . . . . . . . . . . . . . . 34
Euroclear Participants . . . . . . . . . . . . . . . 34
Excess Interest. . . . . . . . . . . . . . . . . . . 49
Exchange Act . . . . . . . . . . . . . . . . . . . . .3
Extraordinary Losses . . . . . . . . . . . . . . . . 46
FDIC . . . . . . . . . . . . . . . . . . . . . . . . 27
Finance Charge . . . . . . . . . . . . . . . . . . . 22
Financial Guaranty Insurance Policy. . . . . . . . . 47
Fraud Loss . . . . . . . . . . . . . . . . . . . . . 46
Funding Account. . . . . . . . . . . . . . . . . . . 43
Garn-St Germain Act. . . . . . . . . . . . . . . . . 78
GMAC Mortgage. . . . . . . . . . . . . . . . . . . . .8
Gross Margin . . . . . . . . . . . . . . . . . . . . 22
Home Equity Loan Program . . . . . . . . . . . . . . 24
Indenture. . . . . . . . . . . . . . . . . . . . . . .1
Indenture Trustee. . . . . . . . . . . . . . . . . . .6
Index. . . . . . . . . . . . . . . . . . . . . . . . 22
Indirect Participants. . . . . . . . . . . . . . . . 33
Insurance Proceeds . . . . . . . . . . . . . . . . . 38
Insurer. . . . . . . . . . . . . . . . . . . . . . . 47
Interest Rate. . . . . . . . . . . . . . . . . . . . .7
IRS. . . . . . . . . . . . . . . . . . . . . . . . . 83
Letter of Credit . . . . . . . . . . . . . . . . . . 48
Letter of Credit Bank. . . . . . . . . . . . . . . . 48
Liquidated Revolving Credit Loan . . . . . . . . . . 55
Liquidation Proceeds . . . . . . . . . . . . . . . . 38
Master Commitments . . . . . . . . . . . . . . . . . 24
Mortgage Notes . . . . . . . . . . . . . . . . . . . 18
Mortgage Pool. . . . . . . . . . . . . . . . . . . . .1
Mortgage Rate. . . . . . . . . . . . . . . . . . . . 22
Mortgage Securities. . . . . . . . . . . . . . . . . .9
Mortgaged Properties . . . . . . . . . . . . . . . . .8
Mortgagor. . . . . . . . . . . . . . . . . . . . . . 14
Net Mortgage Rate. . . . . . . . . . . . . . . . . . 64
Note Registrar . . . . . . . . . . . . . . . . . . . 32
Notes. . . . . . . . . . . . . . . . . . . . . . . . .1
OID Regulations. . . . . . . . . . . . . . . . . . . 82
Overcollateralization. . . . . . . . . . . . . . . . 49
Owner Trustee. . . . . . . . . . . . . . . . . . . . .6
Ownership Interest . . . . . . . . . . . . . . . . . 19
Participants . . . . . . . . . . . . . . . . . . . . 32
Paying Agent . . . . . . . . . . . . . . . . . . . . 41
Payment Account. . . . . . . . . . . . . . . . . . . 39
Payment Date . . . . . . . . . . . . . . . . . . . . .9
Percentage Interest. . . . . . . . . . . . . . . . . 41
Permitted Investments. . . . . . . . . . . . . . . . 39
Principal Prepayments. . . . . . . . . . . . . . . . 38
PTCE . . . . . . . . . . . . . . . . . . . . . . . . 90
Purchase Price . . . . . . . . . . . . . . . . . . . 29
Rating Agency. . . . . . . . . . . . . . . . . . . . 12
Realized Loss. . . . . . . . . . . . . . . . . . . . 46
Record Date. . . . . . . . . . . . . . . . . . . . . 41
Registration Statement . . . . . . . . . . . . . . . .3
Relief Act . . . . . . . . . . . . . . . . . . . . . 80
REO Mortgage Loan. . . . . . . . . . . . . . . . . . 54
Reserve Fund . . . . . . . . . . . . . . . . . . . . 49
Residential Funding. . . . . . . . . . . . . . . . . .6
Revolving Credit Loans . . . . . . . . . . . . . . . .1
Securities . . . . . . . . . . . . . . . . . . . . . .1
Securityholders. . . . . . . . . . . . . . . . . . . 37
Sellers. . . . . . . . . . . . . . . . . . . . . . . 18
Senior/Subordinate Series. . . . . . . . . . . . . . 31
Servicing Advances . . . . . . . . . . . . . . . . . 40
Servicing Agreement. . . . . . . . . . . . . . . . . 52
SMMEA. . . . . . . . . . . . . . . . . . . . . . . . 12
Special Hazard Insurance Policy. . . . . . . . . . . 46
Special Hazard Loss. . . . . . . . . . . . . . . . . 46
Spread . . . . . . . . . . . . . . . . . . . . . . . .6
Strip Note . . . . . . . . . . . . . . . . . . . . . .7
Subordinate Securities . . . . . . . . . . . . . . . .8
Subservicers . . . . . . . . . . . . . . . . . . . . 21
Subservicing Account . . . . . . . . . . . . . . . . 38
Subservicing Agreement . . . . . . . . . . . . . . . 31
Terms and Conditions . . . . . . . . . . . . . . . . 35
Title V. . . . . . . . . . . . . . . . . . . . . . . 79
Title VIII . . . . . . . . . . . . . . . . . . . . . 79
Trust Agreement. . . . . . . . . . . . . . . . . . . .1
Trust Fund . . . . . . . . . . . . . . . . . . . . . .1
UCC. . . . . . . . . . . . . . . . . . . . . . . . . 74
Unaffiliated Sellers . . . . . . . . . . . . . . . . 18

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT

Summary....................................................................  S-3
Risk Factors............................................................... S-10
Description of the Mortgage Pool........................................... S-11
Servicing of Revolving Credit Loans........................................ S-19
The 1996-HS3 LLC........................................................... S-22
The Issuer................................................................. S-22
The Owner Trustee.......................................................... S-22
The Indenture Trustee...................................................... S-23
The Credit Enhancer........................................................ S-23
Description of the Securities.............................................. S-24
Description of the Policy.................................................. S-33
Certain Yield and Prepayment Considerations................................ S-33
Description of the Purchase Agreement...................................... S-37
Description of the Servicing Agreement..................................... S-39
Description of the Trust Agreement and Indenture........................... S-40
Certain Federal Income Tax Consequences.................................... S-42
Erisa Considerations....................................................... S-42
Legal Investment........................................................... S-42
Method of Distribution..................................................... S-43
Experts.................................................................... S-43
Legal Matters.............................................................. S-43
Ratings.................................................................... S-44
Appendix A.................................................................  A-1

                                  PROSPECTUS

Additional Information.....................................................    2
Reports to Noteholders.....................................................    2
Incorporation of Certain Information by Reference..........................    2
Summary of Prospectus......................................................    4
Risk Factors...............................................................    9
The Mortgage Pools.........................................................   13
Revolving Credit Loan Program..............................................   16
Description of the Notes...................................................   23
Description of Credit Enhancement..........................................   33
The Company................................................................   38
Residential Funding Corporation............................................   38
Servicing of Revolving Credit Loans........................................   38
The Agreements.............................................................   43
Yield and Prepayment Considerations........................................   46
Certain Legal Aspects of Revolving Credit Loans and
 Related Matters...........................................................   51
Certain Federal Income Tax Consequences....................................   60
State and Other Tax Consequences...........................................   66
ERISA Considerations.......................................................   66
Legal Investment Matters...................................................   67
Use of Proceeds............................................................   68
Methods of Distribution....................................................   68
Legal Matters..............................................................   69
Financial Information......................................................   69
Index of Principal Definitions.............................................   70

RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

$247,244,000

HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 1996-HS3



RESIDENTIAL FUNDING
SECURITIES CORPORATION

MORGAN STANLEY & CO.
INCORPORATED



PROSPECTUS SUPPLEMENT
OCTOBER 24, 1996